As filed with the Securities and Exchange Commission on May 12, 2022

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDALLION RESOURCES LTD.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	3330	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

325 Howe Street, Suite 410

Vancouver, British Columbia, Canada V6C 1Z7

(604) 681-9558
(Address and telephone number of principal executive offices)

With copies to:

Joseph M. Lucosky, Esq. Thomas D. Twedt, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: 732-395-4511 Fax No.: (732) 395-4401	Ross Carmel, Esq. Jeffrey Wofford, Esq. Carmel, Milazzo & Feil LLP 55 W 39th Street, 18th Floor New York, NY 10018 Tel: 212-658-0458 Fax: 646-838-1314

[●]

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION DATED [ ] , 2022

PRELIMINARY PROSPECTUS

Medallion Resources Ltd.

[2,000,000] Units

Each Unit Consisting of

One Common Share and

One Warrant to Purchase One Common Share

This is the initial public offering in the United States of [2,000,000] units (the “Units”) of Medallion Resources Ltd., a British Columbia corporation. Each Unit consists of one Common Share (the “Common Shares”) and one warrant (the “Warrant”) to purchase one Common Share (with an exercise price no less than 100% of the price of each Unit sold in this offering). The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The Common Shares and Warrants are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Our Common Shares are currently trading on the TSX Venture Exchange (the “TSXV”) under the symbol “MDL”, the OTCQB under the symbol “MLLOF,” and the Frankfurt Stock Exchange under the symbol “MRDN”. The public offering price and underwriting discount in respect of the Units used in this preliminary prospectus corresponds to an assumed public offering price per share of USD [5.00] per Unit.

We have applied to list our Common Shares and Warrants on the Nasdaq Capital Market under the symbols “MDL” and “MDLW” respectively. There can be no assurance that we will be successful in listing our Common Shares or Warrants on the Nasdaq Capital Market.

Except as otherwise indicated, information in this prospectus, other than as set forth in our financial statements and the notes thereto, reflect an assumed one for [forty-five] (1-for-[45]) reverse stock split of our Common Shares, which we refer to as the “Reverse Split” to be effective immediately prior to the effective date of the registration statement of which this prospectus forms a part.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying our securities.

We are an “emerging growth company” as defined under the federal securities laws and may elect to comply with reduced public company reporting requirements. Please read “Implications of Our Being an Emerging Growth Company” beginning on page 4 of this prospectus for more information.

	Per Unit(1)		Total
Offering price	USD	[5.00]	USD	[10,000,000]
Underwriter’s discounts and commissions(2)	USD	[0.325]	USD	650,000]
Proceeds to us before expenses(3)	USD	[4.675]	USD	9,350,000

(1)	The public offering price and underwriting discount in respect of the Units corresponds to an assumed public offering price of USD [5.00] per Unit. Each Unit consists of one Common Share and one Warrant to purchase one Common Share.

(2)	We have also agreed to issue warrants to purchase [130,000] Common Shares to the representative of the underwriters and to reimburse the representative of the underwriters for certain expenses. This table depicts broker-dealer commissions of 6.5% of the gross offering proceeds. Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 2% of the public offering price payable to the representative. See “Underwriting” on page 84 for additional disclosure regarding underwriting discounts and commissions, overallotments, and reimbursement of expenses.

(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option we have granted to the representative of the underwriters as described below and (ii) warrants being issued to the representative of the underwriters in this offering.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted a 45-day option to the representative of the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional [375,000] Units from us at the public offering price of USD [5.00] per Unit less the underwriting discounts payable by us, solely to cover over-allotments, if any.

The underwriters expect to deliver the securities against payment in New York, New York on or about [●], 2022.

Sole Book-Running Manager

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” starting page of this prospectus.

Many of those risks and factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board of Directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” “Medallion”, “we,” “our,” or “us” in this prospectus mean Medallion Resources Ltd., a British Columbia corporation, and its subsidiaries;

●	assumes a public offering price of USD [5.00] per Unit and a per share exercise price for the Warrants underlying the Units of no less than 100% of the price of each Unit sold in this offering;

●	“year” or “fiscal year” means the Company’s fiscal year ending March 31st;

●	all $ references in the text of this prospectus refer to Canadian dollars; and

●	all USD or US$ references in this prospectus refer to the U.S. dollar.

INDUSTRY AND DATA FORECASTS

This prospectus contains data related to the REE industry. These industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The REE industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Common Shares. In addition, the rapidly changing nature of the REE industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors,” before deciding whether to buy our securities.

Overview

Our objective is to become a technology leader within the industries essential to the generation, storage, and efficient use of clean energy. Our Strategic Plan, announced on April 26, 2022, includes a strengthened executive leadership team, listing of our Common Shares on the Nasdaq Capital Market, and rebranding as Medallion Innovations Corp. to better reflect our future direction.

Our focus has been to identify and develop innovative technologies for the rare earth element (“REE”) industry that are lower cost and reduce the environmental and social impacts of production when compared with incumbent technologies.

Our Strategic Plan is intended to enhance our existing REE processing technology portfolio by identifying, incubating and gaining exclusive rights to the commercialization of additional innovative technology platforms across the entire REE value chain and broadening our focus to include other high-performance materials. We believe that our technology portfolio will facilitate the production of materials, deployment of processes, and generation of essential data for the global clean energy transition.

The clean energy transition, involving the widespread generation of renewable energy and the electrification of transport, is now demonstrating dramatic growth that is at risk because of weaknesses in global supply chains. Our Strategic Plan reflects the global shift from a fossil fuel-based economy to a minerals-based economy centered on “friendly nation” supply chains and is intended to position us for better access to capital and the ability to build a team with essential skills and experience in technology development and commercialization needed to execute on our Strategic Plan.

We believe it is essential that minerals required for the clean energy transition be produced in accordance with environmental, social & governance (“ESG”) best practices. The production of electric vehicles (“EVs”) and clean energy technologies should not cause harm to the communities or the environment where they are produced.

Upon listing of our Common Shares on Nasdaq Capital Market, Alfredo Ramos Plasencia will join us as Chief Executive Officer and director, while Dr. Kurt Forrester, who joined our Board of Directors in March 2022, will transition to our leadership team as Chief Technology Officer. Mark Saxon will continue as a director and assume a business development role focused on mining industry opportunities.

Our initial focus is to continue commercialization of our two REE processing technologies:

●	the Medallion Monazite Process (“MMP”) developed by us; and

●	the Ligand Assisted Displacement (“LAD”) Chromatography REE separation process developed by Purdue University and licensed by us from Purdue Research Foundation (“Purdue”) to separate REEs from all raw material feed stocks excluding coal sources and recycled materials from manufacturing wastes and recyclates from battery and magnet sources.

We are evaluating a proprietary and privately-owned metallization process, where REE compounds are converted to REE metal, a crucial step in the production of high strength REE permanent magnets. Our evaluation is ongoing, and there can be no assurance as to when we might acquire rights to the technology underlying this process, if at all.

As part of our new Strategic Plan, we are building the team and capital structure to enable replication of the evaluation and commercialization approach that identified and acquired rights to the LAD Chromatography process and identification of the REE metallization and recycling technology. This methodology includes evaluation of commercial needs, assessment of alternative technologies, identification of undervalued disruptive technology, and support for commercial development of additional intellectual property (“IP”) with clear paths to commercialization.

We are in the development stage and currently have no revenue producing activities.

Our registered office is 325 Howe Street, Suite 410, Vancouver, British Columbia, V6C 1Z7.

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Our Opportunity

Our objective is to identify, evaluate and, as appropriate, acquire and commercially develop innovative intellectual property related to the production of materials, processes and data critical to the clean energy transformation.

In May 2021, the International Energy Agency (“IEA”) published an extensive flagship report on critical minerals that stated, “Building solar photovoltaic (PV) plants, wind farms and electric vehicles (EVs) generally requires more minerals than their fossil fuel-based counterparts. A typical electric car requires six times the mineral inputs of a conventional car, and an onshore wind plant requires nine times more mineral resources than a gas-fired power plant.” (The Role of Critical Minerals in Clean Energy Transitions, IEA, Paris https://www.iea.org/reports/the-role-of-critical-minerals-in-clean-energy-transitions.)

The IEA report also stated, “The prospect of a rapid increase in demand for critical minerals – well above anything seen previously in most cases – raises huge questions about the availability and reliability of supply. In the past, strains on the supply-demand balance for different minerals have prompted additional investment and measures to moderate or substitute demand. But these responses have come with time lags and have been accompanied by considerable price volatility. Similar episodes in the future could delay clean energy transitions and push up their cost. Given the urgency of reducing emissions, this is a possibility that the world can ill afford.”

This fundamental change in consumption of critical minerals is occurring at a time of heightened supply chain vulnerability, which has been further exacerbated by the COVID-19 pandemic and recent geopolitical instability.

We expect that this challenge will require access to and investment in more efficient and effective processing technologies including the extraction of critical minerals as byproducts of other activities, and increased recycling of critical minerals from end-of-life products – the circular economy.

We believe that our best opportunities lie between proof of concept and the start of pilot work, where nascent technologies have been identified but not optimized and Medallion’s leadership can contribute with its extensive expertise in technology development, innovation management and business development to accelerate commercialization of emerging technologies.

REE permanent magnets are critical components of motors in EVs, generators in wind turbines and are an essential part of the modern economy, performing core functions in components critical to clean energy, transportation, consumer electronics, medical equipment, robotics, and national defense.

We developed the MMP to address health, safety, environmental and economic challenges associated with established processing technology. We identified the need for better technology solutions, undertook internal research and process engineering, and developed MMP to be ready for scale-up to demonstration plant and then commercial scale operations.

MMP extracts mixed REE concentrate from monazite, which is a byproduct of heavy mineral sand mining that is generally stockpiled. The MMP adds value to a material that is already mined, so there is no incremental mining activity.

We also identified the need to separate salable REE compounds from mixed concentrates using less energy and fewer reagents than current standard practice. We completed extensive technical evaluation of alternative technologies and identified the LAD Chromatography process as a potential market-leading opportunity for separating REEs from all raw material feed stocks excluding coal sources and recycled materials from manufacturing wastes and recyclates from battery and magnet sources.

We anticipate the LAD Chromatography process can reduce capital and operating costs for REE separation compared with incumbent technologies, and be readily adaptable to multiple feedstocks, including but not limited to monazite.

On March 28, 2022, following a technology review, we secured exclusive rights to evaluate a proprietary, privately-owned metallization process, where REE compounds are converted to REE metal, a crucial step in the production of high performance REE permanent magnets. There are few entities outside China that have this metallization capacity.

This innovative technology could enable conversion of REE compounds to metal in a continuous process, requiring less energy than incumbent processes and without toxic fluorine chemistry.

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If the evaluation is positive, we will seek to secure exclusive rights to the technology at which point we would have a full suite of REE processing technologies from upstream concentrate to downstream alloy feedstock for magnet manufacturing.

Commercially, our methodology is to use an enhanced licensing model whereby we receive performance-related compensation or, alternatively, build, own, and operate a specialized processing plant to convert a range of low value feedstocks to high value materials.

We expect that our technical and commercial methodologies will allow us to create tangible value in addition to and in advance of potential cash flow from operations or enhanced licensing fees. For example, we have entered into a non-binding letter of intent with ACDC Metals Pty Ltd, a privately-held Australian company that is seeking to develop heavy mineral sand projects in eastern Australia. We have already received founders’ stock in ACDC and, under the terms of the Letter of Intent, would receive milestone payments as ACDC advances its projects.

In conjunction with implementing this Strategic Plan, we intend to rebrand as Medallion Innovations Corp.

Consent Solicitation

Implementation of the Up-Listing will require the Company to take certain actions in order to comply with the Initial Listing Requirements under Nasdaq Rules 5505(a) and 5505(b)(1) including a reverse split of our Common Shares in order to meet the minimum bid price of USD 4.00 per share.

At our Annual General and Special Meeting of Shareholders to be held on May 27, 2022, our shareholders will be asked to consider and approve resolutions (the “Up-List Resolutions”) to authorize the Board of Directors to proceed with listing our Common Shares on Nasdaq Capital Market, completing a Reverse Split of our Common Shares up to one for ninety (1-for-90), and, if the Board of Directors determines that it is in the best interest of the Company at the time, delisting our Common Shares from the TSXV once trading of our Common Shares has been established on the Nasdaq Capital Market.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which may be less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Implications of being an Emerging Growth Company

As a company with less than USD 1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may choose to take advantage of some or all of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Accordingly, such information may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies.

Risk Factor Summary

Our business is subject to a number of risks and uncertainties, including those highlighted immediately following this summary. Some of these risks are:

●	we may be adversely affected by fluctuations in demand for, and prices of, REE products or other critical minerals for which we develop or acquire processing technology;

●	the success of our business will depend, in part, on the continued growth of existing and emerging uses for REE and other critical mineral products and the continued availability of REE and other critical mineral feedstock;

●	an increase in the global supply of REE products or other critical minerals for which we develop or are goin to acquire processing technology, dumping and/or predatory pricing by our competitors may materially adversely affect our ability to raise capital, develop our projects or operate profitably;

●	the success of our business may depend, in part, on the establishment of new uses and markets for REE products or other critical minerals for which we develop or are going to acquire processing technology, and our ability to identify and secure right to innovative technologies to support the clean energy transition;

●	we are subject to significant governmental regulations, including permitting, licensing and approval processes that affect our operations and could impact the cost and timing of conducting our business;

●	our activities are subject to environmental risks and compliance with environmental laws and regulations that are increasing and costly;

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●	changes in China’s political environmental and policies, including changes in export policy or the interpretation of China’s export policy and policy on rare earths production or the import of rare earth feedstock may adversely affect our financial condition and results of operations;

●	our business may be materially adversely affected by the continuation or escalation of the COVID-19 pandemic;

●	we may not be successful in entering into licensing agreements or feedstock supply agreements with other companies or organizations;

●	the ability of potential feedstock suppliers may depend on mineral exploration, development and mining, which may not be commercially successful and are potentially hazardous and subject to conditions or events beyond our control, which could have a material adverse effect on our business or plans;

●	we operate in a highly competitive industry;

●	a shortage of equipment and supplies could adversely affect our ability to operate our business;

●	our operations are dependent upon key personnel, the loss of which would be detrimental to our business; and

●	joint venture and other partnerships may expose us to risks.

THE OFFERING

Issuer	Medallion Resources Ltd.

Securities offered by us	[2,000,000] Units, each Unit consisting of one Common Share and one Warrant to purchase one Common Share. Each Warrant will have an exercise price no less than 100% of the public offering price of one Unit, is exercisable immediately and will expire five (5) years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The Common Shares and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Over-allotment option	We have granted a 45-day option to the representative of the underwriters to purchase up to an additional [300,000] Units at a price of USD [5.00] per Unit less the underwriting discounts payable by us, solely to cover over-allotments, if any.

Common Shares outstanding prior to this offering	70,194,437 ([1,559,877] following the Reverse Split).

Common Shares to be outstanding after this offering	[3,559,877] shares (or [3,859,877] shares if the underwriters exercise their over-allotment option to purchase additional Common Shares in full).

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Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately USD [9.0] million, or approximately USD [10.4] million if the underwriters exercise their over-allotment option to purchase additional Common Shares and Warrants in full, assuming an offering price of USD [5.00] per Unit after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering primarily for general corporate purposes, including working capital, expanded sales and marketing activities, increased research and development expenditures and funding our growth strategies. See “Use of Proceeds” for additional information.

Description of the Warrants	The exercise price of the Warrants is no less than 100% of the public offering price of one Unit. Each Warrant is exercisable for one Common Share, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Shares as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. This prospectus also relates to the offering of the Common Shares issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Share Capital —Warrants” in this prospectus.

Representative’s Warrant	The registration statement of which this prospectus is a part also registers warrants (the “Representative’s Warrants”) to purchase up to [130,000] Common Shares to be issued the underwriters (and up to [149,500] Common Shares if the Representative’s overallotment option is exercised in full), which is equal to 6.5% of the Units offered hereby, as a portion of the underwriting compensation payable in connection with this offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the five (5) year period commencing 180 days following the commencement of sales pursuant to the registration statement of which this prospectus is a part at an exercise price of USD 0.01. Please see “Underwriting—Representative’s Warrants” for a description of these warrants.

Proposed Nasdaq Capital Market	We have applied to list our Common Shares and Warrants on the Nasdaq Capital Market under the symbol “MDL” and “MDLW” respectively. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Common Shares and Warrants.

Lock-up	We, our directors, executive officers, and shareholders who own 5% or more of our outstanding Common Shares have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Shares or securities convertible into Common Shares for a period of ninety (90) days commencing on the date of this prospectus. See “Underwriting” for additional information.

Transfer Agent, Registrar and Warrant Agent	Computershare Limited.

Risk Factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our securities.

The number of shares of our Common Shares to be outstanding after this offering is based on 70,194,437 ([1,559,877] shares following the Reverse Split) of our Common Shares outstanding, as of December 31, 2021, and excludes:

●	5,616,250 shares ([124,806] shares following the Reverse Split) of our Common Shares issuable upon the exercise of stock options outstanding under our 2022 Stock Option Plan (the “Stock Option Plan”);

●	1,403,193 Common Shares ([31,183] Common Shares following the Reverse Split) reserved for future issuance under our Stock Option Plan;

●	9,976,574 Common Shares ([221,702] Common Shares following the Reverse Split) issuable upon the exercise of outstanding warrants;

●	up to [2,000,000] Common Shares issuable upon the exercise of the Warrants included in the Units offered hereby; and

●	up to [130,000] Common Shares issuable upon exercise of the Representative’s Warrants, which will have an exercise price per share equal to USD 0.01 per share.

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Unless we specifically state otherwise, the information in this prospectus assumes no exercise by the underwriter of the over-allotment option.

Implementation of the Up-Listing will require the Company to take certain actions in order to comply with the Initial Listing Requirements under Nasdaq Rules 5505(a) and 5505(b)(1) including a reverse split of our Common Shares in order to meet the minimum bid price of USD 4.00 per share.

At our Annual General and Special Meeting of Shareholders to be held on May 27, 2022, our shareholders will be asked to consider and approve resolutions (the “Up-List Resolutions”) to authorize the Board of Directors to proceed with listing our Common Shares on Nasdaq Capital Market, completing a Reverse Split of our Common Shares up to one for ninety (1-for-90], and, if the Board of Directors determines that it is in the best interest of the Company at the time, delisting our Common Shares from the TSXV once trading of our Common Shares has been established on the Nasdaq Capital Market.

SUMMARY FINANCIAL DATA

The following summary data from the consolidated statements of comprehensive loss for the nine months ended December 31, 2021 and 2020 and for the fiscal years ended March 31, 2021, and 2020, and the consolidated statements of financial position data as of December 31, 2021 and 2020 and March 31, 2021 and 2020. Per share amounts presented below have not been adjusted for the Reverse Split.

Our management believes that the assumptions underlying our financial statements are reasonable. You should not view our historical results as an indicator of our future performance.

Selected Data from the Unaudited Condensed Consolidated Interim Statements of Comprehensive Loss

(In Canadian dollars, except number of shares)

	Nine Months Ended December 31, 2021	Nine Months Ended December 31, 2020
Expenses
Consulting Fees	$(79,816)	$(242,445)
Director Fees	$(40,500)	$(9,000)
Investor Relations	$(149,228)	$(122,633)
Management Fees	$(161,205)	$(173,523)
General and Administrative Costs	$(127,548)	$(156,929)
Research Costs	$(485,569)	$(132,746)
Non-cash Share-Based Compensation	$(84,090)	$(566,098)
Other Items
Foreign Exchange Gain (Loss)	$184	(9,354)
Government Assistance	$-	-
Fair Value Gain (Loss) on Investments	$410,094
Net Income (Loss)	$(717,678)	$(1,412,728)
Net loss per share pre-Reverse Split	$(0.01)	$(0.03)
Weighted Average number of shares outstanding pre-Reverse Split (1)	69,474.464	54,474,410

7

Selected Data from the Consolidated Statements of Comprehensive Loss

(In Canadian dollars, except number of shares)

	For the Year Ended March 31, 2021	For the Year Ended March 31, 2020
Expenses
Consulting Fees	$(242,535)	$(422,812)
Director Fees	$(22,500)	$-
Investor Relations	$(182,556)	$(108,225)
Management Fees	$(222,981)	$(149,728)
General and Administrative Costs	$(229,733)	$(146,256)
Research Costs	$(275,787)	$(283,597)
Share-Based Compensation	$(715,522)	$(166,413)
Other Items
Foreign Exchange Loss	$(9,636)	-
Government Assistance	$-	83,104
Net income (loss)	$(1,901,250)	$(1,193,927)
Net loss per share pre-Reverse Split	$(0.03)	$(0.03)
Weighted Average number of shares outstanding pre-Reverse Split (2)	57,170,225	42,965,302

Selected Data from the Unaudited Condensed Consolidated Interim Statements of Financial Position

(In Canadian dollars, except number of shares)

	As of December 31, 2021	As of December 31, 2020
Cash	$1,073,827	$1,528,686
Receivables and Prepaid Expenses	$32,769	$61,631
Investments	$441,840	$-
Technology License and Equipment	$461,979	$-
Total Assets	$2,010,415	$1,590,317
Accounts Payable and Accrued Liabilities	$102,613	$35,767
Amount Due to Related Parties	$-	$75,306
Promissory Note Payable	$-	$-
Total Liabilities	$102,613	$111,073
Share Capital 70,194,437 (3) Common Shares pre-Reverse Split	$23,563,179	$21,479,191
Reserves	$4,701,127	$5,150,357
Deficit	$(26,356,504)	$(25,150,304)
Total Shareholder’s Equity	$1,907,802	$1,479,244

Selected Data from the Consolidated Statements of Financial Position

(In Canadian dollars, except number of shares)

	As of March 31, 2021	As of March 31, 2020
Cash	$2,081,232	$138,104
Receivables and Prepaid Expenses	$54,192	$27,421
Total Assets	$2,135,424	$165,525
Accounts Payable and Accrued Liabilities	$73,353	$101,866
Amount Due to Related Parties	$5,681	$234,200
Total Liabilities	$79,034	$336,066
Share Capital 57,170,225 (4) Common Shares pre-Reverse Split	$23,011,915	$19,321,993
Reserves	$4,683,301	$4,245,042
Deficit	$(25,638,826)	$(23,737,576)
Total Shareholder’s Equity (Deficit)	$2,056,390	$(170,541)

(1)

Represents weighted average of 69,474,464 Common Shares outstanding during the nine months ended December 31, 2021 ([1,543,877] after a 1-for-[45] Reverse Split) and weighted average of 54,474,410 Common Shares outstanding during the nine months ended December 31, 2020 ([1,210,542] after a 1-for-[45] Reverse Split) for the purposes of this registration statement of which this prospectus is a part.

(2)

Represents weighted average 57,170,225 Common Shares outstanding during the year ended March 31, 2021 ([1,270,449] after a 1-for-[45] Reverse Split) and weighted average of 42,965,302 Common Shares outstanding during the year ended March 31, 2020 ([954,784] after a 1-for-[45] Reverse Split) for the purposes of this registration statement of which this prospectus is a part.

(3)

Represents 70,194,437 Common Shares outstanding as of December 31, 2021 ([1,559,887] after a 1-for-[45] Reverse Split) for the purposes of this registration statement of which this prospectus is a part.

(4)	Represents 57,170,225 Common Shares outstanding as of March 31, 2021 ([1,039,459] after a 1-for-[45] Reverse Split) for the purposes of this registration statement of which this prospectus is a part.

8

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our condensed consolidated financial statements and related notes. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business

Our results of operations could be adversely affected by health outbreaks such as the COVID-19 pandemic.

A significant outbreak, epidemic, or pandemic of contagious diseases in any geographic area in which we operate or plan to operate could result in a health crisis adversely affecting the economies, financial markets and overall demand for our services in such areas. In addition, any preventative or protective actions that governments implement or that we take in response to a health crisis, such as travel restrictions, quarantines, or site closures, may interfere with the ability of our employees, suppliers, and customers to perform their responsibilities. Such results could have a material adverse effect on our business development.

The continuing global COVID-19 pandemic has created significant volatility, uncertainty and economic disruption. The extent to which the COVID-19 pandemic continues to impact our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including: the duration and scope of the pandemic; governmental, business and individuals’ actions, including vaccination requirements, that have been and continue to be taken in response to the pandemic; the impact of the pandemic on economic activity and actions taken in response; the effect on future suppliers demand for our processing technologies and our future customers’ demand for our products; any closures of our and our suppliers’ or customers’ offices and facilities; and the need for enhanced health and hygiene requirements or social distancing or other measures in attempts to counteract future outbreaks in our offices and facilities. Potential business partners (feedstock suppliers and REE customers) may also slow down decision-making, delay planned work or seek to terminate existing agreements. Any of these events could adversely affect our business development and financial condition.

To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

9

Our financial statements contain an explanatory paragraph regarding uncertainty as our ability to raise capital and therefore cast substantial doubt about our ability to continue as a going concern.

Our audited consolidated financial statements were prepared assuming that we will continue as a going concern. However, the report of our independent registered public accounting firm included elsewhere in this prospectus contains an explanatory paragraph on our consolidated financial statements stating there is substantial doubt about our ability to continue as a going concern, meaning that we may not be able to continue in operation for the foreseeable future or be able to realize assets and discharge liabilities in the ordinary course of operations. Such an opinion could materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise. There is financing will be available when needed to allow us to continue as a going concern. The perception that we may not be able to continue as a going concern may also make it more difficult to raise additional funds or operate our business due to concerns about our ability to meet our contractual obligations.

Based on current operating plans and together with cash flows from operating activities, available debt financing arrangements and financial support from our shareholders, who may provide us additional equity financing in the case we are not able to meet our financial liabilities, we believe that we have resources to fund our operations until May 2022 but may require further funds to finance our activities thereafter. We may also consider potential financing options with banks or other third parties.

We are a growth-stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the near-term.

We incurred total comprehensive losses for the years ended March 31, 2021, and the year ended March 31, 2020. We believe we will continue to incur operating and net losses for the near-term. Even if we achieve profitability, there can be no assurance that we will be able maintain profitability in the future. Our potential profitability is particularly dependent upon the continued adoption of EVs and PVs by consumers, the widespread adoption of electric trucks and other vehicles, and other electric transportation modalities, and solar photovoltaic plants, which may not occur. Further, EVs and PVs are a developing technology, and our future business performance is dependent upon our ability to supply critical minerals to these consumers that require them to support their businesses. If EVs and PVs commoditize and prices decrease more rapidly than we have forecasted, our market share and results of operations may be adversely impacted.

We may be adversely affected by fluctuations in demand for, and prices of, rare earth products.

We expect to derive revenues, if any, from the sale of REEs and other critical minerals. Changes in demand for, and the market price of, these minerals could significantly affect us. The value and price of our Common Shares and our financial results may be significantly adversely affected by declines in the prices of REE and other critical minerals and products. Rare earth minerals and related product prices may fluctuate and are affected by numerous factors beyond our control, such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the U.S. dollar against foreign currencies on the world market, global and regional supply and demand for rare earth minerals and products, and the political and economic conditions of countries that produce rare earth minerals and products.

A prolonged or significant economic contraction in the United States or worldwide could put downward pressure on market prices of rare earth minerals and products. Protracted periods of low prices for rare earth minerals and products could significantly reduce future revenues and the availability of required development funds in the future. This could cause substantial reductions to, or a suspension of, REE production operations and impair asset values.

Extended periods of high commodity prices may create economic dislocations that may be destabilizing to rare earth minerals supply and demand and ultimately to the broader markets. Periods of high rare earth mineral market prices generally are beneficial to us. However, strong rare earth mineral prices also create economic pressure to identify or create alternate technologies that ultimately could depress future long-term demand for rare earth minerals and products, and at the same time may incentivize development of otherwise marginal mining properties.

10

The availability of REE- and other critical mineral bearing feedstock and the commercial terms off such material may be affected by changes in the REE market.

Demand for REE products is impacted by demand for downstream products incorporating rare earth minerals, including hybrid and electric vehicles, wind power equipment and other clean technology products, as well as demand in the general automotive, electronics, robotics, and medical device industries. Lack of growth in these markets could adversely affect the demand for REE products, which would have a material adverse effect on our business. In contrast, periods of high REE prices are generally beneficial to us; however, strong REE prices, as well as real or perceived disruptions in the supply of REE, also create economic pressure to identify or create non-REE alternate technologies that ultimately could reduce future long-term demand for REE products, and at the same time may incentivize development of otherwise marginal mining properties. As a result of the global pandemic and general economic slowdown during 2020, for instance, REE prices declined during the first half of the year. In late 2020 REE prices began to rise as first China’s economy and then the rest of the world economies began recovering from the COVID-19 impact. Protracted periods of low prices for REE products could significantly reduce our ability to develop our projects and, if we attain commercial production, to maintain profitable operations. If prices or demand for REEs were to decline, our share price would likely decline, and this could also impair our ability to obtain the funding needed for our projects, and our ability to find purchasers for our products at prices acceptable to us or at all.

The success of our business will depend, in part, on the continued growth of existing and emerging uses for REE and other critical minerals products.

The success of our business will depend, in part, on the growth of existing and emerging uses for REE and other critical mineral products. Our strategy is to develop rare earth products, including neodymium praseodymium (“NdPr”), which are used in critical existing and emerging technologies, such as hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies. The success of our business depends on the continued growth of these end markets and successfully commercializing REE, including NdPr, in such markets. If the market for these critical existing and emerging technologies does not grow as we expect, grows more slowly than we expect, or if the demand for our products in these markets decreases, then our business, prospects, financial condition and operating results could be harmed. In addition, the market for these technologies tends to be cyclical, which exposes us to increased volatility, and it is uncertain as to how such macroeconomic factors will impact our business. Any unexpected costs or delays in the commercialization of our Medallion Monazite Process or LAD Chromatography process, or less than expected demand for the critical existing and emerging technologies that use rare earth products, could have a material adverse effect on our financial condition or results of operations.

An increase in the global supply of rare earth products, dumping and/or predatory pricing by our competitors may materially adversely affect our ability to raise capital, develop our projects or operate profitably.

The pricing and demand for REE products is affected by a number of factors beyond our control, including growth of economic development and the global supply and demand for REE products. REE supply markets continue to be dominated by production from China, which produced an estimated 60% of the global REE mine production in 2021. China also dominates the manufacture of metals, neodymium iron boron (“NdFeB”) magnets and other products from REE. The threat of increased competition may lead our competitors to engage in predatory pricing behavior or manipulation of the available supply of REEs. Advanced technology in recycling REEs may also impact supply and prices. Any increase in the amount of REE products exported from other nations and increased competition may result in price reductions, reduced margins, or loss of potential market share, any of which could materially adversely affect our business. As a result of these factors, we may not be able to compete effectively against our future competitors.

The success of our business may depend, in part, on the establishment of new uses and markets for rare earth products.

The success of our business may depend, in part, on the establishment of new markets by us or third parties for certain rare earth products. Although we plan to produce rare earth products for use in end-products such as NdFeB magnets, which are used in critical existing and emerging technologies (hybrid and electric vehicles, wind power turbines, oil refining catalysts and compact fluorescent lighting), the success of our business may depend on the creation of new markets in addition to the successful commercialization of REE products in existing and emerging markets. Any unexpected costs or delays in the commercialization of any of the foregoing products or applications could have a material adverse effect on our ability to develop our projects or operate our business profitably.

11

Our failure to maintain certification could adversely affect our business.

International risks and violations of international regulations may significantly reduce our future revenue and profits, and subject us to criminal or civil enforcement actions, including fines, suspensions, or disqualification from future U.S. federal procurement contracting. Although we have policies and procedures to monitor legal and regulatory compliance, our employees, subcontractors, and agents could take actions that violate these requirements. As a result, our international risk exposure may be more or less than the percentage of revenue attributed to our international operations.

If we fail to complete a project in a timely manner, miss a required performance standard, or otherwise fail to adequately perform on a project, then we may incur a loss on that project, which may reduce or eliminate our overall profitability.

Licensing our MMP process or installing a LAD Chromatography processing facility may require us to provide performance standards such as milestones or guarantees. If we fail to meet those standards, we may either incur significant additional costs or be held responsible for the costs to rectify damages due to late completion or failure to achieve the required performance standards. Failure to meet performance standards or complete performance on a timely basis could also adversely affect our reputation.

If our business partners fail to perform their contractual obligations, we could be exposed to legal liability, loss of reputation and profit reduction or loss on the project.

We routinely enter into subcontracts and joint ventures, teaming arrangements, and other contractual arrangements. Success under these arrangements depends in large part on whether our business partners fulfill their contractual obligations satisfactorily. In addition, when we operate through a joint venture in which we are a minority holder, we have limited control over many project decisions, including decisions related to the joint venture’s internal controls, which may not be subject to the same internal control procedures that we employ. If these unaffiliated third parties do not fulfill their contract obligations, the partnerships or joint ventures may be unable to adequately perform and deliver their contracted services. Under these circumstances, we may be obligated to pay financial penalties, provide additional services to ensure the adequate performance and delivery of the contracted services, and may be jointly and severally liable for the other’s actions or contract performance. These additional obligations could result in reduced profits and revenues or, in some cases, significant losses for us with respect to the joint venture, which could also affect our reputation in the industries we serve.

If our contractors and subcontractors fail to satisfy their obligations to us or other parties, or if we are unable to maintain these relationships, our revenue, profitability, and growth prospects could be adversely affected.

We depend on contractors and subcontractors in conducting our business. There is a risk that we may have disputes with our subcontractors arising from, among other things, the quality and timeliness of work performed by the subcontractor, client concerns about the subcontractor, or our failure to extend existing task orders or issue new task orders under a subcontract. In addition, if a subcontractor fails to deliver on a timely basis the agreed-upon supplies, fails to perform the agreed-upon services, or goes out of business, then we may be required to purchase the services or supplies from another source at a higher price, and our ability to fulfill our obligations as a prime contractor may be jeopardized. This may reduce the profit to be realized or result in a loss on a project for which the services or supplies are needed.

We also rely on relationships with other contractors when we act as their subcontractor or joint venture partner. The absence of qualified subcontractors with which we have a satisfactory relationship could adversely affect the quality of our service and our ability to perform under some of our contracts. Our future revenue and growth prospects could be adversely affected if other contractors eliminate or reduce their subcontracts or teaming arrangement relationships with us, or if a government agency terminates or reduces these other contractors’ programs, does not award them new contracts, or refuses to pay under a contract.

12

Our failure to meet contractual schedule or performance requirements that we have guaranteed could adversely affect our operating results.

In certain circumstances, we can incur liquidated or other damages if we do not achieve project completion by a scheduled date. If we or an entity for which we have provided a guarantee subsequently fails to complete the project as scheduled and the matter cannot be satisfactorily resolved with the client, we may be responsible for cost impacts to the client resulting from any delay or the cost to complete the project. Our costs generally increase from schedule delays and/or could exceed our projections for a particular project. In addition, project performance can be affected by a number of factors beyond our control, including unavoidable delays from governmental inaction, public opposition, inability to obtain financing, weather conditions, unavailability of vendor materials, changes in the project scope of services requested by our clients, industrial accidents, environmental hazards, labor disruptions and other factors. As a result, material performance problems for existing and future contracts could cause actual results of operations to differ from those anticipated by us and could cause us to suffer damage to our reputation within our industry and client base.

Continuing worldwide political, social, and economic uncertainties may adversely affect our revenue and profitability.

The last several years have been periodically marked by political, social and economic concerns, including decreased consumer confidence, the lingering effects of international conflicts, energy costs and inflation. This instability could affect our future business activities. Further, ongoing economic instability in the global markets could limit our ability to access the capital markets at a time when we would like, or need, to raise capital, which could have an impact on our ability to react to changing business conditions or new opportunities.

Our international operations expose us to legal, political, and economic risks in different countries as well as currency exchange rate fluctuations that could harm our business and financial results.

Minerals processing is an international business, and we anticipate activity in Canada, Australia, the European Union, and the United Kingdom as well as the United States. International business is subject to a variety of risks, including:

●	imposition of governmental controls and changes in laws, regulations, or policies;

●	lack of developed legal systems to enforce contractual rights;

●	greater risk of uncollectible accounts and longer collection cycles;

●	currency exchange rate fluctuations, devaluations, and other conversion restrictions;

●	uncertain and changing tax rules, regulations, and rates;

●	the potential for civil unrest, acts of terrorism, force majeure, war or other armed conflict, and greater physical security risks, which may cause us to have to leave a country quickly;

●	logistical and communication challenges;

●	changes in regulatory practices, including tariffs and taxes;

●	changes in labor conditions;

●	general economic, political, and financial conditions in foreign markets; and

exposure to civil or criminal liability under the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act, the Canadian Corruption of Foreign Public Officials Act, the anti-boycott rules, trade and export control regulations, as well as other international regulations.

13

We are subject to significant governmental regulations, including permitting, licensing and approval processes that affect our operations and could impact the cost and timing of conducting our business.

Our current and future activities will be governed by laws and regulations, including the following, among others:

●	laws and regulations governing mineral concession acquisition, prospecting, development, mining, processing, and production by feedstock suppliers;

●	laws and regulations related to exports, taxes and fees;

●	labor standards and regulations related to occupational health and mine safety;

●	laws and regulations relating to environmental protection concerning, among other things, waste management, transportation, and disposal of toxic and radioactive substances, land use, water, air and the protection of threatened and endangered species.

We believe that we hold, or are in the process of obtaining, all licenses and permits necessary to carry on the activities that we currently are conducting or propose to conduct in the near term under applicable laws and regulations. Such licenses and permits are subject to changes in regulations and changes in various operating circumstances. There can be no guarantee that we will be able to obtain all necessary licenses and permits that may be required to maintain the current or planned exploration, development and mining activities, including constructing mines and/or beneficiation and processing facilities, and commencing operations at our projects. In addition, if we proceed to production on our projects, we must obtain and comply with permits and licenses that may contain specific operating or other conditions. There can be no assurance that we will be able to obtain such permits and licenses or that we will be able to comply with any such conditions. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay planned exploration and development activities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions.

Parties engaged in mining operations may be required to compensate those suffering loss or damage relating to mining activities and may be subject to civil or criminal liability, fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations, cause increases in capital expenditures or production costs, or require abandonment or delays in the exploration or the development of projects.

We could be adversely affected by violations of the FCPA and similar worldwide anti-bribery laws.

The FCPA and similar anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. The U.K. Bribery Act of 2010 prohibits both domestic and international bribery, as well as bribery across both private and public sectors. In addition, an organization that “fails to prevent bribery” by anyone associated with the organization can be charged under the U.K. Bribery Act unless the organization can establish the defense of having implemented “adequate procedures” to prevent bribery. Improper payments are also prohibited under the Canadian Corruption of Foreign Public Officials Act. Local business practices in many countries outside the United States create a greater risk of government corruption than that found in the United States and other more developed countries. We cannot ensure that our policies and procedures will protect us from potential reckless or criminal acts committed by individual employees or agents. If we are found to be liable for anti-bribery law violations, we could suffer from criminal or civil penalties or other sanctions that could have a material adverse effect on our business.

We could be adversely impacted if we fail to comply with domestic and international export laws.

To the extent we export technical services, data and products outside of the United States, we are subject to U.S. and international laws and regulations governing international trade and exports, including but not limited to the International Traffic in Arms Regulations, the Export Administration Regulations, and trade sanctions against embargoed countries. A failure to comply with these laws and regulations could result in civil or criminal sanctions, including the imposition of fines, the denial of export privileges, and suspension or debarment from participation in U.S. government contracts, which could have a material adverse effect on our business.

14

Changes in tax laws could increase our tax rate and materially affect our results of operations.

We are subject to tax laws in the United States and numerous foreign jurisdictions. There are calls for changes to fiscal and tax policies, which may include comprehensive tax reform, in the United States and elsewhere. In addition, many international legislative and regulatory bodies have proposed and/or enacted legislation that could significantly impact how U.S. multinational corporations are taxed on foreign earnings. Many of these proposed and enacted changes to the taxation of our activities could increase our future taxes.

New legal requirements could adversely affect our operating results.

Our business and results of operations could be adversely affected by the passage of climate change, defense, environmental, infrastructure and other legislation, policies and regulations. Growing concerns about climate change may result in the imposition of additional environmental regulations. For example, legislation, international protocols, regulation or other restrictions on emissions could increase the costs of projects for our clients or, in some cases, prevent a project from going forward, thereby potentially reducing the need for our services. In addition, relaxation or repeal of laws and regulations, or changes in governmental policies regarding environmental, defense, infrastructure or other industries we serve could result in a decline in demand for our services, which could in turn negatively impact our revenues. We cannot predict when or whether any of these various proposals may be enacted or what their effect will be on us or on our customers.

Changes in resource management, environmental, or infrastructure industry laws, regulations, and programs could directly or indirectly impact our prospective business partners and indirectly impact our business development.

Some of our potential business partnerships may be directly or indirectly impacted by changes in U.S. federal, state, local or foreign laws and regulations pertaining to the resource management, environmental, and infrastructure industries.

We may be subject to liabilities under environmental laws and regulations.

Our operations are subject to numerous U.S. and international environmental protection laws and regulations that are complex and stringent. For example, we must comply with a number of U.S. federal government laws that strictly regulate the handling, removal, treatment, transportation, and disposal of toxic and hazardous substances. Under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”), and comparable state laws, we may be required to investigate and remediate regulated hazardous materials. CERCLA and comparable state laws typically impose strict, joint and several liabilities without regard to whether a company knew of or caused the release of hazardous substances. The liability for the entire cost of clean-up could be imposed upon any responsible party. Other principal U.S. federal environmental, health, and safety laws affecting us include, but are not limited to, the Resource Conservation and Recovery Act, National Environmental Policy Act, the Clean Air Act, the Occupational Safety and Health Act, the Federal Mine Safety and Health Act of 1977 (the “Mine Act”), the Toxic Substances Control Act, and the Superfund Amendments and Reauthorization Act. Our business operations may also be subject to similar state and international laws relating to environmental protection. Further, past business practices at companies that we have acquired may also expose us to future unknown environmental liabilities. Liabilities related to environmental contamination or human exposure to hazardous substances, or a failure to comply with applicable regulations, could result in substantial costs to us, including clean-up costs, fines, civil or criminal sanctions, and third-party claims for property damage or personal injury or cessation of remediation activities. Our continuing work in the areas governed by these laws and regulations exposes us to the risk of substantial liability.

We could be subject to environmental lawsuits.

Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by the release of hazardous substances or other waste material into the environment on or around our projects. There can be no assurance that our defense of such claims will be successful. A successful claim against us could have an adverse effect on our business prospects, financial condition and results of operation.

15

Legal proceedings, investigations, and disputes could result in substantial monetary penalties and damages, especially if such penalties and damages exceed or are excluded from existing insurance coverage.

We engage in engineering, program management, and technical services that can result in substantial injury or damages that may expose us to legal proceedings, investigations, and disputes. For example, in the ordinary course of our business, we may be involved in legal disputes regarding personal injury claims, employee or labor disputes, professional liability claims, and general commercial disputes involving project cost overruns and liquidated damages, as well as other claims. In addition, in the ordinary course of our business, we frequently make professional judgments and recommendations about environmental and engineering conditions of project sites for our clients, and we may be deemed to be responsible for these judgments and recommendations if they are later determined to be inaccurate. Any unfavorable legal ruling against us could result in substantial monetary damages or even criminal violations. We maintain insurance coverage as part of our overall legal and risk management strategy to minimize our potential liabilities; however, insurance coverage contains exclusions and other limitations that may not cover our potential liabilities. Generally, our insurance program covers workers’ compensation and employer’s liability, general liability, automobile liability, professional errors and omissions liability, property, and contractor’s pollution liability (in addition to other policies for specific projects). Our insurance program includes deductibles or self-insured retentions for each covered claim that may increase over time. In addition, our insurance policies contain exclusions that insurance providers may use to deny or restrict coverage. Excess liability and professional liability insurance policies provide for coverage on a “claims-made” basis, covering only claims actually made and reported during the policy period currently in effect. If we sustain liabilities that exceed or that are excluded from our insurance coverage, or for which we are not insured, it could have a material adverse impact on our financial condition, results of operations and cash flows.

Cyber security breaches of our systems and information technology could adversely impact our ability to operate.

We will develop, install and maintain information technology systems for ourselves, as well as for partners. Contracts for the performance of information technology services, as well as various privacy and securities laws, require us to manage and protect sensitive and confidential information from disclosure. We also need to protect our own internal trade secrets and other business confidential information, as well as personal data of our employees and contractors, from disclosure. For example, the European Union’s General Data Protection Regulation (“GDPR”) extends the scope of the European Union data protection laws to all companies processing data of European Union residents, regardless of the company’s location. In addition, the California Consumer Privacy Act (“CCPA”) increases the penalties for data privacy incidents. The GDPR and CCPA are just examples of privacy regulations that are emerging in locations where we work.

We face the threat to our computer systems of unauthorized access, computer hackers, computer viruses, malicious code, organized cyber-attacks and other security problems and system disruptions, including possible unauthorized access to our and our clients’ proprietary or classified information. We rely on industry-accepted security measures and technology to securely maintain all confidential and proprietary information on our information systems. In addition, we rely on the security of third-party service providers, vendors, and cloud services providers to protect confidential data. In the ordinary course of business, we have been targeted by malicious cyber-attacks. A user who circumvents security measures could misappropriate confidential or proprietary information, including information regarding us, our personnel and/or our clients, or cause interruptions or malfunctions in operations. As a result, we may be required to expend significant resources to protect against the threat of these system disruptions and security breaches or to alleviate problems caused by these disruptions and breaches.

We also rely in part on third-party software and information technology vendors to run our critical accounting, project management and financial information systems. We depend on our software and information technology vendors to provide long-term software and hardware support for our information systems. Our software and information technology vendors may decide to discontinue further development, integration or long-term software and hardware support for our information systems, in which case we may need to abandon one or more of our current information systems and migrate some or all of our accounting, project management and financial information to other systems, thus increasing our operational expense, as well as disrupting the management of our business operations. Any of these events could damage our reputation and have a material adverse effect on our business, financial condition, results of operations and cash flows.

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Unavailability or cancellation of third-party insurance coverage would increase our overall risk exposure as well as disrupt the management of our business operations.

We maintain insurance coverage from third-party insurers as part of our overall risk management. If any of our third-party insurers fail, suddenly cancel our coverage, or otherwise are unable to provide us with adequate insurance coverage, then our overall risk exposure and our operational expenses would increase, and the management of our business operations would be disrupted. In addition, there can be no assurance that any of our existing insurance coverage will be renewable upon the expiration of the coverage period or that future coverage will be affordable at the required limits.

Force majeure events, including natural disasters, pandemics and terrorist actions, could negatively impact the economies in which we operate or disrupt our operations, which may affect our financial condition, results of operations, or cash flows.

Force majeure or extraordinary events beyond the control of the contracting parties, such as natural and man-made disasters, as well as pandemics and terrorist actions, could negatively impact the economies in which we operate by causing the closure of offices, interrupting projects, and forcing the relocation of employees. We typically remain obligated to perform our services after a terrorist action or natural disaster unless the contract contains a force majeure clause that relieves us of our contractual obligations in such an extraordinary event. If we are not able to react quickly to force majeure, our operations may be affected significantly, which would have a negative impact on our financial condition, results of operations, or cash flows.

We have only a limited ability to protect our intellectual property rights, and our failure to protect our intellectual property rights could adversely affect our competitive position.

We rely upon a combination of nondisclosure agreements and other contractual arrangements, as well as copyright, trademark, patent and trade secret laws to protect our proprietary information. We also enter into proprietary information and intellectual property agreements with employees, which require them to disclose any inventions created during employment, to convey such rights to inventions to us, and to restrict any disclosure of proprietary information. Trade secrets are generally difficult to protect. Although our employees are subject to confidentiality obligations, this protection may be inadequate to deter or prevent misappropriation of our confidential information and/or the infringement of our patents and copyrights. Further, we may be unable to detect unauthorized use of our intellectual property or otherwise take appropriate steps to enforce our rights. Failure to adequately protect, maintain, or enforce our intellectual property rights may adversely limit our competitive position.

Assertions by third parties of infringement, misappropriation or other violations by us of their intellectual property rights could result in significant costs and substantially harm our business, financial condition and operating results.

In recent years, there has been significant litigation involving intellectual property rights in technology industries. We may face from time to time, allegations that we or a supplier or customer have violated the rights of third parties, including patent, trademark, and other intellectual property rights. If, with respect to any claim against us for violation of third-party intellectual property rights, we are unable to prevail in the litigation or retain or obtain sufficient rights or develop non-infringing intellectual property or otherwise alter our business practices on a timely or cost-efficient basis, our business, financial condition or results of operations may be adversely affected.

Any infringement, misappropriation or related claims, whether or not meritorious, are time consuming, divert technical and management personnel, and are costly to resolve. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease utilizing products or services, or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us.

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Our actual business and financial results could differ from the estimates and assumptions that we use to prepare our consolidated financial statements, which may significantly reduce or eliminate our future profits.

To prepare consolidated financial statements in conformity with International Financial Reporting Standards (“IFRS”), management is required to make estimates and assumptions as of the date of the consolidated financial statements. These estimates and assumptions affect the reported values of assets, liabilities, and expenses, as well as disclosures of contingent assets and liabilities. Our actual business and financial results could differ from those estimates, which may significantly reduce or eliminate future profits.

Foreign currency fluctuations and local laws and practices may reduce our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in product pricing for international customers. These changes in foreign end-customer costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively impact the financial condition of some foreign customers and reduce or eliminate their future orders of our products. We also face adverse changes in, or uncertainty of, local business laws or practices, including the following:

●	foreign governments may impose burdensome tariffs, quotas, taxes, trade barriers, or capital flow restrictions;

●	restrictions on the export or import of technology may reduce or eliminate the ability to sell in or purchase from certain markets;

●	political and economic instability, including deterioration of political relations between the United States and other countries, may reduce demand for our solutions or put our non-U.S. assets at risk;

●	potentially limited intellectual property protection in certain countries may limit recourse against infringing on our solutions or cause us to refrain from selling in certain geographic territories;

●	staffing may be difficult along with higher turnover at international operations;

●	a government-controlled exchange rate and limitations on the convertibility of currencies, including the Chinese yuan;

●	transportation delays and customs related delays that may affect production and distribution of our products; and

●	integration and enforcement of laws vary significantly among jurisdictions and may change significantly over time.

Our failure to manage any of these risks successfully could harm our international operations and adversely impact our business, operating results and financial condition.

Increased costs of commodities could affect our financial condition.

Costs are affected by the price of commodities such as fuel, rubber, and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our current and future operations.

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Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

The mineral processing industry is intensely competitive. Significant competition exists for the acquisition of properties producing or capable of producing, REE or other metals. We will require significant capital, technical resources, personnel and operational experience to effectively compete in the minerals processing industry. We may be at a competitive disadvantage in acquiring additional projects because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than us. We may also encounter increasing competition from other companies in our efforts to hire experienced professionals. Competition for resources at all levels is currently very intense, particularly affecting the availability of manpower, production equipment and spare parts. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable technology platforms.

We are a small operator in a highly competitive industry and may not have the adequate resources to compete effectively.

We compete with other mineral processing and mining companies for the acquisition of mineral claims, permits, concessions and other mineral interests as well as for the recruitment and retention of qualified employees. Upon the start of processing, we will compete against large and established companies in the world market to sell our products. Many of our competitors have greater resources than we do. Increased competition could result in increased costs and lower prices for REEs and other critical minerals resulting in reduced profitability. Consequently, our revenues, operations and financial condition could be materially adversely affected.

Industry consolidation may result in increased competition, which could result in a reduction in revenue.

Some of our competitors have made, or may make, acquisitions or enter into partnerships or other strategic relationships to achieve competitive advantages. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as demand for rare earth materials increases. Industry consolidation may result in competitors with more compelling product offerings or greater pricing flexibility than we have, or business practices that make it more difficult for us to compete effectively, including on the basis of price, sales, technology or supply. These competitive pressures could have a material adverse effect on our business.

Our resources may not be sufficient to manage our expected growth, and a failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

If we are unable to manage growth effectively, our business, operating results and financial condition could be materially adversely affected. As with all expanding businesses, the potential exists that growth will occur rapidly. If we are unable to effectively manage this growth, our business and operating results could suffer. Anticipated growth in future operations may place a significant strain on management systems and resources. In addition, the integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.

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We have made and expect to continue to make acquisitions. Acquisitions could disrupt our operations and adversely impact our business and operating results. Our failure to conduct due diligence effectively, or our inability to successfully integrate acquisitions, could impede us from realizing all of the benefits of the acquisitions, which could weaken our results of operations.

A key part of our growth strategy is to acquire intellectual property and process technologies that broaden our technical capabilities. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

●	we may not be able to identify suitable acquisition candidates or to acquire process technologies on acceptable terms;

●	we are pursuing international acquisitions, which inherently pose more risk than domestic acquisitions;

●	we compete with others to acquire process technologies, which may result in decreased availability of, or increased price for, suitable acquisition candidates;

●	we may not be able to obtain the necessary financing, on favorable terms or at all, to finance any of our potential acquisitions;

●	we may ultimately fail to consummate an acquisition even if we announce that we plan to acquire a process technology; and

●	acquired process technologies may not perform as we expect, and we may fail to realize anticipated revenue and profits.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target process technologies, or fail to recognize incompatibilities or other obstacles to successful integration. The integration process may disrupt our business and, if implemented ineffectively, may preclude realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of the combining process technologies may result in unanticipated problems, expenses, liabilities, and competitive responses, and may cause our stock price to decline. The difficulties of integrating an acquisition include, among others:

●	issues in integrating information, communications, and other systems;

●	incompatibility of logistics, marketing, and administration methods;

●	maintaining employee morale and retaining key employees;

●	integrating the business cultures of both entities;

●	preserving important strategic client relationships;

●	consolidating corporate and administrative infrastructures, and eliminating duplicative operations; and

●	coordinating and integrating geographically separate organizations.

In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities that we expect. These benefits may not be achieved within the anticipated time frame, or at all.

Further, acquisitions may cause us to:

●	issue common stock that would dilute our current shareholders’ ownership percentage;

●	use a substantial portion of our cash resources;

●	increase our interest expense, leverage, and debt service requirements (if we incur additional debt to fund an acquisition);

●	assume liabilities, including undisclosed, contingent or environmental liabilities, for which we do not have indemnification from the former owners. Further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners;

●	record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges;

●	experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates;

●	incur amortization expenses related to certain intangible assets;

●	lose existing or potential contracts as a result of conflict of interest issues;

●	incur large and immediate write-offs; or

●	become subject to litigation.

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Joint ventures and other partnerships may expose us to risks.

We will require additional capital through investment, joint ventures and/or other partnership arrangements with current investors or other parties for the development of our projects. Although such arrangements may lessen our financial burden in exploring and developing our projects, they will likely also dilute our interest therein or affect our ability to control development of either of our projects. Further, any failure of a joint venture partner or other partner to meet its obligations to us or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the joint venture or other partnership arrangement and, in turn, on our business performance and on our ability to develop our projects

We may not be able to acquire rights to the proprietary and privately-owned metallization process that we are currently evaluating.

We are evaluating a proprietary and privately-owned metallization process, where REE compounds are converted to REE metal, a crucial step in the production of high strength REE permanent magnets. Our evaluation is ongoing, and there can be no assurance as to when we might acquire rights to the technology underlying this process, if at all.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.

Competition for additional qualified management is intense, and we may be unable to attract and retain additional key personnel, or to attract and retain personnel on terms acceptable to us. Management personnel are currently limited, and they may be unable to manage our expansion successfully and the failure to do so could have a material adverse effect on our business, results of operations and financial condition. We have not entered into non-competition agreements. As our business is substantially dependent upon the directors, executive officers and consultants, the lack of non-competition agreements poses a significant risk to us in the event such persons were to resign or be terminated from such positions. Under such circumstances, such persons may provide confidential information and key contacts to our competitors, and we may have difficulties in preventing the disclosure of such information. Such disclosure would have a material adverse effect on our business and operations.

Our operations are dependent upon key personnel, the loss of which would be detrimental to our business.

The nature of our business, including our ability to continue our exploration and development activities, depends, in large part, on the efforts of key personnel such as Mark Saxon, our Chief Executive Officer, or Alfredo Ramos Plasencia who will become our Chief Executive Officer upon completion of the up-listing . The loss of Mr. Saxon or Mr. Ramos could have a material adverse effect on our business.

Employee, agent, or partner misconduct, or our failure to comply with anti-bribery and other laws or regulations, could harm our reputation, reduce our revenue and profits, and subject us to criminal and civil enforcement actions.

Misconduct, fraud, non-compliance with applicable laws and regulations, or other improper activities by one of our employees, agents, or partners could have a significant negative impact on our business and reputation. Such misconduct could include the failure to comply with government procurement regulations, regulations regarding the protection of classified information, regulations prohibiting bribery and other foreign corrupt practices, regulations regarding the pricing of labor and other costs in government contracts, regulations on lobbying or similar activities, regulations pertaining to the internal controls over financial reporting, environmental laws, and any other applicable laws or regulations. For example, as previously noted, the FCPA and similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these regulations and laws, and we take precautions to prevent and detect misconduct. However, since our internal controls are subject to inherent limitations, including human error, it is possible that these controls could be intentionally circumvented or become inadequate because of changed conditions. As a result, we cannot assure that our controls will protect us from reckless or criminal acts committed by our employees or agents. Our failure to comply with applicable laws or regulations or acts of misconduct could subject us to fines and penalties, loss of security clearances, and suspension or debarment from contracting, any or all of which could harm our reputation, reduce our revenue and profits, and subject us to criminal and civil enforcement actions.

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Our business activities may require our employees to travel to and work in countries where there are high security risks, which may result in employee death or injury, repatriation costs or other unforeseen costs.

Certain of our contracts may require our employees travel to and work in high-risk countries that are undergoing political, social, and economic upheavals resulting from war, civil unrest, criminal activity, acts of terrorism, or public health crises. For example, we currently have employees working in high security risk countries such as Afghanistan and Iraq. As a result, we risk loss of or injury to our employees and may be subject to costs related to employee death or injury, repatriation, or other unforeseen circumstances. We may choose or be forced to leave a country with little or no warning due to physical security risks.

Our failure to implement and comply with our safety program could adversely affect our operating results or financial condition.

Our project sites may put our employees and others in close proximity with mechanized equipment, moving vehicles, chemical and manufacturing processes, and highly regulated materials. On some project sites, we may be responsible for safety, and, accordingly, we have an obligation to implement effective safety procedures. Our safety program is a fundamental element of our overall approach to risk management, and the implementation of the safety program is a significant issue in our dealings with our business partners. Unsafe job sites and office environments have the potential to increase employee turnover, increase the cost of a project, expose us to types and levels of risk that are fundamentally unacceptable, and raise our operating costs. The implementation of our safety processes and procedures are monitored by various agencies, including the U.S. Mine Safety and Health Administration (“MSHA”), and rating bureaus, and may be evaluated by certain clients in cases in which safety requirements have been established in our contracts. Our failure to meet these requirements or our failure to properly implement and comply with our safety program could result in reduced profitability, the loss of projects, or potential litigation, and could have a material adverse effect on our business, operating results, or financial condition.

We may have customer concentration, so the loss of, or significant reduction in, purchases by our largest customers could adversely affect our business, financial condition, results of operations and cash flows.

There are inherent risks whenever a significant percentage of total revenues are concentrated with a limited number of customers. Revenues from our largest customers in the future may fluctuate from time to time based on numerous factors, including market conditions, which may be outside of our control. If any of our future largest customers experience declining revenues due to market, economic or competitive conditions, we could be pressured to reduce the prices that we charge for our services, which could have an adverse effect on our margins, profitability, cash flows and financial position.

We may have feedstock supplier concentration, so the loss of, or significant reduction in, deliveries by our largest suppliers could adversely affect our business, financial condition, results of operations and cash flows.

There are inherent risks whenever a significant percentage of total revenues are based on feedstock supply from a limited number of suppliers. Revenues derived from our largest suppliers in the future may fluctuate from time to time based on numerous factors, including market conditions, which may be outside of our control. If any of our largest future customers experience declining revenues due to market, economic or competitive conditions, we could be pressured to reduce the prices that we charge for our services, which could have an adverse effect on our margins, profitability, cash flows and financial position.

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Changes in capital markets could adversely affect our access to capital and negatively impact our business.

Our results could be adversely affected by an inability to access the revolving credit facility under our credit agreement. Unfavorable financial or economic conditions could impact certain lenders’ willingness or ability to fund our revolving credit facility. In addition, increases in interest rates or credit spreads, volatility in financial markets or the interest rate environment, significant political or economic events, defaults of significant issuers, and other market and economic factors, may negatively impact the general level of debt issuance, the debt issuance plans of certain categories of borrowers, the types of credit-sensitive products being offered, and/or a sustained period of market decline or weakness could have a material adverse effect on us.

Risks Related to this Offering and Our Securities

We do not know whether an active, liquid and orderly trading market will develop for our common shares or what the market price of our common shares will be and as a result it may be difficult for you to sell your common shares.

Prior to this offering there has been no public market for our common shares in the United States. Although we will apply to list our common shares on The Nasdaq Capital Market (“Nasdaq”) an active trading market for our shares may never develop or be sustained following this offering. You may not be able to sell your shares quickly or at the market price if trading in our common shares is not active. The initial public offering price for our common shares will be determined through negotiations with the underwriters, and the negotiated price may not be indicative of the market price of the common shares after the offering. As a result of these and other factors, you may be unable to resell your common shares at or above the initial public offering price. Further, an inactive market may also impair our ability to raise capital by selling our common shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our Common Shares as consideration.

We expect that our stock price will fluctuate significantly, and you may not be able to resell your shares at or above the initial public offering price.

The trading price of our Common Shares is likely to be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market in general, or in our industry in particular;

●	actual or anticipated fluctuations in our quarterly financial and operating results;

●	introduction of new products and services by us or our competitors;

●	sales, or anticipated sales, of large blocks of our stock;

●	issuance of new or changed securities analysts’ reports or recommendations;

●	failure of industry or securities analysts to maintain coverage of our company, changes in financial estimates by any industry or securities analysts that follow our company, or our failure to meet such estimates;

●	additions or departures of key personnel;

●	regulatory or political developments;

●	changes in accounting principles or methodologies;

●	acquisitions by us or by our competitors;

●	litigation and governmental investigations; and

●	economic, political and geopolitical conditions or events.

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These and other factors may cause the market price and demand for our Common Shares to fluctuate substantially, which may limit or prevent investors from readily selling their common shares and may otherwise negatively affect the liquidity of our common shares. If the market price of our Common Shares after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of Common Shares ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Shares and pay an exercise price of no less than 100% of the public offering price of a Unit, prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value.

Holders of the Warrants will have no rights as a Common Shareholder until they acquire our Common Shares.

Until holders of the Warrants acquire Common Shares upon exercise of the Warrants, the holders will have no rights with respect to the common shares issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a Common Shareholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants to purchase our Common Shares being offered in this offering.

There is no established trading market for the Warrants and we do not expect a market to develop. Although we [will apply] to list the Warrants on the Nasdaq Capital Market there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited..

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Our planned Reverse Split may decrease the liquidity of our Common Shares.

The liquidity of our Common Shares may be affected adversely by the Reverse Split given the reduced number of Common Shares that will be outstanding following the Reverse Split. In addition, the Reverse Split may increase the number of shareholders who own odd lots (less than 100 shares) of our Common Shares, creating the potential for such shareholders to experience an increase in the cost of selling their Common Shares and greater difficulty effecting such sales.

Following the Reverse Split, the resulting market price of our Common Shares may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Shares may not improve.

Although we believe that a higher market price of our Common Shares may help generate greater or broader investor interest, there can be no assurance that the Reverse Split will result in a Common Shares price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Shares will satisfy the investing requirements of those investors.

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We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business and the proceeds from this offering, we may need to engage in additional equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Shares. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may have a significant adverse impact on our business, operating results and financial condition.

Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on Nasdaq, we cannot assure you that our securities will continue to be listed on Nasdaq.

In addition, following this offering, in order to maintain our listing on Nasdaq, we will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy Nasdaq criteria for maintaining our listing, our securities could be subject to delisting.

If Nasdaq does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Common Share is a “penny stock,” which will require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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As a foreign private issuer, we are exempt from a number of U.S. securities laws and rules promulgated thereunder and are permitted to publicly disclose less information than U.S. public companies must. This may limit the information available to holders of the Common Shares.

We qualify as a “foreign private issuer,” as defined in the SEC’s rules and regulations, and, consequently, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. For example, some of the Company’s key executives may sell a significant amount of Common Shares and such sales will not be required to be disclosed as promptly as public companies organized within the United States would have to disclose. Accordingly, once such sales are eventually disclosed, the price of Common Shares may decline significantly. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. We are also not subject to Regulation FD under the Exchange Act, which would prohibit us from selectively disclosing material nonpublic information to certain persons without concurrently making a widespread public disclosure of such information. Accordingly, there may be less publicly available information concerning us than there is for U.S. public companies.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. This would subject us to U.S. GAAP reporting requirements which may be difficult for us to comply with.

As a “foreign private issuer,” we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under those rules, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on September 30, 2022.

In the future, we could lose our foreign private issuer status if a majority of our Common Shares are held by residents in the United States and it fails to meet any one of the additional “business contacts” requirements. Although we intend to follow certain practices that are consistent with U.S. regulatory provisions applicable to U.S. companies, our loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to us under U.S. securities laws if we are deemed a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and prospectuses on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, we would become subject to the Regulation FD, aimed at preventing issuers from making selective disclosures of material information. We also may be required to modify certain of our policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements of Nasdaq that are available to foreign private issuers. For example, Nasdaq’s corporate governance rules require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors, and corporate governance matters. Nasdaq rules also require shareholder approval of certain share issuances, including approval of equity compensation plans. As a foreign private issuer, we would be permitted to follow home country practice in lieu of the above requirements. As long as we rely on the foreign private issuer exemption to certain of Nasdaq’s corporate governance standards, a majority of the directors on our Board of Directors are not required to be independent directors, our remuneration committee is not required to be comprised entirely of independent directors and it will not be required to have a nominating and corporate governance committee. Also, we would be required to change our basis of accounting from IFRS as issued by the IASB to U.S. GAAP, which may be difficult and costly for it to comply with. If we lose our foreign private issuer status and fails to comply with U.S. securities laws applicable to U.S. domestic issuers, we may have to de-list from Nasdaq and could be subject to investigation by the SEC, Nasdaq and other regulators, among other materially adverse consequences.

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If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

After the closing of this offering, we will be subject to the reporting requirements of the Exchange Act the Sarbanes-Oxley Act of 2002 and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting principles generally accepted in the U.S. Commencing with our fiscal year ending March 31, 2027, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. This will require that we incur substantial additional professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts. Prior to this offering, we have never been required to test our internal controls within a specified period, and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common shares could decline, and we could be subject to sanctions or investigations by Nasdaq, the Securities and Exchange Commission, or the SEC, or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We will incur significant increased costs as a result of operating as a public company in the United States, and our management will be required to devote substantial time to new compliance initiatives.

As a public company in the United States, we will incur significant legal, accounting and other expenses that we did not incur previously. We will be subject to the reporting requirements of the Exchange Act, which will require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. There are significant corporate governance and executive-compensation-related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years from the pricing of this offering. We intend to take advantage of this new legislation but cannot assure you that we will not be required to implement these requirements sooner than planned and thereby incur unexpected expenses. Shareholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our consolidated net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as executive officers.

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New investors in our securities will experience immediate and substantial dilution after this offering.

The initial public offering price of our Units will be substantially higher than the pro forma net tangible book value per share of the outstanding Common Shares immediately after this offering. Based on an assumed initial public offering price of $[5.00] per Unit and our net tangible book value as of December 31, 2021, if you purchase our Common Shares in this offering, you will pay more for your shares than the amounts paid by some of our existing shareholders for their shares and you will suffer immediate dilution of approximately $[2.12] per share in pro forma net tangible book value. As a result of this dilution, investors purchasing common shares in this offering may receive significantly less than the full purchase price that they paid for the shares purchased in this offering in the event of a liquidation.

Immediately prior to the consummation of this offering, we expect to have approximately [1,707,585] ([37,947] after a 1-for-[45] Reverse Split) outstanding stock options to purchase our Common Shares with exercise prices that are below the assumed initial public offering price of our Common Shares. To the extent that these options are exercised, there will be further dilution.

If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our Common Shares could decline.

If our existing shareholders sell substantial amounts of our Common Shares in the public market following this offering and the expiration of the lock-up agreements, the market price of our Common Shares could decrease significantly. The perception in the public market that our existing shareholders might sell Common Shares could also depress our market price. Upon completion of this offering, we will have outstanding [4,059,877] Common Shares, upon the effectiveness of the 1-for-[45] Reverse Split, assuming no exercise by the underwriters of their option to purchase additional shares, and options to purchase of our Common Shares, based on our shares and options to be outstanding as of immediately prior to the consummation of this offering. Our directors, executive officers and other holders of our Common Shares will be subject to the lock-up agreements described in “Underwriting” and the Rule 144 holding period requirements described in “Shares Eligible for Future Sale.”

In addition, certain holders of Common Shares will have the right, subject to certain exceptions and conditions, to require us to register their Common Shares under the Securities Act, and they will have the right to participate in future registrations of securities by us. Registration of any of these outstanding shares would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement. A decline in the price of shares of our Common Shares might impede our ability to raise capital through the issuance of additional shares of our Common Shares or other equity securities.

Since we do not expect to pay any cash dividends for the foreseeable future, investors in this offering may be forced to sell their stock in order to obtain a return on their investment.

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and growth plans discussed elsewhere or incorporated by reference in this prospectus. Accordingly, investors must rely on sales of their Common Shares after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Common Shares.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering to expand marketing and brand enhancement related to our products, to fund our ongoing research and development activities, for personnel development and training and for resource management software development.

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Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems and the costs of our research and development activities, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

USE OF PROCEEDS

Based upon an assumed initial public offering price of USD [5.00] per Unit, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, of approximately USD [9.0 million] assuming the Underwriter does not exercise its over-allotment option.

We plan to use the net proceeds we receive from this offering and any proceeds from the exercise of Warrants for general corporate purposes including working capital (25%), growth strategies (50%), research and development (20%) and sales and marketing (5%).

	Estimated Use of Net Proceeds in USD
Working Capital	USD	2,250,000
Growth Strategies	USD	4,500,000
Research and Development	USD	1,800,000
Sales and Marketing	USD	450,000

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Shares. We do not anticipate paying any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our Board of Directors may deem relevant.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2021, on:

●	an actual basis; and

●	as adjusted basis to give further effect to the sale of Units by us in this offering at the public offering price of USD [5.00] per Unit, which is the assumed public offering price set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and converted into Canadian funds at the exchange rate of USD 1.0000 = $1.2678 on December 31, 2021 reported by the Bank of Canada, and the application of the net proceeds of this offering by us as described under “Use of Proceeds”.

The information below is illustrative only and our cash and capitalization following the completion of this offering will be based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2021
	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$1,073,827	$	[12,484,027]
Other current assets	32,769		32,769
Total Current Assets	$1,106,596	$	[12,516,796]

Shareholders’ Equity:
Common stock, unlimited shares authorized: 70,194,437 shares issued and outstanding as of December 31, 2021	23,563,179		[30,409,299]
Additional Paid-in Capital	4,701,127		[9,265,207]
Accumulated deficit	(26,356,504)		(26,356,504)
Total shareholders’ equity	1,907,802	$	[13,318,002]

The number of Common Shares to be outstanding after this offering is based on 70,194,437 Common Shares ([1,559,887] shares following the Reverse Split) as of April 26, 2022 and excludes:

●	5,616,250 shares ([124,806] shares following the Reverse Split) of our Common Shares issuable upon the exercise of stock options outstanding as of April 26, 2022, with a weighted-average exercise price of $ 0.1990 per share ($ [10.95] per share following the Reverse Split).

●	1,403,193 Common Shares ([31,183] Common Shares following the Reverse Split) reserved for future issuance under our Stock Option Plan;

●	9,976,574 Common Shares ([221,702] Common Shares following the Reverse Split) issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $0.1840 per share ($[10.14] per share following the Reverse Split);

●	up to [2,000,000] Common Shares issuable upon the exercise of the Warrants included in the Units offered hereby; and

●	up to [130,000] Common Shares issuable upon exercise of the Representative’s Warrants, which will have an exercise price per share equal to USD 0.01 per share.

The pro forma as adjusted information set forth in the table above assumes that the Underwriter does not exercise its over-allotment option.

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DILUTION

If you invest in our Shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our historical net tangible book value as of December 31, 2021 was USD 1,260,427, or USD [0.81] (giving effect to the 1-for-[45] Reverse Split, that is expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part) per share of common stock. Our historical net tangible book value is the amount of our total tangible assets (Total Assets less Technology License) less our liabilities converted into USD at the exchange rate of USD 1 = $ 1.2678 reported by the Bank of Canada on December 31, 2021. The historical net tangible book value per share of common stock is our historical total tangible asset value less our total liabilities divided by the number of outstanding shares of common stock as of December 31, 2021.

After giving effect to this offering, at an assumed public offering price of USD [5.00] per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value on a pro forma as adjusted basis as of December 31, 2021 would have been USD [2.88] per share of common stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of USD [2.07] per share of common stock to our existing shareholders and an immediate dilution of USD [2.12] per share of common stock to new investors purchasing common stock in this offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a common stock.

The following table illustrates this dilution:

Assumed public offering price per share	USD	[5.00]
Net tangible book value per common stock as of December 31, 2021	USD	[0.81]
Pro forma as adjusted net tangible book value per share, after this offering	USD	[2.88]
Increase in pro forma net tangible book value per share attributable to this offering	USD	[2.07]
Dilution per share to new investors in this offering	USD	[2.12]

A USD [0.50] increase (decrease) in the assumed public offering price of USD [5.00] per share of common stock, would increase (decrease) the pro forma as adjusted net tangible book value per share by USD [0.26], and increase (decrease) dilution to new investors by USD [0.24] per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

An increase (decrease) of [100,000] shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted net tangible book value per share by USD [0.05], and increase (decrease) dilution to new investors by USD ([0.05]) per share, assuming a public offering price of USD [5.00] per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants or other convertible securities having a per share exercise or conversion price less than the per share offering price to the public in this offering.

If the underwriters exercise in full their option to purchase additional common stock in this offering, the pro forma as adjusted net tangible book value after the offering would be USD [3.01] per share, the increase in net tangible book value to existing shareholders would be USD [2.21] per share, and the dilution to new investors would be USD [1.99] per share, in each case assuming a public offering price of USD [5.00] per share.

The number of shares of common stock used in the table above is based on [1,559,887] shares of common stock outstanding as of April 26, 2022 (subject to adjustment based on issuances of additional shares as applicable due to the rounding up of fractional shares resulting from the 1-for-[45] Reverse Split that is expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part) and excludes the following as of that date:

●	[124,806] shares of common stock issuable upon exercise of outstanding stock options as of April 26, 2022, with a weighted-average exercise price of $[8.96] per share;

●	[221,702] shares of common stock issuable upon exercise of outstanding warrants as of April 26, 2022, with a weighted-average exercise price of $[8.30] per share;

●	[31,183] shares of common stock reserved for future issuance under the 2020 Plan as of April 26, 2022;

●	[300,000] additional shares of common stock issuable upon exercise of the Representative’s over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The audited consolidated financial statements of the Company for the fiscal years ended March 31, 2021 and 2020 and the unaudited condensed consolidated interim financial statements of the Company for the nine months ended December 31, 2021 and 2020 have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

We are incorporated in British Columbia, Canada.

On April 26, 2022 we announced a new Strategic Plan to position the Company in the near term as a technology leader within the industries essential to the generation, storage, and efficient use of clean energy. Key parts of the plan include a strengthened executive leadership team, up-listing to Nasdaq Capital Markets, and rebranding as Medallion Innovations Corp. to better reflect our future direction.

Under the new Strategic Plan, our initial focus will be to continue commercialization of our two REE processing technologies: the Medallion Monazite Process (MMP) developed by us, and the Ligand Assisted Displacement (LAD) Chromatography REE separation process initially developed by Purdue University and licensed by us from Purdue Research Foundation (“Purdue”) to separate REEs from all raw material feed stocks excluding coal sources and recycled materials from manufacturing wastes and recyclates from battery and magnet sources..

On March 28, 2022, following a technology review, we announced we had secured exclusive rights to evaluate a proprietary and privately-owned metallization process, where REE compounds are converted to REE metal, a crucial step in the production of high strength REE permanent magnets. There are few entities outside China that have this metallization capacity. The novel and innovative technology would enable conversion of REE compounds to metal in a continuous process, requiring less energy than incumbent processes and without toxic fluorine chemistry.

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We are building the team and capital structure to enable replication of the evaluation and commercialization approach that identified and delivered access to the LAD Chromatography process and identification of the REE metallization and recycling technologies and includes evaluation of commercial needs, assessment of alternative technologies, identification of undervalued disruptive technology, and support commercial development of additional intellectual property (IP) with clear paths to commercialization.

We believe that up-listing to the Nasdaq Capital Markets will significantly strengthen our profile and increase the capacity for US and international shareholders to invest in the REE and clean energy technology sectors.

Upon completion of the Nasdaq up-listing, Alfredo Ramos Plasencia will join the Company as Chief Executive Officer and Director, while Dr. Kurt Forrester will join the management team as Chief Technology Officer and continue to serve as a Director. Mark Saxon will continue as a Director and assume a business development role focused on mining industry opportunities.

Additional information relating to the Company is available on the SEDAR website: www.sedar.com under “Medallion Resources Ltd.”. Information about us on SEDAR is not incorporated by reference into, and is not part of, this prospectus.

All currency amounts in the following discussion and analysis are in Canadian dollars unless otherwise indicated.

Operations

Our new Strategic Plan is intended to enhance our existing REE processing technology portfolio by identifying, incubating and gaining exclusive rights to the commercialization of additional innovative technology platforms across the entire REE value chain and broadening its focus to include other high-performance materials. We believe that our technology portfolio will continue to facilitate the production of materials, deployment of processes, and/or generation of essential data for the clean energy transition.

The clean energy transition, involving the widespread generation of renewable energy and the electrification of transport is now demonstrating dramatic growth that is at risk because of weaknesses in global supply chains. Our new Strategic Plan reflects the global shift from fossil fuel-based to a minerals-based economy centered on ‘friendly nations” and is intended to position us for better access to capital and importantly the facilitate building a team with the essential skills and experience in technology development and commercialization.

REE permanent magnets are critical components of motors in electric vehicles, generators in wind turbines and are an essential part of the modern economy, performing core functions in components of trillions of dollars in global GDP including clean energy, transportation, consumer electronics, medical equipment, robotics, and national defense.

We developed the MMP to address health, safety, environmental and economic challenges associated with established processing technology. We identified the need for better technology solutions, undertook internal research and process engineering, and developed MMP to be ready for scale-up to demonstration plant and then commercial scale operations.

MMP extracts mixed REE concentrate from mineral sand monazite, which is accumulated as a byproduct from heavy mineral sand mining. The MMP adds value to a material that is already mined, such that there is no incremental mining activity.

We also identified the need to separate salable REE compounds from mixed concentrates using less energy and fewer reagents than current standard practice. We completed extensive technical evaluation of alternative technologies and identified the LAD Chromatography process as a potential market-leading opportunity. We entered into an agreement with Purdue whereby the Company and Purdue are jointly advancing the LAD process to separate REEs from all raw material feed stocks excluding coal sources, manufacturing waste and recycled materials from battery and magnets sources.

We anticipate the LAD Chromatography process will reduce capital and operating costs for REE separation compared with incumbent technologies, and be readily adaptable to multiple feedstocks, including but not limited to monazite.

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We are undertaking process testwork and seeking monazite supply agreements for the future production of REE materials. A variety of samples from heavy-mineral-sands producers are regularly tested, which could lead to monazite purchase agreements for a planned rare-earth processing plant or lead to another commercial partnership.

We signed a non-binding letter of intent with an Australian private company, ACDC Metals Pty Ltd (“ACDC”), to permit ACDC to utilize MMD, including the exclusive right to construct a mineral sand monazite refinery in southeastern Australia and the right to sub-license the LAD Chromatography process for REE separation.

Medallion invested $31,746 of cash to purchase shares of ACDC at an early stage and recorded the investment at a fair value of $441,840. For further details regarding ACDC, please refer to Note 9 of the accompanying unaudited condensed consolidated interim financial statements for the nine months ended December 31, 2021.

Since no monazite purchase contracts or processing plant financing and development agreements are in place at this time, all expenditures, other than assets acquired separately, associated with this strategy are being expensed in the Company’s consolidated statements of loss and comprehensive loss.

The Company has no commercial production at this time and accordingly the Company has no revenue from operations.

Research Costs and Expenditures

To support the Company’s strategy of securing monazite supply agreements for the future production of REE materials, certain consulting, travel, legal and other expenses have been incurred by the Company. The Company expects to continue to incur such expenses during the current year. Since no monazite purchase contracts or process-plant financing and development agreements are in place at this time, all expenses associated with this strategy are being expensed in the Company’s consolidated statements of loss and comprehensive loss.

During the period ended December 31, 2021, the Company paid $191,233 to support LAD Chromatography research, issued shares with a fair value of $300,000 and paid cash of $9,833 to acquire a technology license, and purchased specialized equipment in the amount of $152,146. For further details relating to project investigation expenses, please refer to Note 4 of the accompanying unaudited condensed consolidated interim financial statements for the nine months ended December 31, 2021.

Results of Operations

Nine Months Ended December 31, 2021 Compared to the Nine Months Ended December 31, 2020

The Company’s loss for the nine months ended December 31, 2021 was $717,678 (loss per share – $0.01) compared to a loss of $1,412,728 (loss per share – $0.03) for the nine months ended December 31, 2020.

Excluding the non-cash share-based compensation of $84,090 (2020 - $566,098), the expenses amounted to $1,043,866 (2020 - $837,276). The factors that contributed to the increase in the loss during the three months ended December 31, 2021 compared with the corresponding period in 2020 were:

●	Director fees for the nine months ended December 31, 2021 were $40,500 compared to $9,000 for the nine months ended December 31, 2020. During the current period, the Company compensated directors for their services while there was no compensation until November 2020; and

●	Research costs for nine months ended December 31, 2021 were $485,569 compared to $132,746 for nine months ended December 31, 2020. This is because the Company is actively developing a chromatography based REE separation technology developed by Purdue University.

These increased expenses were offset by the following:

●	Consulting fees for the nine months ended December 31, 2021 were $79,816 compared to $242,445 for the nine months ended December 31, 2020. This is due to a reduction in the number of contract staff and consultants engaged in investor relations; and

●	Transfer agent and filing fees decreased to $17,257 during the nine months ended December 31, 2021 from the $53,724 incurred during the nine months December 31, 2020 due to private placements completed and warrants exercised in the prior period.

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Year Ended March 31, 2021 Compared to Year Ended March 31, 2020

The Company’s loss for the year ended March 31, 2021 was $1,901,250 (loss per share – $0.03) compared to a loss of $1,193,927 (loss per share – $0.03) for the year ended March 31, 2020.

Excluding the non-cash share-based compensation of $715,522 (2020 - $166,413), the expenses amounted to $1,176,092 (2020 - $1,110,618). The factors that contributed to the increase in the loss during the year ended March 31, 2021 compared with the corresponding period in 2020 were:

●	Director fees for the year ended March 31, 2021 were $22,500 compared to $Nil for the year ended March 31, 2020. During the current year, the Company started compensating directors for their services;

●	Investor relations expenses for the year ended March 31, 2021 were $182,556 compared to $108,225 for the year ended March 31, 2020. This is due to increased communications with investors during the current year compared to 2020;

●	Management fees of $222,981 were incurred during the year ended March 31, 2021; this amount includes fees paid to both the Chief Executive Officer and Strategic Advisor. This compares to management fees paid during 2020 of $149,728 only to the Chief Executive Officer;

●	Professional fees for the year ended March 31, 2021 were $126,738 compared to $26,855 for the year ended March 31, 2020. This is because the Company engaged legal counsel to assist with Intellectual Property matters and OTCBQ listing matters; and

●	Transfer agent and filing fees for the year ended March 31, 2021 were $65,153 compared to $35,360 for the year ended March 31, 2020. This is due to listing of the Company shares to trade on OTCQB market and transfer agent services due to a greater number of warrant exercises.

These increased expenses were offset by the following:

●	Office and general expenditures and general expenditures for the year ended March 31, 2021 were $26,542 compared to $68,141 for the year ended March 31, 2020. This is because the Company has been monitoring its use of cash and actively seeking ways to reduce its operating expenses; and

●	Consulting fees for the year ended March 31, 2021 were $242,535 compared to $422,812 for the year ended March 31, 2020. This is due to a reduction in the number of contract staff engaged during the current year.

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Liquidity and Capital Resources

Nine Months Ended December 31, 2021

As at December 31, 2021, the Company had working capital of $1,003,978 (March 31, 2021 - $2,056,390), a decrease in the working capital of $1,052,407 from March 31, 2021. The working capital decrease is due to operating expenses incurred and the 50% down payment for the purchase of research equipment ($76,073) and the investment of $31,746 in ACDC Metals Pty Ltd (“ACDC”) during the nine months ended December 31, 2021, offset by proceeds from exercise of warrants during the nine months ended December 31, 2021.

Cash consisted of $1,073,827 (March 31, 2021 - $2,081,232) available in the bank accounts of the Company at December 31, 2021.

During the nine months ended December 31, 2021, the Company issued an aggregate of 1,252,500 Common Shares for gross proceeds of $185,000 pursuant to the exercise of warrants and stock options.

During the nine months ended December 31, 2021, the Company issued 1,000,000 Common Shares at an ascribed price of $0.30 per share to a nominee of Hasler Ventures LLC in connection with the acquisition of a license for exclusive rights to Purdue University-developed REE separation and purification technologies.

During the nine months ended December 31, 2021, 1,891,542 warrants expired unexercised and, during the nine months ended December 31, 2021, 366,250 stock options expired unexercised.

Contributed surplus totaled $4,476,033 as at December 31, 2021 (March 31, 2021 - $4,192,305). The increase of $283,728 is due to the reversal of fair value of exercised options, share-based compensation with respect to options granted, and the transfer of fair value of expired warrants.

The Company has in the past relied primarily upon the sale of equity securities for cash required for business purposes, for acquisitions, and to fund the administration of the Company. Since the Company does not expect to generate any revenues in the near future, it will continue to rely primarily upon sales of its equity to raise capital. There can be no assurance that additional equity financing will be available to the Company in the required amount when needed or at all. Mineral processing is a capital-intensive business with lengthy periods elapsing from initial investigation to any prospect of revenues. The nature of the mineral processing business increases risks of insufficient capital resources above that of many other businesses. The Company believes it has sufficient cash to fund operations through June 2022.

Fiscal Year ended March 31, 2021

As at March 31, 2021, the Company had working capital of $2,056,390 (March 31, 2020 - deficiency of $170,541), an increase in the working capital of $2,226,931 from March 31, 2020. The working capital increase is due to proceeds from private placements and exercise of warrants, during the year ended March 31, 2021 offset by operating expenses incurred during the year ended March 31, 2021. During the year ended March 31, 2021, a total of $226,060 was repaid to a corporation controlled by a director of the Company that decreased amounts owed to that related party.

Cash consists of $2,081,232 (March 31, 2020 - $138,104) available in the bank accounts of the Company at March 31, 2021.

On August 25, 2020 the Company completed a non-brokered private placement consisting of 10,666,667 units at $0.15 per unit for gross proceeds of $1,600,000. Each unit consisted of one Common Share and one-half transferable Common Share purchase warrant, with each full transferable warrant exercisable to acquire one Common Share for 3 years at an exercise price of $0.20. The Company paid finders’ fees of $65,620 and granted 437,467 finders’ warrants (valued at $68,200), each finders’ warrant exercisable to acquire one Common Share at an exercise price of $0.25 until August 25, 2022. The warrants were ascribed a value of $437,233 under the Black-Scholes valuation model with the residual being allocated to share capital. In accordance with the Company’s accounting policy in regard to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of three years, dividend yield of 0%, expected volatility of 123.49% and a risk free interest rate of 1.53%. In addition, the Company calculated the fair value of the finders’ warrants with use of the Black-Scholes option pricing model with the following assumptions: term of two years, dividend yield of 0%, expected volatility of 123.72% and a risk-free interest rate of 1.38%.

During the year ended March 31, 2021, the Company issued an aggregate of 8,421,402 Common Shares for gross proceeds of $1,679,371 pursuant to the exercise of warrants and options.

Contributed surplus totaled $4,192,305 as at March 31, 2021 (March 31, 2020 - $3,130,902). The increase of $1,061,403 is due to the grant of stock options to officers, directors and consultants of the Company, the reversal of fair value of exercised options and the transfer of fair value of expired warrants.

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Subsequent Events

Events subsequent to December 31, 2021 comprise:

●	On January 26, 2022, the Company granted stock options to purchase 100,000 Common Shares to Proteus Capital Corp (“Consultant”) that can be exercised at a price of $0.095 per share until January 26, 2025. One third of the stock options vested immediately, one third upon completion of services as described in the consulting agreement to the reasonable satisfaction of Company, and the remainder upon agreement between Consultant and Company to a material expansion of the scope of the consulting agreement.

●	On March 15, 2022 Dr. Kurt Forrester was appointed to the Board of Directors replacing Daniel Mamadou who resigned on the same date to pursue other engagements. Dr. Forrester has been an engineering consultant in metals and minerals, environmental and applied research including process and technology development, feasibility assessment as well as detailed design. He has broad experience across commodities and technologies including in base metals, rare earth elements and industrial minerals and is a graduate and holds a PhD in Engineering from the University of Sydney and is a Chartered Chemical Engineer and Chartered Professional Metallurgist.

●	On March 26, 2022 and April 9, 2022 warrants to purchase a total of 2,629,084 Common Shares at $0.15 per share expired and, on April 18, 2022, options to purchase 277,778 Common Shares at $0.15 expired.

●	On March 28, 2022 the Company signed an exclusivity agreement with a private North American research company (the “Research Partner) under which the Company is evaluating the Research Partner’s REE metallization technology. Metallization is a key step from commercially available REE compounds to feedstock for REE permanent magnet manufacturing. Unlike incumbent technology, the Research Partner’s process does not use toxic fluorine chemistry and is expected to be less energy intensive;

●	On April 22, 2022 the Company entered into a binding offer of employment whereby, upon listing of the Common Shares on the Nasdaq Capital Market, Alfredo Ramos Plasencia will be appointed Chief Executive Officer and a member of our Board of Directors. Mr. Ramos has more than 20 years’ experience in the process industries, having worked in diverse research and development, engineering and operational roles across a wide range of sectors including chemicals, energy and mining. He has key expertise in digital design and smart manufacturing solutions having developed and commercialized novel technologies supporting design, engineering and operation of industrial production assets; and

●	On April 26, 2022 the Company announced a new strategic plan (“Strategic Plan”) focused in clean energy technologies, building on Medallion’s existing rare earth processing technologies. The Strategic Plan includes listing of the Common Shares on the Nasdaq Capital Market, rebranding as Medallion Innovations Corp., delisting from the TSX Venture Exchange, appointment of a new executive management team including the appointment of Alfredo Ramos Plasencia as Chief Executive Officer and our current Director Dr. Kurt Forrester as Chief Technology Officer, who will continue as a member of our Board of Directors. Mr. Saxon will transition to provide business development services focused on the mining industry and continue as a member of our Board of Directors.

Off Balance Sheet Arrangements

The Company has not entered into any off-balance sheet transactions.

Critical Accounting Estimates

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates and assumptions include those related to the valuation allowance on deferred income taxes and share-based compensation valuations. Actual results could differ from these estimates. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.

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Financial Instruments

Nine Months Ended December 31, 2021

The following table sets forth the levels in the fair value hierarchy in which the Company’s financial assets and liabilities are measured and recognized in the statement of financial position. Assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Quoted prices in active markets for identical instruments (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance December 31, 2021
Cash	$1,073,827	$-	$-	$1,073,827
Investments	$-	$-	$441,840	$441,840

The fair value of the Company’s accounts payables and accrued liabilities and amounts due to related parties approximates their carrying values due to the short-term nature of these instruments. The Company’s financial instruments are exposed to certain financial risks including credit risk, liquidity risk, and commodity-price risk.

a)	Credit risk

The Company’s cash is held in a major Canadian financial institution. The Company does not have any significant exposure to credit risk.

b)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity risk through the management of its capital structure. Accounts payable and accrued liabilities are due within the current operating period.

c)	Commodity price risk

The ability of the Company to develop its business and the future profitability of the Company are directly related to the market price of several commodities. The Company has not hedged any potential future commodity sales. The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company.

d)	Sensitivity analysis

The Company has, for accounting purposes, designated its cash and short-term investments as held-for-trading, which are measured at fair value. Accounts payable and accrued liabilities are classified as other financial liabilities which are measured at amortized cost. As of December 31, 2021, the carrying and fair value amounts of the Company’s financial instruments are the same.

Based on management’s knowledge and experience of the financial markets, management does not believe that the Company’s current financial instruments will be affected significantly by interest rate risk, foreign currency risk and price risk. The Company does not hold significant balances in foreign currencies to give rise to exposure to foreign exchange risk. Commodity price risk could, however, affect the Company. In particular, the Company’s future profitability and viability of development depends upon world markets for natural resources. As of December 31, 2021, the Company was not a producing entity. As a result, commodity price risk could affect the completion of future equity transactions such as equity offerings and the exercise of stock options and warrants. The Company closely monitors commodity prices, individual equity movements, and the stock market to determine the appropriate course of action to be taken.

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Fiscal Year ended March 31, 2021

The following table sets forth the levels in the fair value hierarchy in which the Company’s financial assets and liabilities are measured and recognized in the statement of financial position. Assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Quoted prices in active markets for identical instruments (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance March 31, 2021
Cash	$2,081,232	$-	$-	$2,081,232

The fair value of the Company’s accounts payables and accrued liabilities and amounts due to related parties approximates their carrying values due to the short-term nature of these instruments. The Company’s financial instruments are exposed to certain financial risks including credit risk, liquidity risk, and commodity-price risk.

a)	Credit risk

The Company’s cash is held in a major Canadian financial institution. The Company does not have any significant exposure to credit risk.

b)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity risk through the management of its capital structure. Accounts payable and accrued liabilities are due within the current operating period.

c)	Commodity price risk

The ability of the Company to develop its business and the future profitability of the Company are directly related to the market price of several commodities. The Company has not hedged any potential future commodity sales. The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company.

d)	Sensitivity analysis

The Company has, for accounting purposes, designated its cash and short-term investments as held-for-trading, which are measured at fair value. Accounts payable and accrued liabilities are classified as other financial liabilities which are measured at amortized cost. As of March 31, 2021, the carrying and fair value amounts of the Company’s financial instruments are the same.

Based on management’s knowledge and experience of the financial markets, management does not believe that the Company’s current financial instruments will be affected significantly by interest rate risk, foreign currency risk and price risk. The Company does not hold significant balances in foreign currencies to give rise to exposure to foreign exchange risk. Commodity price risk could, however, affect the Company. In particular, the Company’s future profitability and viability of development depends upon world markets for natural resources. As of March 31, 2021, the Company was not a producing entity. As a result, commodity price risk could affect the completion of future equity transactions such as equity offerings and the exercise of stock options and warrants. The Company closely monitors commodity prices, individual equity movements, and the stock market to determine the appropriate course of action to be taken.

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Management of Capital

The Company manages its cash, common shares, stock options, and warrants as capital. The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of its mineral properties and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may look to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash. In order to facilitate the management of its capital requirements, the Company prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. In order to maximize ongoing exploration efforts, the Company does not currently pay out dividends. The Company’s investment policy is to invest its short-term excess cash in highly liquid short-term interest-bearing investments issued by a major Canadian chartered bank.

There has been no change in the Company’s management of capital risk during the nine months ended December 31, 2021 or the twelve months ended March 31, 2021.

Disclosure controls and procedures

The Company’s management is responsible for designing disclosure controls and procedures to provide reasonable assurance that: (a) material information relating to the Company is made known to management so as to allow for timely decisions to be made regarding disclosure, and (b) information required to be disclosed by the Company is recorded, processed, summarized and reported within the time periods specified in applicable securities legislation.

The Chief Executive Officer and Chief Financial Officer of the Company have evaluated, or caused to be evaluated under their supervision, the effectiveness of the Company’s disclosure controls and procedures as at December 31, 2021. Based on this evaluation, the CEO and CFO of the Company have concluded that the Company’s disclosure controls and procedures in place during the fiscal years ended March 31, 2021 and 2020 and as at December 31, 2021 are effective to provide reasonable assurance that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted by the Company under securities legislation is recorded, processed, summarized and reported within the time periods specified in the securities legislation and that such information is accumulated and communicated to the Company’s management, including the CEO and CFO, as appropriate to allow for timely decisions regarding required disclosure.

Internal control over financial reporting

Management is responsible for designing, establishing and maintaining an adequate system of internal control over financial reporting. The CEO and CFO of the Company have evaluated, or caused to be evaluated under their supervision, the effectiveness of the Company’s internal control over financial reporting during the fiscal years ended March 31, 2021 and 2020 and as at December 31, 2021. Based on this evaluation, the CEO and CFO have concluded that as at December 31, 2021, the Company’s internal control over financial reporting continues to be effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS.

The CEO and CFO of the Company have identified that due to the size of the Company there is limited segregation of duties. Companies of a similar size often have this limitation. Although it is possible, management of the Company does not believe that this lack of segregation of duties will lead to a material misstatement in the financial statements. Steps have been taken to minimize this risk such as ensuring that two senior officers or directors sign all cheques and outgoing wire transfer requests. In addition, senior management and the directors of the Company review quarterly and year-end financial statements on a regular basis.

There was no change in the Company’s internal control over financial reporting during the fiscal years ended March 31, 2021 and 2020 or for the period ended December 31, 2021, that materially affected, or was reasonably likely to materially affect, the Company’s internal control over financial reporting.

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BUSINESS

Overview

Our objective is to become a technology leader within the industries essential to the generation, storage, and efficient use of clean energy. Our Strategic Plan includes a strengthened executive leadership team, up-listing to Nasdaq Capital Markets, and rebranding as Medallion Innovations Corp. to better reflect our future direction.

In the past, our focus has been to identify and develop innovative technologies for the rare earth element (“REE”) industry that are lower cost and reduce the environmental and social impacts of production when compared with incumbent technologies.

Our Strategic Plan is intended to enhance our existing REE processing technology portfolio by identifying, incubating and gaining exclusive rights to the commercialization of additional innovative technology platforms across the entire REE value chain and broadening our focus to include other high-performance materials. We believe that our technology portfolio will facilitate the production of materials, deployment of processes, and generation of essential data for the clean energy transition.

The clean energy transition, involving the widespread generation of renewable energy and the electrification of transport, is now demonstrating dramatic growth that is at risk because of weaknesses in global supply chains. Our Strategic Plan reflects the global shift from a fossil fuel-based economy to a minerals-based economy centered on ‘friendly nation” supply chains and is intended to position us for better access to capital and importantly the ability to build a team with essential skills and experience in technology development and commercialization needed to execute on our Strategic Plan.

We believe it is essential that minerals required for the clean energy transition be produced in accordance with environmental, social & governance (“ESG”) best practices. The production of EVs and clean energy technologies should not cause harm to the communities or the environment where they are produced.

Upon completion of the Nasdaq up-listing, Alfredo Ramos Plasencia will join us as Chief Executive Officer and Director, while Dr. Kurt Forrester will join the management team as Chief Technology Officer and continue to serve as a Director. Mark Saxon will continue as a Director and assume a business development role focused on mining industry opportunities.

Our initial focus is to continue commercialization of our two REE processing technologies:

●	the Medallion Monazite Process (MMP) developed by us, and

●	the Ligand Assisted Displacement (LAD) Chromatography REE separation process initially developed by Purdue University and licensed by us from Purdue Research Foundation (“Purdue”) to separate REEs from all raw material feed stocks excluding coal sources and recycled materials from manufacturing wastes and recyclates from battery and magnet sources.

We are evaluating a proprietary and privately-owned metallization process, where REE compounds are converted to REE metal, a crucial step in the production of high strength REE permanent magnets. Our evaluation is ongoing, and there can be no assurance as to when we might acquire rights to the technology underlying this process, if at all

As part of our new Strategic Plan, we are building the team and capital structure to enable replication of the evaluation and commercialization approach that identified and acquired rights to the LAD Chromatography process and identification of the REE metallization and recycling technology. This methodology includes evaluation of commercial needs, assessment of alternative technologies, identification of undervalued disruptive technology, and support for commercial development of additional IP with clear paths to commercialization.

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Critical Minerals in the Clean Energy Transition

In May 2021, the International Energy Agency (IEA) published an extensive flagship report on critical minerals that stated, “Building solar photovoltaic (PV) plants, wind farms and electric vehicles (EVs) generally requires more minerals than their fossil fuel-based counterparts. A typical electric car requires six times the mineral inputs of a conventional car, and an onshore wind plant requires nine times more mineral resources than a gas-fired power plant.” (The Role of Critical Minerals in Clean Energy Transitions, IEA, Paris https://www.iea.org/reports/the-role-of-critical-minerals-in-clean-energy-transitions.)

This fundamental change in consumption of critical minerals is occurring at a time of heightened supply chain vulnerability, which has been further exacerbated by the COVID-19 pandemic.

The IEA report also stated, “The prospect of a rapid increase in demand for critical minerals – well above anything seen previously in most cases – raises huge questions about the availability and reliability of supply. In the past, strains on the supply-demand balance for different minerals have prompted additional investment and measures to moderate or substitute demand. But these responses have come with time lags and have been accompanied by considerable price volatility. Similar episodes in the future could delay clean energy transitions and push up their cost. Given the urgency of reducing emissions, this is a possibility that the world can ill afford.”

We believe that this challenge will require access to and investment in more efficient and effective processing technologies including the extraction of critical minerals as byproducts of other activities, and increased recycling of critical minerals from end-of-life products – the circular economy.

Over the past decade, the U.S., Europe, Japan, and Korea have been increasingly focused on the supply chain for critical minerals. In the U.S., rare earth supply chain resilience is a bipartisan issue as demonstrated by a series of responses to Executive Orders (EO) by Presidents Obama, Trump and Biden that have increasingly noted the strategic importance of rare earth elements.

REEs are a critical part of high-performance permanent magnets used in motors for EVs, robotics, wind turbines, and other clean energy applications as well as broader industries such as transportation, consumer electronics, medical devices, and national defense.

In response to EO 13953, in December 2020 the U.S. Geological Survey (“USGS”) issued an investigation of U.S. foreign reliance on critical minerals, which included an evaluation of the risk of supply disruption and the potential economic impact based on consumption patterns in 2016, before the clean energy transition gained momentum.

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Figure 1: Assessment of mineral commodity supply risk, USGS 2020

The report concluded that key REEs, notably neodymium, praseodymium and dysprosium used in rare earth permanent magnets, are exposed to significant risk of supply disruption and, even in 2016, the U.S. economy was vulnerable to supply disruptions. We believe that the disruption potential may have increased for geopolitical reasons and the economic vulnerability has increased and will continue to increase as the clean energy transition continues.

For these reasons our initial focus is on REEs. We are currently developing two REE technology platforms, the Medallion Monazite Process (“MMP”) and the Ligand Assisted Displacement (“LAD”), for commercialization within the next two years. The platforms are complimentary and are designed to be operated separately or as an integrated process.

The MMP is a proprietary process, developed through internal research and engineering, for recovering REE mixed concentrates as byproducts from heavy mineral sands mining. It is a value-added process for material that has already been mined with no incremental mining activity.

The patented LAD Chromatography REE separation process, initially developed by Purdue University, was selected as Medallions’ second platform following extensive technical evaluation of alternative technologies. The LAD Chromatography process improves upon current industry standards by extracting and separating REEs into salable compounds from mixed concentrates using less energy and fewer reagents. We expect it to reduce capital and operating costs for operators and be readily adaptable to multiple feedstocks, including but not limited to monazite.

The MMP and LAD business models can be adapted to a variety of commercial opportunities. In general, because MMP is best located at heavy mineral sand processing facilities, we expect MMP to utilize an enhanced licensing model in which we will receive a technology licensing fee and other consideration. In contrast, we expect LAD Chromatography facilities to be central processing hubs or dedicated REE separation facilities treating monazite or other feedstock and therefore expect to construct, own and operate LAD facilities. We have had confidential discussions with heavy mineral sand processors in Australia and elsewhere and have entered into a non-binding letter of intent with ACDC, an Australian company formed to develop heavy mineral sand operations in eastern Australia.

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We intend to replicate the approach we undertook with the LAD Chromatography process, namely, to evaluate a need, assess alternative technologies, and support commercial development, to secure additional innovative, disruptive intellectual property (IP) with clear paths to commercialization using an enhanced licensing model whereby we receive a performance-related fee, or alternatively build, own and operate specialized processing plants.

We believe it is essential that minerals required for the clean energy transition be produced in accordance with ESG best practices. The production of EVs and clean energy technologies should not cause harm to the communities or the environment where they are produced.

Rare Earth Industry Overview and Market Opportunity

REEs are extracted from three major geological sources: monazite, bastnasite, and ionic clays. Prior to the mid-1960s, most of the world’s production of REEs was from monazite sourced from mineral sand. The REE industry was transformed by the discovery in 1949 of the Mountain Pass bastnasite deposit in southern California. China started to produce significant amounts of REEs in the 1980s and rapidly came to dominate mining and processing, including downstream manufacturing of rare earth magnets.

Rare earth permanent magnets are an essential part of the modern economy, performing core functions in components of trillions of dollars in global GDP including clean energy, transportation, consumer electronics, medical equipment, robotics, and national defense.

There are 17 REEs comprising the 15 lanthanide elements, yttrium, and scandium. While often characterized as a single group, each element has different properties and vastly different scarcity such that rare earth oxide (“REO”) market prices quoted by Asian Metals (www.asianmetals.com) range from approximately $2,000 per kilogram for terbium to less than $1.50 per kilogram for cerium.

Figure 2: Periodic Table of Elements highlighting Rare Earth Elements; source: Bloomberg

REEs are often subdivided into three categories based on their atomic number, comprising Lights (LREE) which include lanthanum, cerium, praseodymium and neodymium; Mids (MREE) which include samarium, europium, and gadolinium, and Heavies (HREE) which include terbium through lutetium plus scandium and yttrium. However, those categories do not reflect the commercial market.

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Commercially, the most important use of REEs is in permanent magnets. Neodymium-iron-boron (“NdFeB” or “neo”) permanent magnets use a combination of neodymium (“Nd”) and praseodymium (“Pr”) with additional dysprosium (“Dy”) and terbium (“Tb”) in high-temperature applications. These four elements, collectively the neo magnet rare earth elements, represent more than 90% of the value of REEs in mineral sand monazite feedstock evaluated by Medallion for processing by MMP to produce cerium depleted mixed oxides. The basket price of these neo magnet REOs, based on REO prices reported by Asian Metals, has doubled since 2020 to approximately $200/kg but remains at less than half the mid-2011 peak of $443/kg.

Figure 3: Basket Price of Neo Magnet REOs contained in monazite feedstock

Supply Chain Vulnerability

The U.S. Geological Survey’s (“USGS”) report “Mineral Commodity Summaries 2022” estimates that China mined approximately 60% of the world’s REEs in 2021, followed by the U.S. (15%), Myanmar (9%), Australia (8%) with the rest of the world contributing approximately 8%.

However, in 2021 all the production from the U.S. and Myanmar, and some of the Australian REE production was processed in China, such that downstream value was created within China. The USGS reported the U.S. as being 100% dependent on imported REEs for downstream manufacturing.

Under the Made in China 2025 initiative, China is moving downstream in the production cycle, aiming to produce more manufactured and semi-manufactured goods for domestic consumption or export in contrast to its previous focus on exporting low value raw materials.

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Figure 4: Share of top three producing countries in global production of selected minerals and fossil fuels

Despite the importance of REEs to modern industry, the REE supply chain demonstrates a high degree of vulnerability. Currently, mineral concentrates from Mountain Pass are shipped from the California to China for processing and concentrates from Mount Weld are shipped from Australia to Malaysia, and some of the mixed oxides produced in Malaysia are then shipped to China for further processing.

Disrupting the REE supply chain has been a tool in past international conflicts. Following a territorial dispute in 2010 between China and Japan regarding the Senkaku Islands, China restricted supplies of REEs to Japan which caused market prices to surge ten-fold or more between early 2010 and late 2011.

Figure 5: Rare Earth Element Supply by Import Source; source – U.S. Dept of Commerce, Bureau of Industry and Security Materials Assessment, Rare Earth Elements (2016)

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U.S. Government policies support both domestic production and production within the National Technology and Industrial Base (“NTIB”) countries – namely the U.S., Australia, Canada, and the United Kingdom – and other so-called “friendly” nations such as Japan, South Korea, and members of the European Union.

President Biden has indicated a preference for upstream mining and initial processing in Australia and Canada with downstream manufacturing in the U.S.

Key markets driving medium- and long-term demand for REEs

We expect the major drivers of demand for REEs to be permanent magnets used in electric vehicles, wind turbines and other high growth markets.

Electric Vehicles

The accelerating transition from internal combustion engines (ICE) to electric vehicles (“EVs”) is well documented. The International Energy Agency’s (IEA) Global EV Data Explorer (https://www.iea.org/articles/global-ev-data-explorer) assesses global EV sales under its sustainable development scenario (SDS) needed to meet the targets set by the 2015 Paris Climate Accords and a more conservative forecast based on stated policies (STEPS) that have already been announced.

The IEA projects that global EV sales in 2030 will be between 26 million and 49 million units, or between 8 and 15 times the sales of 3.2 million units in 2020, with growth of sales of trucks and buses expected to outpace the growth in the sales of cars and light trucks. The IEA projections equate to between 23% and 31% compound annual growth rate (CAGR) for cars and light trucks and between 26% and 39% for trucks and buses from 2020 to 2030.

Figure 6: International Energy Agency’s (IEA) Projections of Global EV sales

There are two types of electric motors in EVs: induction and permanent magnet motors. Permanent magnet motors are generally recognized as offering greater range and performance – Tesla adopted permanent magnets for the Model 3 and subsequently for the smaller front motors in its older models.

We estimate that EV’s represent approximately 10% of global demand for neo magnets in 2019/2020. If the EV market grows ten-fold by 2030 it would consume all the current production of neodymium and praseodymium (“NdPr”).

Due to high temperature operating conditions, neo magnets in EVs require dysprosium and terbium (“DyTb”) in the alloy to prevent demagnetization. We estimate that neo magnets in EVs represent a larger share of the DyTb market than of the NdPr market and therefore anticipates that the effect of EVs will be greater.

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Wind Turbines

Wind turbine technology has evolved rapidly to include variable speed turbines which can either power an induction generator via a gearbox or a permanent magnet generator using a direct drive system. By eliminating the gearbox, direct-drive wind turbines are more reliable and easier to maintain as well as lighter and capable of generating electricity at lower wind speeds. Weight and reliability are most important for the largest, offshore wind turbines that are being manufactured today.

Figure 6: Mineral Intensity for wind power by turbine type, International Energy Agency

Medallion’s Technologies

We currently have two REE process technologies, namely the Medallion Monazite Process (MMP) and the Ligand Assisted Displacement (LAD) Chromatography process, and we are in the advance stages of evaluating a third REE process technology for metallization and recycling. Additionally, we continue to seek to identify and acquire process technologies or methods to complement and/or extend our current portfolio and enable the clean energy transition.

Figure 7: Industry Position of Medallion Technology Platforms

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Medallion Monazite Process

The proprietary MMP focusses on recovering mixed REE concentrates from monazite, a byproduct of many heavy mineral sand operations that produce the bulk of the world’s supply of titanium and zirconium. We designed the MMP to be highly automated, safe and cost efficient. The MMP is not limited to processing byproduct monazite and could be deployed on hard-rock derived monazite from primary mining operations.

There are several important criteria for successful extraction of REEs from monazite. Cerium, the most abundant REE (typically making up 40% of the total REE content of monazite), is mainly used in relatively mature markets such as catalysts, pigments and phosphors. As demand for NdPr for neo magnets has driven increased production of all REEs, cerium has move to oversupply. The value of the cerium in a typical monazite concentrate is less than the additional separation and transportation cost. MMP incorporates a low-cost method to remove cerium. Monazite typically contains actinides (uranium and thorium), which must be removed from the REE circuits. In the past, these actinides have not always been handled with appropriate concern for health, safety and the environment. The MMP allows the removal of these elements in a safe and stable form.

In 2012, we commissioned a report by SENES Consultants Limited to review the health and safety aspects of our proposed monazite processing. SENES supported our view that a highly automated commercial scale monazite processing plant could be operated safely in compliance with international mineral processing health, safety, and environmental standards.

With this confirmation of concept, we sought to develop a better process that builds on the commercially standard practice – a two-step process of caustic monazite digestion and acid leaching of the caustic residue – with the following design objectives:

●	Scalable, to ensure deployments can accommodate growth;

●	Transferable, to ensure the Process can be deployed on multiple feedstock sources and/or multiple geographic locations;

●	Extensible, to ensure the Process can be customized and augmented based on constraints imposed by the locality of the deployment

●	Efficient, minimizing the demand on energy and consumables while maximizing the utilization and valorization of metals contained in the monazite;

●	Automated, to reduce operator exposure to a challenging work environment as well as operate an economically-lean workforce with enhanced safety; and

●	Modular, in support of both the scalable and extensible design objectives a modular approach has been adopted to expansion and customization of the Process.

Initial process development began with laboratory-scale success using the caustic metallurgical process. During subsequent development work we produced a mixed REE carbonate concentrate provided to a third-party for initial product qualification that confirmed the suitability of the material for that party’s process.

In 2018, we completed bench-scale production of cerium-depleted REE concentrate. This early version of the MMP process incorporated the removal of cerium, significantly increasing the value per kilogram of the REE concentrate. This phase of test work produced a mixed REE carbonate concentrate which would satisfy the quality specifications of established REE refineries.

We completed development of the proprietary flowsheet for the MMP process in 2019. Key features of the process enable:

●	High degree of process automation for enhanced safety by isolating workers from harsh operating environments;

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●	Highly-energy efficient design employing energy recovery systems;

●	Option for a zero-liquid discharge plant to provide additional flexibility on planning/permitting;

●	Waste production options; and

●	“Off-the-shelf” equipment – the innovations relate to how the equipment is configured and used.

In November 2019, we engaged Australian-based Simulus Engineers, an independent engineering consultancy, to develop a chemical process model for the MMP process. The integrated process model incorporated the findings from the test work programs and confirmed the technical viability of the complete process.

MMP Process Flowsheet

The MMP process is designed to produce high-purity mixed REE as a chemical concentrate as well as byproduct trisodium phosphate (“TSP”), and radioactive materials in a form where they can be handled effectively for market or storage. In November 2020, we extended Simulus Engineers’ engagement to include a confidential techno-economic assessment (“TEA”) of the MMP process.

The TEA evaluated a commercial-scale facility processing 7,000 metric tons per year of monazite feedstock. Simulus estimated the capital cost at $34 million including 15% contingency and annual operating costs of approximately $21 million, excluding the cost of the monazite feedstock.

Figure 8: Simplified schematic representation of the Medallion Monazite Process flowsheet

The TEA estimated the facility would produce approximately 870,000 kilograms of NdPr contained in a cerium-depleted mixed carbonate per year, which would represent less than 2% of the global primary market of approximately 60 million kilograms, according the ADAMAS Intelligence. At 2021 average prices, Medallion estimate the value of the contained NdPr produced each year by the proposed facility would be approximately $85 million – note that a mixed concentrate is worth less than the value of the contained REOs.

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In April 2021, we announced completion of a suite of diagnostic test work at the Australian Nuclear Science and Technology Organization (“ANSTO”) in Sydney, to extract REE from monazite. The monazite was sourced from an Australian mineral sand mine. Test work was focused on correlating low cost “diagnostic” mineralogical and chemical data from “run of mine” monazite with more comprehensive extraction results from the MMP.

We commissioned Minviro Ltd. to complete a Life Cycle Assessment (“LCA”) to evaluate the environmental impact of processing byproduct monazite employing the MMP.

Monazite Feedstock

We have conducted a suite of diagnostic analysis at ANSTO evaluating the potential to process monazite from operating and prospective heavy mineral sand operations in Australia using the MMP process. As source material becomes available, we will continue to grow this data bank in order to help us optimize process conditions for a potential processing hub in Australia.

We entered into a non-binding letter of intent (“LOI”) with Australian private company ACDC Metals Pty Ltd (“ACDC”) to utilize our proprietary MMP process. ACDC is securing mineral sand properties and other exploration assets in Victoria, Australia. The LOI outlines various terms and conditions that will form the basis of a binding contract, subject to mutual due diligence, provides ACDC with the right to construct a mineral sand monazite refinery in southeastern Australia utilizing the MMP, and the right to sub-license the LAD Chromatography process for REE separation from us.

Medallion is in discussion with a range of partners regarding business opportunities in this area.

Ligand Assisted Displacement Process

In 2020, we initiated a comparative technical review of existing and emerging REE separation technologies and, on February 18, 2021 we announced the acquisition of an exclusive license to use Purdue’s Ligand Assisted Displacement (“LAD”) Chromatography REE separation process to separate REEs from all raw material feed stocks excluding coal sources and recycled materials from manufacturing wastes and recyclates from battery and magnet sources..

We are supporting development of the LAD Chromatography process through a three-year sponsored research program with Purdue, targeting the design, development, and operation of a demonstration plant. In June 2021 the Company announced successful separation and purification of Nd and Pr from an REE chemical concentrate derived from monazite processed via the MMP.

The LAD Chromatography process is capable of processing complex multiple metal mixtures into individual metals (or groups) and, as such it may find uses in other separation processes which currently employ solvent extraction.

We expect that the LAD Chromatography process will be a low-cost, environmentally friendly process that will be readily adaptable to different feedstocks, unlike current standard-practice in China and elsewhere.

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Vertical Integration

The MMP and LAD Chromatography processes can operate independently or can be integrated into a combined facility processing monazite feedstock and producing separated rare earth oxides, as shown in Figure 7.

Figure 9: Conceptual REE monazite to magnet supply chain utilizing the Medallion Monazite Process and Purdue’s LAD Chromatography. Red box outlines the system boundary for the current Techno Economic Assessment

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Classification of Technology Development

Technology development is often classified by the technology readiness level (TRL) framework developed by the National Aeronautics and Space Administration (NASA). We utilize the TRL system as an evaluation framework for our existing portfolio and prospective technologies.

Figure 10: Technology Readiness Levels of novel technology as defined by NASA to assess state of development

The TRL classification starts with initial research (TRL 1) and progresses through proof of concept, prototype design and laboratory testing, pilot plant and ultimately full-scale design, development and deployment.

We believe that our best opportunities lie between proof of concept (TRL 3) and the start of pilot work (TRL 7), where emerging technologies have been identified but not optimized and the company leadership can contribute with their extensive expertise in technology development, innovation management and business development to an accelerated commercialization of the technology.

We believe the Medallion Monazite Process is ready to move from TRL 4 to TRL 7, a commercially ready system. The MMP is a proprietary process, developed through internal research and engineering, for recovering REE mixed concentrates as byproducts from heavy mineral sands mining. It is a value-added process for material that has already been mined with no incremental mining activity.

In addition, we identified Ligand Assisted Displacement as an improvement to standard practice process technology in separating mixed REE concentrate into saleable rare earth oxides and other compounds, given the higher market value attributed to REOs. We conducted extensive evaluation of incumbent and emerging alternative technologies and ultimately selected and acquired the patented LAD Chromatography process developed at Purdue University. We are currently supporting LAD Chromatography’s advancement through prototype and pilot plant development – namely from TRL 4 to TRL 7. The LAD Chromatography process is applicable to a wide range of REE feedstocks and, hence, broadens market access. Commercially, the LAD Chromatography process can be deployed downstream to the MMP or as a standalone system.

Commercially, our approach is to use an enhanced licensing model whereby we receive performance-related fees or equity or alternatively, build, own, and operate a specialized processing plant to convert a range of low value feedstocks to high value materials.

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Competitive Strengths

We believe our competitive strengths include:

●	Experienced, qualified management with a demonstrated ability to identify, develop and commercialize process technology opportunities, especially during a period of disruptive technology change;

●	An initial technology portfolio that, we believe, offers low-cost, energy-efficient processes with less environmental impact than incumbent alternatives, specifically:

○	established technical leadership in extracting REEs from monazite byproduct of heavy mineral sand processing,

○	established technical leadership in the separation of mixed REE which can be applied to a broad range of natural raw material feedstocks;

●	We have global technical and financing experience and access to relevant networks in the U.S., Europe, Australia and Southeast Asia; and

●	Management has experience in the identification, appraisal and development of emerging technologies.

Growth Strategies

Our business strategy is to identify, develop and commercialize technologies critical to the clean energy transformation. This strategy has initially been deployed in rare earth processing through the acquisition and development of the MMP and LAD Chromatography systems.

We are now in a position to secure additional licensing agreements whereby we will license the MMP process and advance the LAD Chromatography process towards commercial applications. Complimentary to these technology-oriented activities we will seek to identify and secure appropriate mixed REE concentrates to provide further deployment opportunities for the LAD Chromatography process.

In parallel, we intend to identify, evaluate, and as appropriate, acquire and commercially develop additional innovative intellectual property related to the clean energy transformation. This may include complimentary technologies to add value to the existing REE processes or technologies.

We plan to establish a portfolio of technologies targeting a variety of materials manufacturing including but not limited to clean energy production and storage and other major clean technology applications.

Environmental, Social, and Governance (“ESG”) Mandates Impacting Global Capital Allocation Throughout Value Chain

We believe it is essential that minerals required for the clean energy transition be produced in accordance with ESG best practices. The production of EVs and clean energy technologies should not cause harm to the communities or the environment where they are produced.

Our MMP extracts REEs from what is otherwise waste material that would need to be stored. Our MMP is a value-added process utilizing byproducts that causes no incremental mining activity to produce REEs. Additionally, the MMP process can be operated with no liquid discharge and there are only small volumes of solid waste that can be easily stored.

As we grow, we intend to further implement ESG best practices throughout our operations and activities, including advancing the 17 Sustainable Development Goals adopted by all the United Nation Member States in 2015, notably Affordable and Clean Energy (SDG 7) and Responsible Consumption and Production (SDG 12).

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Business Outlook

We are currently focused on:

Process Development

●	Using appropriate testing service laboratories to test specific parts of the monazite processing flowsheet in order to further optimize and produce larger sample volumes evaluation

●	Supporting research at Purdue University to test and commercialize LAD Chromatography process

Customer Engagement

●	Building relationships with downstream customers in the electric vehicle, wind energy and magnet industries

●	Monazite Feedstock Sourcing/Partnerships

●	Mixed REE Concentrate Sourcing/Partnerships

●	Further developing commercial and technical relationships with mineral sand mining operators and regional governments to assess and source monazite-sand concentrate

●	Finalization of supply contacts and partnerships for regions of operation

●	Building a team to support all parts of monazite acquisition and transport

Opportunity Assessment and Technology Acquisitions

●	Continued assessment of opportunities which are identified or offered to Medallion

●	Where appropriate acquire technologies and support their development

Corporate History

Medallion Resources Ltd., formerly Hera Resources Inc., was formed on December 8, 1998 upon the amalgamation of Hera Resources Inc., incorporated under the Business Corporations Act (British Columbia) (“BCBCA”) on July 6, 1988, and Talented Mines Ltd, which was incorporated as Phoenix International Capital Ltd. under the BCBCA on November 25, 1986 and changed its name to Talented Mines Ltd. on May 12, 1988. Hera Resources Inc. changed its name to Medallion Resource Ltd. on February 10, 1998.

From its inception until 2009, we were focused on a portfolio of mineral exploration projects. In September 2009 we announced a new focus on exploring for lithium, REEs and other metals related to clean energy. In evaluating REE opportunities, we evaluated the health and safety challenges related to processing REE ores which led us to commenced development of our MMP process for monazite.

Our fiscal year end is March 31st.

Employees

As of March 3, 2022, we had no full-time employees and employed 4 people on a part-time basis.

Intellectual Property Rights

We have developed our proprietary MMP technology and knowhow internally.

We have licensed the right to use the Ligand Assisted Displacement (LAD) Chromatography REE separation process initially developed by Purdue University and licensed from Purdue Research Foundation. The license gives us worldwide rights to develop and use a portfolio of patents for processing naturally occurring mineral sources including but not limited to primary ores, mining by-products and mining wastes including but not limited to mineral sands, but expressly excluding coal, coal by-products, coal waste products and acid mine drainage, and manufacturing wastes and recyclates from battery and magnet sources, which rights are held by another company.

Properties

We currently do not own any properties.

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Legal Proceedings

We are currently not involved in any legal proceedings; nor are we aware of any claims that could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Corporate Information

Our principal executive offices and headquarters are located at Suite 410 – 325 Howe Street, Vancouver, British Columbia, Canada V6C 1Z7 and our phone number is (604) 681-9558. We maintain a corporate website at www.medallionresources.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

MANAGEMENT

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position(s)
Mark Saxon	52	Chief Executive Officer and Director
Robert Doyle	66	Chief Financial Officer
Rod McKeen	66	Chair of the Board of Directors
Gabriel Alonso-Mendoza	36	Director
Kurt Forrester	42	Director
Andrew Morden	55	Director
David Shaw	70	Director
Alfredo Ramos Plasencia	46	Director Nominee

Executive Officers

Mark Saxon has been the Chief Executive Officer and member of our Board of Directors since May 2020. From February 2012 until May 2020, Mr. Saxon held increasingly senior positions at Leading Edge Materials Corp. which is focused on development of the Norra Kärr heavy rare earth project, including Executive Director from 2017 to January 2019 and Chief Executive Officer from January 2019 to May 2020. He has also served as Chief Executive Officer of Aguila Copper Corp since July 2020. He has more than 25 years of experience in the resources industry, representing junior and senior companies with a particular focus on critical raw materials. An Honours BSc graduate in Geology from the University of Melbourne, a Fellow of the Australasian Institute of Mining and Metallurgy and the Australian Institute of Geoscientists, Mr. Saxon has also received a Graduate Diploma of Applied Finance and Investment through the Financial Services Institute of Australasia. Mr. Saxon served as a director of Mawson Gold Limited from September 2004 until March 2020. Mr. Saxon is qualified to serve as Chief Executive Officer and a member of our Board of Directors as a result of his professional education and experience.

Robert Doyle has been the Chief Financial Officer of the Company since August 5, 2020. Mr. Doyle also acts as the Corporate Secretary for the Company. He combines over 30 years of experience in mergers and acquisitions as well as succession planning in Canada and the U.S. Most recently, he acted as a director and president at C3 Media Inc. from 2003 to 2022 and president of Tenant Payment System Inc. from 2006 to 2021. He also holds positions as an officer in four other private companies as a director of Heritage Funeral Services Ltd. since 2009, a director and vice president at Grand View Memorial Park & Crematory Inc. since 2014, a director at W.J. Jones & Son Limited since 2009 and president of Parkview Funeral Chapel Inc. since 2018. Mr. Doyle serves as Senior Vice President of Pacific Opportunity Capital Ltd, a company that provides outsource accounting, management and other corporate services and, as such, Mr., Doyle serves as the Chief Financial Officer of several of Pacific Opportunities’ clients that are publicly listed companies. Mr. Doyle holds Bachelor of Science and Licentiate of Accounting degrees from the University of British Columbia, and articled with Touche Ross & Co., now Deloitte LLP.

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Non-Employee Directors

Gabriel Alonso-Mendoza has been a member of our Board of Directors since August 2021 and serves on our Audit Committee. Mr. Alonso-Mendoza is the co-founder of and since August 2017 has served as Managing Partner of Amvest Capital Inc, a highly respected advisory firm specializing in the natural resources industry. Previously, Mr. Alonso-Mendoza was a registered representative at Ecoban Securities Corporation from January 2013 until August 2017. With his background in value investing, Mr. Alonso-Mendoza looks at fundamentals first, and takes a concentrated approach when evaluating new clients or portfolio companies. Throughout his career, he has raised and invested over $1 billion for companies in the mining and metals, oil and gas, and agriculture industries. Before forming Amvest Capital, Mr. Alonso-Mendoza worked on the buy and sell-side in various roles, spanning from analyst to junior partner. Mr. Alonso-Mendoza graduated from the University of Miami with a degree in International Finance and Marketing and is also a board member of the Cuban Artists Fund and Chashama. Mr. Alonso-Mendoza is qualified to serve as a member of our Board of Directors and as member of our Audit Committee as a result of his experience in investing in and arranging finance for resource and technology companies.

Dr. Kurt Forrester has been a member of our Board of Directors since March 15, 2022 and a technical consultant since September 2016. Dr. Forrester is a chartered chemical engineer and chartered professional metallurgist with extensive experience in metals and minerals processing, environmental compliance and applied research including process and technology development, feasibility studies, and detailed engineering design in a broad range of minerals and technologies, including rare earths. Dr. Forrester holds a BEng (first honors) and a PhD in engineering from the University of Sydney. Dr. Forrester is qualified to serve as a member of our Board of Directors as a result of his experience and expertise in a broad array of metallurgical processing and engineering.

Rod McKeen has been a member of our Board since September 13, 2006 and Chairman of the Board since October 22, 2020. Mr. McKeen is a retired lawyer and was a founder and principal of Axium Law Corporation in Vancouver, Canada, from January 2004 to December 2017. Mr. McKeen has more than 35 years’ experience in all facets of securities and corporate law pertaining to the mining and mineral-exploration industry. Prior to forming Axium Law Corporation, Mr. McKeen was a partner in the law firm of Gowling Lafleur Henderson LLP. Mr. McKeen’s practice encompassed emerging to mid-size mineral-resource companies with projects and operations around the world and involved dealing with stock exchanges and mergers, acquisitions and financing transactions on a similarly global basis. Mr. McKeen has served as a director of Tristar Gold Inc. since November 2019 and previously served as a director of Chaparral Gold Corp. from December 2013 until February 2015, a director of Santa Barbara Resources Limited from May 2010 until December 2015, a director of Gold Bull Resources Corp. from January 2016 until June 2020, a director of African Aura Mining Inc. until December 2013, and a director of International Minerals Corporation until December 2013. Mr. McKeen earned a Bachelor of Laws degree from the University of British Columbia, Vancouver, Canada, and a Bachelor of Arts degree from the University of Alberta, Edmonton, Canada. Mr. McKeen is qualified to serve as a member of our Board of Directors, a member of our Audit Committee, and a member of our Corporate Governance and Compensation Committee as a result of his extensive experience in corporate and securities law and service as on the board of directors of other emerging companies.

Andrew Morden has been a member of our Board of Directors since January 18, 2009. Mr. Morden has over 25 years of operations and finance experience gained working with start-up, medium sized and large corporations, Mr. Morden is a seasoned executive and leader. He has acted as a Director, CEO and/or CFO for several public and venture-backed technology and manufacturing entities. His experience includes overseeing operations, raising venture and public market financing and leading M&A initiatives. Mr. Morden began his career at KPMG and was a Senior Manager in their Corporate Finance practice before moving on to industry. Mr. Morden is a Chartered Accountant and holds a Bachelor of Commerce (Honours) from the University of British Columbia. Mr. Morden is qualified to serve as a member of our Board of Directors and Chair of our Audit Committee as a result of his extensive experience in corporate and financial management.

David Shaw has been a member of our Board of Directors since July 8, 2014. Mr. Shaw has almost four decades of experience in the technical and financial sectors of the mining and oil and gas resource industries. On the technical side he has specialized in the investigation of the structural controls of mineral deposits, in the financial side he has focused on financial and risk analysis of resource project investment. After graduating from Carleton University, Ottawa, with a Ph.D. in Structural Geology, he was employed by Chevron Resources Canada as an in-house structural consultant in both the mining and hydrocarbon divisions. He founded the Resource Research Department at Charlton Securities Ltd in Calgary before assuming the position as Senior Analyst at Yorkton Securities, based in Vancouver and Santiago, Chile. Mr. Shaw has served as a director of Trigon Metals Inc. since October 2019, of Great Quest Fertilizer Ltd, since December 2010, a director of Genius Metals Inc. since August 2020, and previously he served as a director of First Mining Gold Corp. until April 2020, of Cerro de Pasco Resources Inc. from October 2018 until March 2022, of First Majestic Silver Corp. until December 2019, and of Talison Lithium Limited until March 2013. Since the mid-1990s, he has worked as an independent consultant. Mr. Shaw is qualified to serve as a member of our Board of Directors and Chair of our Corporate Governance and Compensation Committee as a result of his extensive experience in financial evaluation and financing and service on the board of directors of other emerging companies.

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Non-Employee Director Nominee

Jose Alfredo Ramos Plasencia has been nominated as a member of our Board of Directors and will be appointed our Chief Executive Officer upon completion of the up-listing to the Nasdaq Capital Markets. Mr. Ramos has more than 20 years’ experience in the process industries, having worked in diverse research and development, engineering and operational roles across a wide range of sectors including chemicals, energy and mining. Alfredo has key expertise in digital design and smart manufacturing solutions having developed and commercialized novel technologies supporting design, engineering and operation of industrial production assets. Since April 2019, he has served as Managing Director of CPI Enterprises, a UK-based technology innovation center that is part of the UK Government’s High Value Manufacturing Catapult. Previously, he was Healthcare Director developing CPI’s healthcare strategy from February 2018 until March 2019. Before that he held increasingly senior positions with Process Systems Engineering, including Vice President Strategic Business Development from February 2016 until January 2019. From June 2019 until December 2021 Mr. Ramos served as an independent director of PolyPhotonix, a bio-photonic research and development company that designs, develops and manufactures non-invasive medical devices, and has been a Governor of Teeside University since December 2020. Mr. Ramos holds a Masters in chemical engineering from RWTH Aachen University (Dipl.-Ing.) and an MBA, with distinction, from London Business School. Mr. Ramos is is qualified to serve as Chief Executive Officer and as a member of our Board of Directors as a result of his professional education and experience.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our Board of Directors consists of six directors, four of whom are “independent” within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Management Supervision by Board

Our operations do not support a large Board of Directors and the Board of Directors has determined that the current size and constitution of the Board of Directors is appropriate for our current stage of development. Independent supervision of management is accomplished through choosing management who demonstrate a high level of integrity and ability and having strong independent members of the Board of Directors. The independent directors are able to meet at any time without any members of management including the non-independent directors being present.

Terms of Directors and Executive Officers

Each of our directors holds office until the next following annual meeting of shareholders at which time each director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our Board of Directors.

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Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Committees of the Board of Directors

We have established two permanent committees under the Board of Directors: an Audit Committee and a Corporate Governance and Compensation Committee. We have adopted a formal charter for each the Audit Committee and will adopt a formal charters for the Corporate Governance and Compensation Committee prior to the listing of our Common Shares on the Nasdaq Capital Market. We have determined that Rod McKeen, David Shaw, Andrew Morden, and Gabriel Alonso-Mendoza each satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. Each committee’s members and functions are described below.

Audit Committee.

The overall purpose of the Audit Committee is to ensure that the Corporation’s management has designed and implemented an effective system of internal financial controls, to review and report on the integrity of the consolidated financial statements and related financial disclosure of the Corporation and to review the Corporation’s compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information.

Our Audit Committee consists of Andrew Morden, Rod McKeen and Gabriel Alonso-Mendoza. Andrew Morden is the chairperson of our Audit Committee. Our Board of Directors also has determined that Mr. Morden qualifies as an “audit committee financial expert” within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

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Corporate Governance and Compensation Committee

Our Corporate Governance and Compensation Committee consists of Rod McKeen and David Shaw. David Shaw is the chairperson of our Corporate Governance and Compensation Committee. The Corporate Governance and Compensation Committee assists the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees. In addition, the Corporate Governance and Compensation Committee assists the in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors Board of Directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The corporate governance and compensation committee is responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our Board of Directors or for appointment to fill any vacancy;

●	reviewing annually with our Board of Directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our Board of Directors the directors to serve as members of committees;

●	advising the Board of Directors periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our Board of Directors on all matters of corporate governance and on any corrective action to be taken;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to our Board of Directors with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that persons independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Ad Hoc Committee. On October 19, 2021 the Board of Directors formed an ad hoc committee comprising Mr. McKeen, Mr. Alonso-Mendoza, Mr. Saxon and Mr. Doyle to evaluate listing our Common Shares on the Nasdaq Capital Market. On January 6, 2022 the Board of Directors further resolved to pay $600 per week to each of the two independent directors on the committee, namely Mr. McKeen and Mr. Alonso-Mendoza, to compensate them for their commitment to the committee.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics because the Board of Directors views good corporate governance as an integral component to our success, and to meet responsibilities to shareholders. The Code of Business Conduct and Ethics, which was filed on SEDAR on September 4, 2008 and is being filed as an exhibit to the registration statement of which this prospectus form as part.

EXECUTIVE AND DIRECTOR COMPENSATION

Named Executive Officers

Set out below are particulars of compensation paid to the following Named Executive Officers (“NEOs”):

(a) each individual who, in respect of the Company, during any part of the most recently completed financial year, served as chief executive officer, including an individual performing functions similar to a chief executive officer (“CEO”);

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(b) each individual who, in respect of the Company, during any part of the most recently completed financial year, served as chief financial officer, including an individual performing functions similar to a chief financial officer (“CFO”);

(c) in respect of the Company and its subsidiaries, the most highly compensated executive officer (other than the CEO and CFO) at the end of the most recently completed financial year whose total compensation was more than $150,000, as determined in accordance with applicable securities rules, for that financial year; and

(d) each individual who would be a NEO under paragraph (c) but for the fact that the individual was not an executive officer of the Company, and not acting in a similar capacity, at the end of that financial year.

During the fiscal year ended March 31, 2021, the Company had four NEOs, Mark Saxon, the Company’s current President and Chief Executive Officer; and Robert Doyle, the Company’s current Chief Financial Officer and Corporate Secretary. Mr. Donald Lay served as the Company’s Chief Executive Officer until April 25, 2020, and Mr. Thomas Arnould served as the Company’s Chief Financial Officer and Corporate Secretary until July 24, 2020.

Table of Compensation Including Compensation Securities

The following table sets out compensation paid, payable, awarded, granted, given, or otherwise provided, directly or indirectly, by the Company or a subsidiary of the Company during each of the Company’s fiscal years ended March 31, 2021 and 2020, to each NEO and director, in any capacity, who served during such period.

Name and position	Year	Salary, consulting fee, retainer or commission ($)	Committee or meeting fees ($)	Value of all other compensation (1) ($)	Total Compensation including Other Compensation Securities ($)
MARK SAXON (2)	2021	129,161	Nil	161,827	290,988
President, CEO, and Director	2020	Nil	Nil	Nil	Nil
ROBERT DOYLE (3)	2021	40,000	Nil	48,204	88,204
CFO and Corporate Secretary	2020	Nil	Nil	Nil	Nil
DONALD LAY (4)	2021	88,000	Nil	3,859	91,859
Former Director and Former CEO	2020	144,000	Nil	24,533	168,533
THOMAS ARNOULD (5)	2021	14,000	Nil	Nil	14,000
Former CFO and Corporate Secretary	2020	46,940	Nil	3,066	50,006
ANDREW MORDEN (6)	2021	Nil	7,500	83,419	90,919
Director	2020	Nil	Nil	8,423	8,423
DAVID SHAW (7)	2021	Nil	7,500	99,043	106,543
Director	2020	Nil	Nil	12,382	12,382
DAVID HABER (8)	2021	Nil	Nil	5,145	5,145
Former Director	2020	Nil	Nil	6,177	6,177
ROD MCKEEN (9)	2021	Nil	7,500	96,594	104,094
Director	2020	Nil	Nil	4,605	4,605

(1)	Other Compensation comprises other compensation securities in the form of stock options and excludes perquisites that are not generally available to all employees that did not exceed $15,000.
(2)	Mr. Saxon was appointed as President and CEO on May 25, 2020 and was not paid any compensation for his role as director of the Company. Amounts under “Salary” for Mr. Saxon pertain to compensation paid by the Company to a private company owned by Mr. Saxon.
(3)	Mr. Doyle was appointed as CFO and Corporate Secretary on August 5, 2020. Amounts under “Salary” for Mr. Doyle pertain to compensation paid by the Company to Pacific Opportunity Capital Ltd., a company of which, Mr. Doyle is a shareholder. This amount relates to management and accounting services of an accounting and administrative team of two people during the fiscal year ended March 31, 2021.

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(4)	Mr. Lay became a director of the Company on April 25, 2001. He resigned from the CEO position on May 20, 2020 but remained as a director. Mr. Lay was not compensated for his services as a director. Amounts under “Salary” for Mr. Lay pertain to compensation paid by the Company to a private company controlled by Mr. Lay.
(5)	Mr. Arnould resigned from the CFO position on July 24, 2020. Amounts under “Salary” for Mr. Arnould pertain to compensation paid by the Company to a private company controlled by Mr. Arnould.
(6)	Mr. Morden became a director of the Company on January 18, 2009. Mr. Morden was paid $7,500 during the financial year ended March 31, 2021 for his services as a director and attending meetings of our Board of Directors.
(7)	Mr. Shaw became a director of the Company on July 8, 2014. Mr. Shaw was paid $7,500 during the financial year ended March 31, 2021 for his services as a director and attending meetings of our Board of Directors.
(8)	Mr. Haber became a director of the Company on February 9, 2005 and resigned on October 22, 2020.
(9)	Mr. McKeen became a director of the Company on September 13, 2006. Mr. McKeen was paid $7,500 during the financial year ended March 31, 2021 for his services as a director and attending meetings of our Board of Directors.

External Management Companies

Mr. Saxon is indirectly compensated through a consulting agreement between the Company and Sierra Peru Pty Ltd., a firm controlled by Mr. Saxon. See “Employment, Consulting and Management Agreements” for a description of the agreement.

Mr. Doyle is indirectly compensated through a consulting agreement between the Company and Pacific Opportunity Capital Ltd., a firm of which, Mr. Doyle is a shareholder. See “Employment, Consulting and Management Agreements” for a description of the agreement.

Mr. Lay was indirectly compensated through a consulting agreement between the Company and a private company controlled by Mr. Lay.

Mr. Arnould was indirectly compensated through a consulting agreement between the Company and a private company controlled by Mr. Arnould.

Except as disclosed herein, none of the NEOs or directors of the Company have been retained or employed by an external management company which has entered into an understanding, arrangement or agreement with the Company to provide executive management services to the Company, directly or indirectly.

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Stock Options and Other Compensation Securities

The following table discloses all compensation securities granted or issued to each NEO and director during the fiscal year ended March 31, 2021 by the Company or one of its subsidiaries in the fiscal year ended March 31, 2021 for services provided or to be provided, directly or indirectly, to the Company or any of its subsidiaries and the total amount of compensation securities held as at the Company’s fiscal year end of March 31, 2021. All compensation securities granted by the Company are options to purchase our Common Shares.

Name and Position	Number of Compensation Securities, Number of Underlying Securities, and Percentage of Class(1)	Date of Issue or Grant (2)	Issue, Conversion or Exercise price	Closing Price of Security or Underlying Security on Date of Grant	Closing Price of Security or Underlying Security at Year End	Expiry Date	Total Amount of Compensation Securities Held at Year End
MARK SAXON, CEO, President,	1,100,000	May 25, 2020	$0.105	$0.105	$0.41	May 25, 2025	1,515,000
Director	315,000	July 22, 2020	$0.195	$0.185	$0.41	July 22, 2025
ANDREW MORDEN	30,000	July 22, 2020	$0.195	$0.185	$0.41	July 22, 2025	500,000
Director	195,000	September 18, 2020	$0.33	$0.35	$0.41	September 18, 2020
	45,000	March 29, 2021	$0.415	$0.39	$0.41	March 29, 2021
DAVID SHAW	22,500	July 22, 2020	$0.195	$0.185	$0.41	July 22, 2025	500,000
Director	195,000	September 18, 2020	$0.33	$0.35	$0.41	September 18, 2020
	93,750	March 29, 2021	$0.415	$0.39	$0.41	March 29, 2021
ROD MCKEEN	22,500	July 22, 2020 (2)	$0.195	$0.185	$0.41	July 22, 2025	500,000
Director	240,000	September 18, 2020	$0.33	$0.35	$0.41	September 18, 2020
	45,000	March 29, 2021	$0.415	$0.39	$0.41	March 29, 2021
DONALD LAY Former Director	22,500	July 22, 2020	$0.195	$0.185	$0.41	July 22, 2025	457,500
DAVID HABER Former Director	30,000	July 22, 2020	$0.195	$0.185	$0.41	July 22, 2025	30,000
ROBERT DOYLE CFO and Corporate Secretary	150,000	September 18, 2020(2)	$0.33	$0.35	$0.41	September 18, 2025	150,000

(1)	The numbers under this column represent the number of options and the same number of Common Shares underlying the related options.

(2)	The options vested on the date of the grant.

No compensation security has been re-priced, cancelled and replaced, had its term extended, or otherwise been materially modified, in the most recently completed financial year.

There are no restrictions or conditions for converting, exercising or exchanging the compensation securities.

During the financial year ended March 31, 2021, no NEO or director exercised compensation securities.

Stock Option Plan

The Stock Option Plan is used to provide share purchase options which are granted in consideration of the level of responsibility of the executive officers, directors, employees, consultants and other personnel (the “Optionees”) as well as their impact or contribution to the longer-term operating performance of the Company. The Stock Option Plan also helps the Company to attract and retain in our employ persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Company.

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The Stock Option Plan is presently administered by our Board of Directors. Our Board of Directors reviews and approves grants of options on an annual basis and periodically during the Company’s fiscal year.

In determining the number of options to be granted to the Optionees, the directors ensure that such grants are in accordance with the policies of the TSX Venture Exchange (the “Exchange”), and closely align the interests of the executive officers with the interests of shareholders.

The Stock Option Plan must be re-approved on an annual basis by the shareholders at each annual general meeting of the Company as required by the policies of the Exchange.

The Company’s Stock Option Plan includes the following provisions:

●	The Stock Option Plan is administered by a “Committee” which means the Board of Directors of the Company or such committee of the Board of Directors that the Board of Directors has designated to administer the Stock Option Plan;

●	Options may be granted to employees, directors, executive officers, consultants and other personnel or a subsidiary of the Company (or such other persons permitted by the TSXV to be granted options) who are in the opinion of the Committee in a position to contribute to the success of the Company or any subsidiary of the Company or who, by virtue of their service to the Company or any predecessors thereof or to any subsidiary of the Company, are in the opinion of the Committee, worthy of special recognition.;

●	The number of Common Shares reserved and authorized for issuance pursuant to options granted under the Stock Option Plan is 10% of the issued and outstanding Common Shares on a non-diluted basis from time to time, unless the Company has obtained disinterested shareholder approval if and as may be required by the TSXV;

●	The aggregate number of optioned Common Shares granted to any one optionee in a 12 month period must not exceed 5% of the issued and outstanding Common Shares, unless the Company has obtained disinterested shareholder approval if and as may be required by the TSXV;

●	The number of optioned Common Shares granted to any one consultant in a 12 month period must not exceed 2% of the issued and outstanding Common Shares;

●	The aggregate number of optioned Common Shares granted to optionees who are employed to provide investor relations activities must not exceed 2% of the issued and outstanding Common Shares of the Company in any 12 month period;

●	The number of optioned Common Shares granted within a 12-month period to insiders of the Company must not exceed 10% of the issued and outstanding Common Shares;

●	The exercise price for options granted under the Stock Option Plan is determined by the Board of Directors when such option is granted and shall be an amount at least equal to the market price of the Common Shares less applicable discounts permitted by the TSXV. The Company has followed the practice of granting all stock options at or above the market price of the Common Shares;

●	Options may be exercisable for a term up to ten (10) years, as determined by the Board of Directors, subject to earlier termination in the event of death or the optionee’s cessation of services to the Company;

●	Options granted under the Stock Option Plan are non-assignable, except by will or the laws of descent and distribution;

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●	Options granted to any optionee who is a director, executive officer, employee, consultant or person engaged in investor relation services shall expire the earlier of: (a) that date which is 30 days after the optionee ceases to be in at least one of such categories unless an earlier date is provided for in the optionee’s option agreement; and (b) the expiry of the option period. The Committee may extend the period specified in the aforementioned subparagraph (a) in respect of any option for a specified period up to the expiry of the option period, but in no event, so long as the Company is listed on the TSXV, the extended period shall exceed the date which is ten years from the date of grant of the option;

●	The Committee may, in its discretion but subject to any necessary regulatory approvals and only if the expiration date would occur during a black-out period, provide for the extension of the exercisability of a stock option, accelerate the vesting or exercisability of any option, eliminate or make less restrictive any restrictions contained in an option, waive any restriction or other provision of the Stock Option Plan or an option or otherwise amend or modify an option in any manner that is either (a) not adverse to the optionee or (b) consented to by such Optionee;

●	The vesting schedule for each option shall be determined by the Committee at the time the option is granted and shall be specified in the option agreement in respect of the option;

●	If there is a takeover bid or tender offer made for all or any of the issued and outstanding Common Shares, then the Committee may, by resolution, permit all outstanding options to become immediately exercisable in order to permit the Common Shares issuable under such options to be tendered to such bid or offer; and

●	The Board of Directors may amend or terminate the Stock Option Plan or any outstanding option granted under the Stock Option Plan at any time without the approval of shareholders of the Company or Optionees in order to conform the Stock Option Plan to applicable law or regulation or the requirements of the Exchange or any relevant regulatory authority.

Employment, Consulting and Management Agreements

Compensation for Mark Saxon was determined in May 2020. Mr. Saxon is indirectly compensated through an arrangement between the Company and a private company controlled by Mr. Saxon providing for annual fixed compensation of $144,000, subject to change as the Board of Directors may determine from time to time, for his services as President and CEO. Mr. Saxon is also entitled to receive option-based compensation periodically at the discretion of the Board of Directors. The arrangement was effective May 25, 2020 for a 12-month period and automatically renews on the anniversary of the effective date, unless earlier terminated. Mr. Saxon may terminate the arrangement with 30 days written notice to the Company. The Company may terminate Mr. Saxon by written notice at any time with or without cause. However, if the Company terminates Mr. Saxon without cause, he is entitled to a termination payment of $72,000, and if a termination without cause between 60 days before announcement of a change of control of the Company and 180 days after completion of a change of control, Mr. Saxon is entitled to a termination payment of $144,000.

Compensation for Robert Doyle as Chief Financial Officer and Corporate Secretary was determined in August 2020 and remains unchanged. Mr. Doyle is indirectly compensated through a consulting agreement between the Company and Pacific Opportunity Capital Ltd., a firm of which Mr. Doyle is a shareholder, providing for annual fixed compensation of $60,000, subject to change depending on the amount of work done by Pacific Opportunity Capital Ltd. Pursuant to this consulting agreement, the Company pays this annual fixed consulting fees for the services of Mr. Doyle as CFO and for financial and administrative services, which may be provided by other members of Pacific Opportunity Capital Ltd. Mr. Doyle is also entitled to receive option-based compensation periodically at the discretion of the Board of Directors. The arrangement was effective August 1, 2020 and will continue indefinitely, unless terminated. Either the Company or Pacific Opportunity Capital Ltd. may terminate the consulting agreement by written notice of not less than thirty (30) days prior to the effective date of such termination.

Kurt Forrester provides technical consulting services through ARN Perspective, a privately held company, a firm of which Dr. Forrester is a shareholder and serves as Managing Director. The Company pays ARN Perspective a monthly fee of GBP 6,800, or approximately USD 8,600 and may be terminated by either party on 30-days’ notice except that, if the Company terminates the contract without cause within 60 days of an announcement of a planned Change of Control or within 180 days after completion of a Change of Control, or if ARN terminates the contract within 90 days of completion of a Change of Control, the Company shall make a termination payment of GBP 13,600.

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The Company has entered into a binding offer of employment with Alfredo Ramos Plasencia whereby, upon completion of this offering, Mr. Ramos will be appointed Chief Executive Officer and Director. Mr. Ramos will be paid USD 280,000 per annum, be eligible for bonuses upon achieving goals to be determined by the Board of Directors, and options to purchase Common Shares equivalent to 2.4% of the number of Common Shares issued immediately after this offering at an average exercise price of 140% of the price of the Units in this offering.

The Company paid Amvest Capital Group Holdings, Inc. (“Amvest”), a private company controlled by Gabriel Alonso-Mendoza, one of our directors, $14,130 for corporate advisory services during the period from October 1, 2020 until August 18, 2021 when Mr. Alonso-Mendoza was appointed to our Board of Directors and the contract with Amvest was terminated.

Except as disclosed herein, the Company and its subsidiaries have no management or employment contracts with any other Named Executive Officer or director.

Neither the Company, nor its subsidiaries, have a contract, agreement, plan or arrangement that provides for payments to an executive officer or director following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change of control of the Company or its subsidiaries, or a change in responsibilities of the executive officer following a change in control.

Oversight and Description of Director and Named Executive Officer Compensation

Compensation Discussion and Analysis

We do not have a formal compensation program with set benchmarks. Individual compensation is not directly tied to performance goals which are based on any specific objective and identifiable measure, such as our share price or earnings per share. However, we do have a compensation program which seeks to reward a NEO’s current and future expected performance. Individual performance is reviewed for all NEOs based largely on a qualitative evaluation of our achievement of corporate milestones and objectives. The principal objectives underlying our executive compensation program are as follows: (a) to attract and retain qualified executive officers, which includes having compensation that is competitive within the marketplace; (b) to align executives’ interests with those of the shareholders; and (c) to reward demonstration of both leadership and performance. Our executive compensation program has three principal components: base salary, performance bonus and stock options.

All compensation arrangements between us any director or executive officer of the Company must be approved by the independent directors of the Company. The independent directors are responsible for reviewing and considering corporate goals and objectives relevant to compensation for all executive officers, evaluating their performance in light of those corporate goals and objectives, and determining (or making recommendations to our Board of Directors with respect to) the level of compensation arrangements for the executive officers based on this evaluation.

Our Board of Directors has considered the implications of the risks associated with our compensation policies and practices. Our Board of Directors acknowledges that the Company, as an emerging growth company, does not presently generate any revenues, and that all management compensation to date has been derived solely from cash in the Company’s treasury, acquired by way of equity financings to date, and the grant of incentive stock options to management personnel and employees. Salary compensation to the NEOs is provided for pursuant to between NEOs and the Company. In order to provide necessary oversight and to mitigate against the risks posed by these management compensation arrangements, our Board of Directors has adhered to the policy of requiring all independent directors to evaluate and approve of all executive compensation arrangements and awards prior to their commitment. Our Board of Directors has also adopted a policy which requires the independent directors to review the terms of these executive compensation arrangements on an annual basis. At present, our Board of Directors has determined that the current executive compensation levels are not excessive and are in line with other companies of similar stature.

With respect to the longer-term component of executive compensation, options granted to executive officers under our Stock Option Plan serve to align the interests of those persons with the shareholders, and therefore mitigates any excessive risks that may be taken by the executive officers. As options are generally priced above market value at the time of grant and are subject to mandatory vesting schedules, the benefits of such compensation, if any, may not be realized by the executive until a significant period of time has passed. Accordingly, the ability of executives to take inappropriate or excessive risks that are beneficial to them from the standpoint of their compensation at the expense of the Company and its shareholders is extremely limited.

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The Company does not anticipate making any significant changes to its compensation policies and practices in the current financial year.

Elements of Compensation for NEOs

Base salary provides the NEOs a set amount of money during the year with the expectation that each Named Executive Officer will perform his responsibilities to the best of his ability and in the best interests of the Company.

Performance bonuses, in the form of cash payments, are designed to add a variable component of compensation based on the corporate and individual performances of NEOs. In determining to award performance bonuses, including the amounts thereof, our Board of Directors uses its discretion and takes into consideration our annual achievements, without assigning any quantifiable weight or factor in respect of any particular achievement or corporate milestone. During our fiscal year ended March 31, 2021, no performance bonuses were awarded to any NEO.

We consider the granting of incentive stock options to be a significant component of executive compensation as it allows us to reward each NEO’s efforts to increase value for shareholders without requiring the us to use cash from our treasury. Stock options are generally awarded to directors, officers, consultants and employees at the commencement of employment and periodically thereafter. The terms and conditions of our stock option grants, including vesting provisions and exercise prices, are governed by the terms of our Stock Option Plan.

Elements of Compensation for Directors

We compensate independent directors at a rate of $1,500 per month and, other than as disclosed herein, the Company has no arrangements, standard or otherwise, pursuant to which directors are compensated by the Company or its subsidiaries for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as consultant or expert during the most recently completed financial year.

Pension Disclosure

The Company does not provide a pension to any director or NEO.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Common Shares as of April 26, 2022, adjusted for the Reverse Split by:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our Common Shares on an as-converted basis.

The percentage ownership information under the column entitled “Percentage of Shares Beneficial Owned Before the Offering” is based on [1,559,887] shares of our Common Shares, following our Reverse Stock Split, outstanding as of April 26, 2022.

The percentage ownership information under the column entitled “Percentage of Shares Beneficial Owned After the Offering” are based on [4,059,877] Common Shares following the Reverse Stock Split, and on an as-converted basis outstanding as of the date of this prospectus, issued and outstanding immediately after the completion of this offering, assuming the underwriters do not exercise their over-allotment option.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

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Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Medallion Resources Ltd., 325 Howe Street, Suite 410, Vancouver, British Columbia V6C 1Z7.

	Number of Shares Beneficially Owned Before the Offering (1)		Number of Shares Beneficially Owned After the Offering		Percentage of Shares Beneficial Owned Before Offering	Percentage of Shares Beneficially Owned After Offering
Greater than 5% Shareholders:	nil		nil		*	*

Directors and Executive Officers:
Mark Saxon	[35,418	]	[35,418	]	2.2	*
Robert Doyle	[4,892	]	[4,892	]	*	*
Rod McKeen	[15,111	]	[15,111	]	*	*
David Shaw	[45,736	]	[45,736	]	2.8	[1.3	]
Andrew Morden	[9,169	]	[9,169	]	*	*
Kurt Forrester	[10,779	]	[10,779	]	*	*
Gabriel Alonso-Mendoza	[5,556	]	[5,556	]	*	*
*
All Directors and Executive Officers as a Group (7 persons)	[126,661	]	[126,661	]	7.5	[3.4	]

*	Less than 1%

RELATED PARTY TRANSACTIONS

Other than as disclosed below, and except for the regular compensation payments made to our directors and officers in the ordinary course of business as described in “Executive and Director Compensation”, there have been no transactions since December 31, 2021, or any currently proposed transaction or series of similar transactions to which the Company was or is to be a party, in which the amount involved and in which any current or former director or officer of the Company, any 5% or greater shareholder of the Company or any member of the immediate family of any such persons had or will have a direct or indirect material interest.

We compensate Mr. Saxon, President, CEO and director of the Company, through Sierra Peru Pty Ltd, a private company controlled by Mr. Saxon. We paid Sierra Peru Pty Ltd $129,161 during the year ended March 31, 2021, $108,000 during the nine months ended December 31, 2021, and continue to pay Sierra Peru Pty Ltd $12,000 per month.

We compensate Mr. Doyle, Chief Financial Officer of the Company through Pacific Opportunity Capital Ltd., a private company of which Mr. Doyle is a shareholder. We paid Pacific Opportunity Capital Ltd. $40,000 during the year ended March 31, 2021, $45,000 during the nine months ended December 31, 2021 and continue to pay Pacific Opportunity Capital Ltd $5,000 per month.

We paid Welsbach Holdings Ltd., a private company controlled by Mr. Mamadou, a former director of the Company, $16,702 for marketing and consulting fees during the nine months ended December 31, 2021 prior to his appointment to the Board of Directors and we have made no payments to Welsbach Holdings Ltd. since Mr. Mamadou’s appointment to the Board of Directors.

We paid Amvest, a private company controlled by Mr. Gabriel Alonso-Mendoza, a director of the Company, $14,130 for consulting fees during the nine months ended December 31, 2021 prior to his appointment to the Board of Directors and we have made no payments to Amvest since Mr. Alonso-Mendoza’s appointment to the Board of Directors.

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We paid ARN Perspective, a private company of which Dr. Forrester is a shareholder and Managing Director, GBP 81,600 for technical consulting fees during the year ended March 31, 201, GBP 61,200 for technical consulting fees during the nine months ended December 31, 2021, and continue to pay ARN Perspective a fee of GBP 6,800 per month.

Mr. Saxon, our CEO and member of our Board of Directors, is Chair of the board of ACDC Metals Pty Ltd., a privately held Australian company with which we have entered into a non-binding Letter of Intent whereby ACDC plans to license our MMP to process monazite to be recovered from ACDC’s potential operations in eastern Australia. We invested $31,746 to purchase 4,800,000 founder shares of ACDC that had a fair market value of $441,840 as of December 31, 2021.

Until June 13, 2021 we compensated Mr. Lay, our former CEO and former director, through Evster Holdings Ltd., a private company controlled by Mr. Lay. We paid Evster Holdings Ltd., $88,000 during the year ended March 31, 2021 and $52,000 during the nine months ended December 31, 2021.

Until November 2020, we sub-leased an office from Adler Business Solutions, Inc., a private company controlled by Mr. Haber, a former Director. During the year ended March 31, 2021 we paid Adler Business Solutions, Inc.$9,875 in rent.

During the year ended March 31, 2021, we repaid a $20,000 promissory note to Adler Business Solutions, Inc. ,a private company controlled by Mr. Haber, a former director, and paid Adler Business Solutions, Inc. $630 interest.

Until July 24, 2020 we compensated Mr. Arnould, our former Chief Financial Officer, through Cerulean Financial Ltd., a private company owned by Mr. Arnould. We paid Cerulean Financial Ltd.$14,000 during the year ended March 31, 2021.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Articles are summaries and do not purport to be complete. Reference is made to our Memorandum and Articles, which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as the “Articles”). All currency amounts below are in Canadian dollars.

Common Shares

The authorized share capital of the Company consists of an unlimited number of Common Shares without par value and without special rights or restrictions attached. All of our issued and outstanding Common Shares are fully paid and non-assessable. Our Common Shares are issued in registered form and are issued when registered in our central securities register. each shareholder is entitled, on request and without charge, to: (a) a share certificate representing the Common Shares registered in the shareholder’s name or, (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such share certificate. Our shareholders who are non-residents of British Columbia, Canada may freely hold and vote their Common Shares, subject to any applicable restrictions and hold periods on the Common Shares.

At our Annual General and Special Meeting of Shareholders to be held on May 27, 2022, our shareholders will be asked to consider and approve resolutions (the “Up-List Resolutions”) to authorize the Board of Directors to proceed with listing our Common Shares on Nasdaq Capital Market, completing a Reverse Split of our Common Shares up to one for ninety (1-for-90, and, if the Board of Directors determines that it is in the best interest of the Company at the time, delisting our Common Shares from the TSXV once trading of our Common Shares has been established on the Nasdaq Capital Market.

Warrants

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement (the “Warrant Agency Agreement”) between us and the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Warrant Agency Agreement, including the annexes thereto, and form of Warrant.

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The Warrants issued in this offering entitle the registered holder to purchase Common Shares at a price equal to USD [5.00] per share, subject to adjustment as discussed below, immediately following the issuance of such Warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering.

The exercise price and number of Common Shares issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Common Shares at prices below its exercise price.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Shares issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Shares issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of Common Share purchasable upon exercise of the Warrants is USD [5.00]. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Fractional Shares. No fractional Common Shares will be issued upon exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a shareholder. The Warrant holders do not have the rights or privileges of holders of Common Shares or any voting rights until they exercise their Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

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Governing Law. The Warrants and the Warrant Agency Agreement are governed by New York law.

Listing

We have applied to list the Common Shares and Warrants on the Nasdaq Capital Market under the symbol “MDL” and “MDLW” respectively.

Transfer Agent

The transfer agent for the Common Shares is Computershare Limited.

Dividends

Subject to the provisions of the BCBCA and any rights attaching to any class or classes of shares under and in accordance with the Articles, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose. Dividends may be paid by the distribution of specific assets or of fully-paid shares, bonds, debentures, or other securities of the Company, or in any one or more of those ways.

No dividend shall bear interest against the Company.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, during a shareholder vote:

(a)	on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy, and entitled to vote on the matter, shall have one vote per share; and

(b)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

Variation of Rights of Shares

Subject to the BCBCA and in particular those provisions relating to the rights of holders of outstanding shares to vote if their rights are prejudiced or interfered with, the Company may by ordinary resolution (as defined below):

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

An “ordinary resolution” means a resolution:

(a)	passed at a general shareholder meeting by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general shareholder meetings, or

(b)	passed, after being submitted to all of the shareholders holding shares that carry the right to vote at general shareholder meetings, by being consented to in writing by shareholders holding shares that carry the right to vote at general shareholder meetings who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution.

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A right or special right attached to issued shares must not be prejudiced or interfered with under the BCBCA or under the notice of Articles or the Articles unless the shareholders holding shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of those shareholders.

Alteration of Share Structure

Subject to the BCBCA and the Articles, the Company may, by ordinary resolution or by a resolution of the Board of Directors:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the BCBCA.

Inspection of Books and Records

Shareholders of the Company are entitled to, without charge, inspect certain corporate records of the Company pursuant to section 46 of the BCBCA. Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

General Meetings

Under the BCBCA, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the Board of Directors.

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders much, in any unanimous resolution, select as the Company’s annual reference date, a date that would be appropriate for the holding of the applicable annual general meeting. While the Company is listed on the TSX Venture Exchange, the Company must hold annual general meetings, whether or not the shareholders pass a unanimous resolution approving all of the business to be transacted at the meeting.

The directors also may, whenever they think fit, call a meeting of the shareholders.

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A general meeting of the Company may be held anywhere in British Columbia, Canada, or any other location approved by the resolution of the Board of Directors.

The Company must send notice of the date, time and location of any meeting of shareholders in the manner provided in the BCBCA and the Articles to each shareholder entitled to attend the meeting, to each director of the Company, and to the auditors, if and for so long as the Company is a public company, twenty-one days, and otherwise ten days before the meeting.

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of a meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the BCBCA, by more than four months. While the Company is a public company, the record date must not precede the date on which the meeting is held by fewer than twenty-one days. The accidental omission to send notice of any meeting of shareholder to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceeding at that meeting. Any persons entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

If a meeting of shareholders is to consider special business, as defined in the Company’s Articles, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s record office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

A shareholder or proxy holder who is entitled to participate in a meeting of shareholders may participate in, including vote at, a meeting of the shareholders in person, by telephone or other communications medium if all shareholders and proxy holders attending the meeting are able to participate in the meeting whether in person or by telephone or other communications medium.

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons, who are or representing by proxy, shareholders holding, in the aggregate, at least five percent of the issued shares entitled to be voted at the meeting. On a show of hands or by poll, every person present who is a shareholder or proxy holder entitled to vote on the matter has one vote per share.

Directors

Under the BCBCA, as a public company, the Company must have at least three directors, and as many directors as set by ordinary resolution. The shareholders may elect or appoint the directors needed to fill any vacancies in the Board of Directors up to the number of opened vacancies. If the shareholders do not elect or appoint the number of directors needed to fill any vacancies, then the directors may appoint directors to fill those vacancies.

A director is entitled to remuneration for acting as a director.

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At every annual general meeting, the shareholder entitled to vote must elect, or in the unanimous resolution, appoint, a Board of Directors consisting of the number of directors for the time being set under the Articles. All of the directors cease to hold office before the election or appointment of directors at the annual general meeting, but may be eligible for re-election or re-appointment.

A director of a Company is not required to hold shares issued by the Company.

Each director holds office until the next annual general meeting of shareholders, or until his or her earlier death, resignation or removal.

A director may be removed before the expiration of the director’s term of office by special resolution, in which case, the shareholders may elect or appoint by ordinary resolution a director to fill the remaining vacancy. The directors may remove a director before the expiration of the director’s term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of the Company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the Articles, a director ceases to be a director forthwith if:

(a)	he resigns his office by notice to us or a lawyer for the Company;

(b)	the term of office of the director expires;

(c)	he dies; or

(d)	he is removed pursuant to the Articles of the Company.

The Corporate Governance and Compensation Committee shall consist of at least two directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules.

The Audit Committee shall consist of at least three directors, all of whom are independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the BCBCA and our Articles, our business shall be managed by the directors, who may exercise all our powers as are not required to be exercised by the shareholders of the Company. No prior act of the directors shall be invalidated by any subsequent alteration of our Articles.

Our Board of Directors may by resolution appoint committees consisting of directors and delegate to such committees any of the directors’ powers, except for certain powers as specified in the Articles.

Our Board of Directors may from time to time and at any time by power of attorney or in any other manner appoint any person, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions of an attorney, however, must not exceed those vested in, or exercisable, by the directors under the Articles. The following powers may not be exercised by an attorney: the power to fill vacancies in the Board of Directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends. Our Board of Directors may remove any person so appointed and may revoke or vary the delegation.

Our Board of Directors may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a disclosable interest (as defined in the BCBCA). However, a director who holds a disclosable interest in a contract or transaction with which the Company has entered or proposes to enter into is not entitled to vote on any directors’ resolutions to approve the contract or transaction, unless all the directors have disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. Such director who holds a disclosable interest that is present for a meeting of the Board of Directors may be counted in the quorum at the meeting, whether or not the director votes on any or all of the resolutions considered at the meeting.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Shares in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares will be available for sale shortly after the offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of Common Shares in the public market after the restrictions lapse could adversely affect the prevailing market price for our Common Shares as well as our ability to raise equity capital in the future.

Upon completion of this offering, we will have [3,559,877] Common Shares issued and outstanding (or [3,859,877] shares if the underwriters exercise in full their option to purchase additional Common Shares).

Of these shares, the [2,000,000] Common Shares sold in this offering (or [2,300,000] shares, if the underwriters exercise in full their option to purchase additional Common Shares) will be freely tradable without further restriction or registration under the Securities Act, except that any shares purchased by our affiliates may generally only be sold in compliance with Rule 144, which is described below. The remaining Common Shares will be deemed “restricted securities” under the Securities Act. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are discussed below.

Lock-up Agreements

Each of our executive officers and directors and holders of 5% or more of our Common Shares (including securities convertible into or exchangeable for shares of our Common Shares) anticipate on entering into lock-up agreements under which these parties have agreed not to sell or otherwise transfer their shares for a period of ninety (90) days after the date of this prospectus. These lock-up restrictions are subject to certain exceptions and may be waived by the representatives of the underwriters at any time. As a result of these contractual restrictions, shares of our Common Shares subject to lock-up agreements will not be eligible for sale, including pursuant to Rules 144 or 701 under the Securities Act as discussed below, until these agreements expire, or the restrictions are waived by the representatives of the underwriters.

See “Underwriting” for a more complete description of the lock-up agreements.

Rule 144

In general, Rule 144 provides that once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of our Common Shares proposed to be sold for at least six months is entitled to sell those shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, Rule 144 provides that our affiliates or persons selling shares of our Common Shares on behalf of our affiliates are entitled to sell upon expiration of the market standoff agreements and lock-up agreements described above, within any three-month period, a number of shares of our Common Shares that does not exceed the greater of:

●	1% of the number of shares of our Common Shares then outstanding, which will equal shares [40,599] immediately after the completion of this offering; or

●	the average weekly trading volume of our Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

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Rule 701

Rule 701 generally allows a shareholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 180 days after the date of this prospectus before selling those shares pursuant to Rule 701.

Registration Statement on Form S-8

We intend to file with the SEC one or more registration statements on Form S-8 covering the Common Shares reserved for issuance under our incentive plans. These registration statements are expected to be filed and become effective as soon as practicable after completion of this offering. Upon effectiveness, the Common Shares covered by these registration statements will generally be eligible for sale in the public market, subject to the lock-up agreements described above.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO UNITED STATES HOLDERS

The following discussion describes the material United States federal income tax consequences to a United States Holder of the purchase, ownership and disposition of our voting shares as of the date hereof. This discussion deals only with voting shares that are held as capital assets by a United States Holder. In addition, the discussion set forth below is applicable only to United States Holders (i) who are residents of the United States for purposes of the current United States—Canada Income Tax Convention (the “Treaty”), (ii) whose voting shares are not, for purposes of the Treaty, effectively connected with a permanent establishment in Canada, and (iii) who otherwise qualify for the full benefits of the Treaty.

The term “United States Holder” means a beneficial owner of our voting shares that is, for United States federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. For purposes of this discussion, our only “voting shares” are our Common Shares.

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This discussion does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

●	a dealer in securities or currencies;

●	a financial institution;

●	a regulated investment company;

●	a real estate investment trust;

●	an insurance company;

●	a tax-exempt organization;

●	a person holding our voting shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

●	a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

●	a person liable for alternative minimum tax;

●	a person who owns or is deemed to own 10% or more of our stock (by vote or value);

●	a partnership or other pass-through entity for United States federal income tax purposes;

●	a person required to accelerate the recognition of any item of gross income with respect to our voting shares as a result of such income being recognized on an applicable financial statement; or

●	a person whose “functional currency” is not the United States dollar.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our voting shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our voting shares, you should consult your tax advisors.

This discussion does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase of our voting shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our voting shares, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income”, or the “PFIC income test”, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, the “PFIC asset test”. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

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The determination of whether we are a PFIC is based on an interpretation of complex provisions of the law, which are not addressed in a significant number of administrative pronouncements or rulings by the Internal Revenue Service (“IRS”). Because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. We may continue to hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our voting shares, which may fluctuate considerably, we may be a PFIC in future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

If we are a PFIC in any taxable year during which a United States Holder owns our voting shares, the United States Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the United States Holder’s holding period for our voting shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of our voting shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the United States Holder’s holding period for our voting shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs, or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a United States Holder holds our voting shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the United States Holder holds our voting shares, unless we cease to meet the requirements for PFIC status, and the United States Holder makes a “deemed sale” election with respect to our voting shares. If the election is made, the United States Holder will be deemed to sell our voting shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the United States Holder’s voting shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a United States Holder holds our voting shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such United States Holder would be treated as owning a proportionate amount (by value) of the voting shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such United States Holder would not receive the proceeds of those distributions or dispositions. Each United States Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a United States Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our voting shares if such United States Holder makes a valid “mark-to-market” election for our voting shares. A mark-to-market election is available to a United States Holder only for “marketable stock”.

Our voting shares will be marketable stock as long as they remain listed on a stock exchange and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a United States Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our voting shares held at the end of such taxable year over the adjusted tax basis of such voting shares. The United States Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such our voting shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The United States Holder’s tax basis in our voting shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our voting shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

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A mark-to-market election will not apply to our voting shares for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a United States Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the United States Holder’s mark-to-market election for our voting shares.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a United States Holder were able to make a valid qualified electing fund, or QEF, election. Because at this time we do not expect to provide United States Holders with the information necessary for a United States Holder to make a valid QEF election, prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our voting shares, the consequences to them of an investment in a PFIC, any elections available with respect to our voting shares, and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the voting shares of a PFIC.

Distributions

Subject to the discussion above under “Passive Foreign Investment Company Consequences”, a United States Holder that receives a distribution with respect to our voting shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the United States Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a United States Holder is not a dividend because it exceeds the United States Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the United States Holder’s voting shares. To the extent the distribution exceeds the adjusted tax basis of the United States Holder’s voting shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, United States Holders should expect all distributions to be reported to them as dividends. Distributions on our voting shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a “qualified foreign corporation” are eligible for taxation for certain non-corporate United States Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided certain requirements are met. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “Passive Foreign Investment Company Consequences”), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Each United States Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on our voting shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S.-Canada Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Canada Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under “Passive Foreign Investment Company Consequences”, if the U.S.-Canada Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual United States Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transactions. In addition, it is anticipated that our shares will qualify for the exception applicable to dividends from stock that is readily tradeable on an established securities market.

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The amount of any dividend paid in Canadian dollars will equal the United States dollar value of the Canadian dollars received calculated by reference to the exchange rate in effect on the date the dividend is received by you, regardless of whether the Canadian dollars are converted into United States dollars. If the Canadian dollars received as a dividend are converted into United States dollars on the date they are received, you generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into United States dollars on the date of receipt, you will have a basis in the Canadian dollars equal to their United States dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as United States source ordinary income or loss.

Subject to certain conditions and limitations, Canadian withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the voting shares will be treated as income from sources outside the United States and will generally constitute passive category income. However, in certain circumstances, if you have held the voting shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for Canadian withholding taxes imposed on dividends paid on the voting shares. If you do not elect to claim a United States foreign tax credit, you may instead claim a deduction for Canadian income tax withheld, but only for a taxable year in which you elect to do so with respect to all foreign income taxes paid or accrued in such taxable year. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Sale, Exchange or Other Disposition of our Ordinary Shares and voting shares

Subject to the discussion above under “Passive Foreign Investment Company Consequences”, a United States Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our voting shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such United States Holder’s adjusted tax basis in our voting shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for noncorporate United States Holders or long-term capital loss if, on the date of sale, exchange or other disposition, our voting shares were held by the United States Holder for more than one year. Any capital gain of a non-corporate United States Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a United States Holder from the sale or other disposition of our voting shares generally will be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Allocation of Purchase Price and Tax Basis

For United States federal income and other applicable tax purposes, each purchaser of voting shares must allocate their purchase price between each component (i.e., the voting shares) based on the relative fair market value of each at the time of issuance. These allocated amounts will be the holder’s tax basis in each component. Because each investor must make their own determination of the relative value of each component, we urge investors to consult their tax advisors in connection with this analysis.

Medicare Tax on Net Investment Income

Certain United States Holders who are individuals, estates or trusts are subject to an additional 3.8% U.S. federal income tax on all or a portion of their “net investment income,” which generally includes dividends (and constructive dividends) on the securities and net gains from the disposition of Common Shares or voting shares. United States Holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

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Information Reporting and Backup Withholding

United States Holders who are individuals (and certain entities) are required to report on Internal Revenue Service Form 8938 specified foreign financial assets that they own if the aggregate value of those assets exceeds certain threshold amounts. Specified foreign financial assets may include stock of a foreign issuer such as the voting shares if not held through a financial account maintained at a United States “financial institution,” as defined in the applicable rules. United States Holders should consult their own tax advisors as to the possible application of this reporting obligation under their particular circumstances.

Dividends on and proceeds from the sale or other disposition of our voting shares may be reported to the IRS unless the United States Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption, or (2) is described in certain other categories of persons. However, United States Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a United States Holder’s U.S. federal income tax liability if the required information is furnished by the United States Holder on a timely basis to the IRS.

United States Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to a holder who acquires, as beneficial owner, Common Shares pursuant to this Offering, who has not elected to report its Canadian tax results in a currency other than the Canadian currency, and who deals at arm’s length with the Company and the underwriters for purposes of the Tax Act (a “Holder”).

This summary is based on the provisions of the Tax Act and the regulations thereunder (the “Regulations”) in force as of the date hereof, all specific proposals to amend the Tax Act and the Regulations that have been publicly announced prior to the date hereof (the “Proposed Amendments”), and our understanding of the current published administrative policies and practices of the Canada Revenue Agency. This summary assumes that the Proposed Amendments will be enacted in the form proposed; however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in law, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders and prospective holders of Common Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring such shares pursuant to this offering, having regard to their particular circumstances. This summary does not address any tax considerations applicable to persons other than Holders and such persons should consult their own tax advisors regarding the consequences of acquiring, holding and disposing of Common Shares under the Tax Act and any jurisdiction in which they may be subject to tax.

Foreign Exchange

For purposes of the Tax Act, all amounts expressed in a currency other than Canadian dollars relating to the acquisition, holding or disposition of Common Shares, including dividends, adjusted cost base and proceeds of disposition, must be determined in Canadian dollars using the relevant rate of exchange required under the Tax Act.

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Residents of Canada

The following portion of this summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act (a) is, or is deemed to be, resident in Canada, (b) holds Common Shares as “capital property”, and (c) is not affiliated with the Company or the underwriters (a “Resident Holder”). Generally, Common Shares will be considered to be capital property to a Resident Holder unless they are held in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Resident Holders whose Common Shares do not otherwise qualify as capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Common Shares and every other “Canadian security” (as defined in the Tax Act) owned by such holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Resident Holders are advised to consult their own tax advisors to determine whether such an election is available and desirable in their particular circumstances.

This summary is not applicable to a Resident Holder: (i) that is a “financial institution” for the purposes of the “mark-to-market” rules contained in the Tax Act; (ii) that is a “specified financial institution”; (iii) an interest in which would be a “tax shelter investment”; or (iv) that enters into a “derivative forward agreement” in respect of Common Shares, as each of those terms is defined in the Tax Act. This summary does not address the possible application of the “foreign affiliate dumping” rules that may be applicable to a Resident Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is, or that becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident corporation, individual, trust or a group of any combination of non-resident individuals, trusts, and/or corporations who do not deal with each other at arm’s length for purposes of the rules in section 212.3 of the Tax Act. Any such Resident Holder should consult its own tax advisor with respect to an investment in Common Shares.

Dividends

In the case of a Resident Holder who is an individual (other than certain trusts), dividends received or deemed to be received on the Common Shares will be included in computing the Resident Holder’s income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by the Company, such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Resident Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations on the Company’s ability to designate dividends and deemed dividends as eligible dividends.

Dividends received or deemed to be received on the Common Shares by a Resident Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year.

Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders, who are individuals, should consult their own tax advisors in this regard.

Dispositions of Common Shares

A disposition or deemed disposition of a Common Share by a Resident Holder will generally result in the Resident Holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the Common Share, net of any reasonable costs of disposition, are greater (or less) than the Resident Holder’s adjusted cost base of the Common Shares. Such capital gain (or capital loss) will be subject to the tax treatment described below under “—Taxation of Capital Gains and Capital Losses.”

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The adjusted cost base to the Resident Holder of a voting share acquired pursuant to this offering will, at any particular time, be determined in accordance with certain rules in the Tax Act by averaging the cost of such share with the adjusted cost base of all Common Shares owned by the Resident Holder as capital property at that time, if any.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in computing the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Common Share may be reduced by the amount of any dividends received or deemed to have been received on such Common Share (or on a share for which such Common Share has been substituted) to the extent and under the circumstances described in the Tax Act. Analogous rules apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders should consult their own tax advisors in this regard.

Taxable capital gains realized by a Resident Holder who is an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains.

Eligibility for Investment

At the time of closing of the offering the Common Shares will be a qualified investment under the Tax Act and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans, tax-free savings accounts (collectively “Registered Plans”) and deferred profit sharing plans (“DPSPs)”, all as defined in the Tax Act, provided that at the time of closing of the offering the Common Shares are listed on a “designated stock exchange” as defined in the Tax Act (which includes the TSXV) or the Company is a “public corporation” (other than a mortgage investment corporation) as defined in the Tax Act.

Notwithstanding the foregoing, the holder of, subscriber or annuitant under, a Registered Plan (the “Controlling Individual”) will be subject to a penalty tax in respect of Common Shares acquired by the Registered Plan if such shares are a prohibited investment for the particular Registered Plan. A Common Share generally will not be a “prohibited investment” for a Registered Plan provided the Controlling Individual deals at arm’s length with the Company for the purposes of the Tax Act and the Controlling Individual does not have a “significant interest” (as defined in subsection 207.01(4) the Tax Act) in the Company.

Prospective investors who intend to hold Common Shares in a Registered Plan or DPSP are advised to consult their personal tax advisors.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act and any applicable tax treaty or convention (a) is not, and is not deemed to be, resident in Canada, and (b) does not use or hold, and is not deemed to use or hold, Common Shares in the course of carrying on a business in Canada (a “Non-Resident Holder”). Special rules which are not discussed in this summary may apply to a Non-Resident Holder that is an insurer which carries on an insurance business in Canada and elsewhere.

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Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company on Common Shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. For example, under the Canada – United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is a resident of the United States for purposes of the Treaty and who is fully entitled to the benefits of the Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company that beneficially owns at least 10% of the Company’s Common Shares). Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under any applicable income tax treaty.

Dispositions of Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a voting share unless the voting share constitutes “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under the terms of an applicable tax treaty between Canada and the Non-Resident Holder’s jurisdiction of residence.

Provided the Common Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the TSXV) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time unless, at any time during the 60-month period immediately preceding the disposition, the following two conditions are satisfied: (i) (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length for purposes of the Tax Act, (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties, whether or not the property exits. Notwithstanding the foregoing, the shares may also be deemed to be taxable Canadian property to a Non-Resident Holder under other provisions of the Tax Act.

Non-Resident Holders who may hold Common Shares as taxable Canadian property should consult their own tax advisors.

UNDERWRITING

Chardan Capital Markets, LLC is acting as sole book-runner and as representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Name of Underwriter	Number of Units
Chardan Capital Markets, LLC	[●]

Total

The underwriting agreement provides that the obligation of the underwriters to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased, or the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the Units being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased.

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The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters, exercisable one or more times in whole or in part, to purchase from us up to an additional [375,000] Units at a price of USD [5.00] per Unit less the underwriting discounts payable by us, solely to cover over-allotments, if any. To the extent that the Representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional Common Shares and/or Warrants as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional Common Shares and/or Warrants to the underwriters to the extent the option is exercised. If any additional Common Shares and/or Warrants are purchased, the underwriters will offer the additional Common Shares and/or Warrants on the same terms as those on which the other Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be USD [11,500,000] and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be USD [10,752,500].

Discounts and Commissions

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per Unit	Total (No Exercise)	Total (Full Exercise)
Public offering price	USD	USD	USD
Underwriting discounts and commissions (6.5%)	USD	USD	USD
Proceeds, before expenses, to us	USD	USD	USD

The underwriters propose to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of USD [●] per Unit. After the initial offering, the public offering price and concession to dealers may be changed.

We have agreed to pay the underwriters a cash fee equal to six and one half percent (6.5%) of the aggregate gross proceeds from the sale of the securities offered hereby.

We have also agreed to pay the Representative a non-accountable expense allowance equal to two percent (2%) of the aggregate sales price of securities sold in this offering in cash. We have paid USD [nil] to the Representative as an advance to be applied towards reasonable out-of-pocket expenses, or the Advance. Any portion of the Advance shall be returned back to us to the extent not actually incurred. We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately USD [150,000], all of which are payable by us.

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total of [162,500] Common Shares (6.5% of the Common Shares included in the Units) or [186,875] Common Shares if the Representative’s overallotment option is exercised in full. The Representative’s Warrant will have a term of five years from the effective date of this prospectus and an exercise price per share equal to USD 0.01. Pursuant to FINRA Rule 5110(g), the Representative’s Warrant and any shares issued upon exercise of the Representative’s Warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days following the commencement of sales pursuant to the registration statement of which this prospectus is a part, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. The Representative’s Warrant will provide for cashless exercise.

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Lock-Up Agreements

We and each of our officers, directors and 5% or more holders of our outstanding Common Shares have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Shares or other securities convertible into or exercisable or exchangeable for our Common Shares for a period of [90] days after this offering is completed without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted the Representative the right of first refusal, for a period of twenty-four (24) months from the closing of this offering, to act as sole underwriter or sole placement agent for each and every of our or any of our successors’ or subsidiaries’ future public and private equity and debt offerings or any advisory engagements.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of shares Common Shares in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

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These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Shares immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our securities during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

The Common Shares and Warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Shares or Warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

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Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses in USD$, excluding Underwriting discounts, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

SEC registration fee	USD	927
FINRA filing fee	USD	2,000
Nasdaq Capital Market Listing Fee	USD	50,000
Transfer agent fees and expenses	USD	*
Printer fees and engraving expenses	USD	*
Legal fees and expenses	USD	*
Accounting fees and expenses	USD	*
Miscellaneous	USD	*
Total	USD	*

* To be filed by amendment

LEGAL MATTERS

The validity of the Common Shares, Warrants and Units offered in this offering and certain other legal matters as to British Columbia law will be passed upon for us by Maxis Law Corporation, our counsel as to British Columbia law. Matters related to the laws of the United States will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Carmel, Milazzo & Feil LLP, New York, New York, is representing the underwriters in this offering.

EXPERTS

The consolidated financial statements for the year ended March 31, 2021 and 2020, included in this prospectus will be so included in reliance on the report of our accountants, Davidson & Company LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Common Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Common Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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F-1

MEDALLION RESOURCES LTD.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

December 31, 2021

F-2

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION	F-4

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME (LOSS)	F-5

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)	F-6

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS	F-7

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENT	F-8

F-3

MEDALLION RESOURCES LTD.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION

(Expressed in Canadian dollars)

		December 31,	March 31,
	Note	2021	2021
ASSETS

Current
Cash		$1,073,827	$2,081,232
Other receivables		6,689	2,654
Prepaid expenses	5	26,080	51,538
		1,106,596	2,135,424

Non-current
Property and equipment	6	152,146	-
Investments	9	441,840	-
Technology license	4	309,833	-
		903,819	-
		$2,010,415	$2,135,424

LIABILITIES

Current
Accounts payable and accrued liabilities		$102,613	$73,353
Due to related parties	7	-	5,681
		102,613	79,034

SHAREHOLDERS’ QUITY

Share capital	8	23,563,179	23,011,915
Reserves	8	4,701,127	4,683,301
Deficit		(26,356,504)	(25,638,826)
		1,907,802	2,056,390
		$2,010,415	$2,135,424

Corporate information and nature of operations (Note 1)

These condensed consolidated interim financial statements were authorized for issue by the Board of Directors on March 1, 2022.

Approved on behalf of the Board:

/s/ Rod C. McKeen	/s/ Andrew Morden
Rod C. McKeen – Director	Andrew Morden – Director

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-4

MEDALLION RESOURCES LTD.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31,

(Expressed in Canadian dollars; unaudited)

		Three months ended		Nine months ended
		December 31		December 31
	Note	2021	2020	2021	2020
Expenses
Consulting fees	7	$21,406	$115,074	$79,816	$242,445
Director fees	7	13,500	9,000	40,500	9,000
Investor relations		28,513	54,612	149,228	122,633
Management fees	7	36,000	49,164	161,205	173,523
Office and general		4,147	5,220	14,547	18,232
Professional fees	7	48,679	43,788	95,744	73,673
Research costs	4	107,815	89,710	485,569	132,746
Rent	7	-	2,850	-	11,300
Transfer agent and filing fees		5,954	38,051	17,257	53,724
Share-based compensation	7, 8	5,263	21,845	84,090	566,098
		(271,277)	(429,314)	(1,127,956)	(1,403,374)

Other items
Foreign exchange gain (loss)		(114)	(1,550)	184	(9,354)
Fair value gain (loss) on investments	9	410,094	-	410,094	-
		409,980	(1,550)	410,278	(9,354)

Net income (loss) and comprehensive income (loss) for the period
		$138,703	$(430,864)	$(717,678)	$(1,412,728)

Basic and diluted loss per share		$0.00	$(0.01)	$(0.01)	$(0.03)

Weighted average number of common shares outstanding		69,194,437	63,091,560	69,474,464	54,474,410

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-5

MEDALLION RESOURCES LTD.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Expressed in Canadian dollars)

		Share capital		Reserves				Total
	Note	Number of shares	Amount	Warrants	Contributed surplus	Total	Deficit	shareholders’ equity
Balance as at March 31, 2020		46,353,868	$19,321,993	$1,114,140	$3,130,902	$4,245,042	$(23,737,576)	$(170,541)
Shares issued on:
Private placement	8	2,500,000	193,300	56,700	-	56,700	-	250,000
Private placement	8	10,666,667	1,162,800	437,200	-	437,200	-	1,600,000
Warrants exercised		3,476,773	942,288	(201,170)	-	(201,170)	-	741,118
Stock options exercised		212,070	47,471	-	(21,713)	(21,713)	-	25,758
Finders’ warrants		-	-	68,200	-	68,200	-	68,200
Share issuance costs		-	(188,661)	-	-	-	-	(188,661)
Share-based payments	8	-	-	-	566,098	566,098	-	566,098
Expiry of warrants		-	-	(218,090)	218,090	-	-	-
Net loss and comprehensive loss		-	-	-	-	-	(1,412,728)	(1,412,728)
Balance as at December 31, 2020 (Unaudited)		63,209,378	21,479,191	1,256,980	3,893,377	5,150,357	(25,150,304)	1,479,244
Shares issued on:
Warrants exercised		4,217,129	1,392,011	(565,244)	-	(565,244)	-	826,767
Stock options exercised		515,430	136,963	-	(51,236)	(51,236)	-	85,727
Commitment to issue shares		-	3,750	-	-	-	-	3,750
Share-based payments	8	-	-	-	149,424	149,424	-	149,424
Expiry of warrants		-	-	(200,740)	200,740	-	-	-
Net loss and comprehensive loss		-	-	-	-	-	(488,522)	(488,522)
Balance as at March 31, 2021		67,941,937	23,011,915	490,996	4,192,305	4,683,301	(25,638,826)	2,056,390
Shares issued on:
License acquisition	4	1,000,000	300,000	-	-	-	-	300,000
Warrants exercised		1,227,500	249,889	(64,889)	-	(64,889)	-	185,000
Stock options exercised		25,000	5,125	-	(1,375)	(1,375)	-	3,750
Commitment to issue shares		-	(3,750)	-	-	-	-	(3,750)
Share-based payments		-	-	-	84,090	84,090	-	84,090
Expiry of warrants		-	-	(201,013)	201,013	-	-	-
Net loss and comprehensive loss		-	-	-	-	-	(717,678)	(717,678)
Balance as at December 31, 2021 (Unaudited)		70,194,437	$23,563,179	$225,094	$4,476,033	$4,701,127	$(26,356,504)	$1,907,802

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-6

MEDALLION RESOURCES LTD.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED DECEMBER 31,

(Expressed in Canadian dollars; unaudited)

		For the nine months ended
		December 31
	Note	2021	2020
Cash provided by (used for):

Operating activities
Net loss		$(717,678)	$(1,412,728)
Items not involving cash:
Share-based compensation		84,090	566,098
Fair value (gain) loss on investments	9	(410,094)	-
Changes in non-cash working capital items:
Other receivables		(4,035)	(765)
Prepaid expenses		25,458	(33,445)
Accounts payable and accrued liabilities		(46,813)	(66,099)
Due to related parties		(5,681)	(138,894)
Cash used in operating activities		(1,074,753)	(1,085,833)

Investing activities
Technology license		(9,833)	-
Purchase of equipment		(76,073)	-
Investments	9	(31,746)	-
Cash used in investing activities		(117,652)	-

Financing activities
Issuance of share capital		-	1,850,000
Warrants exercised		185,000	741,118
Stock options exercised		-	25,758
Share issuance costs		-	(120,461)
Promissory Note		-	(20,000)
Cash provided by financing activities		185,000	2,476,415

Net increase (decrease) in cash		(1,007,405)	1,390,582

Cash - beginning of the period		2,081,232	138,104

Cash - end of the period		$1,073,827	$1,528,686

Supplemental cash flow information:
Interest paid		$-	$6,834

Non-cash investing and financing activities:
Expiry of warrants		$201,013	$218,090
Fair value reversal on exercise of stock options		1,375	-
Fair value reversal on exercise of warrants		64,889	201,170
Issuance of finders’ warrants		-	68,200
Shares issued to acquire technology license	4	300,000	-
Purchase of equipment included in accounts payable		76,073	-

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-7

MEDALLION RESOURCES LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars, unaudited)

For the nine months ended December 31, 2021 and 2020

NOTE 1 – CORPORATE INFORMATION AND NATURE OF OPERATIONS

Medallion Resources Ltd. (the “Company”) was incorporated on December 8, 1989, under the Business Corporations Act (British Columbia).

The Company is increasingly and primarily focused on a rare earth element business strategy involving the mineral monazite, which is available as a by-product mineral from large heavy-mineral-sands mining operations, and it is seeking monazite processing partnerships by which to process and produce rare earth elements from monazite. The Company is testing a variety of samples, which have been submitted by heavy-mineral-sands producers, to locate suitable quantities and qualities of monazite feedstock. This testing could lead to monazite purchase agreements to potentially provide feedstock for a planned rare earth element processing plant or commercial processing partnership. Furthermore, the Company is investing in the development of a chromatography based REE separation technology developed by Purdue University (Note 4) and the Company recorded as a non-current asset the separate acquisition of a technology license and a related equipment purchase. Since no monazite purchase contracts or definitive processing plant financing and development agreements are in place at this time, all expenses associated with this strategy are being written off in the Company’s condensed consolidated interim statements of comprehensive loss.

The Company’s registered office is Suite 410 – 325 Howe Street, Vancouver, British Columbia, V6C 1Z7.

NOTE 2 – BASIS OF PREPARATION

Statement of Compliance

These condensed consolidated interim financial statements, including comparatives, have been prepared in accordance with International Accounting Standard 34 “Interim Financial Reporting” (“IAS 34”) using accounting policies consistent with IFRS issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

Basis of Measurement

These condensed consolidated interim financial statements have been prepared on a historical cost basis and are presented in Canadian dollars, which is also the Company’s, and its subsidiary’s functional currency.

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates and assumptions include those related to the valuation allowance on deferred income taxes and share-based compensation valuations. Actual results could differ from these estimates. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.

Principles of Consolidation

These condensed consolidated interim financial statements include the accounts of the Company and its wholly owned inactive subsidiary Medallion Resources (USA) Inc. All intercompany transactions and balances have been eliminated on consolidation.

F-8

MEDALLION RESOURCES LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars, unaudited)

For the nine months ended December 31, 2021 and 2020

NOTE 2 – BASIS OF PREPARATION (cont’d)

Continuance of Operations

These condensed consolidated interim financial statements are prepared on a going concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future and do not include adjustments to amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations. In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but not limited to, twelve months from the end of the reporting period.

The Company has not generated revenue from operations. The Company incurred a net loss of $717,678 for the nine months ended December 31, 2021 and as of that date the Company’s accumulated deficit was $26,356,504. The Company does not generate any cashflow from operations to fund its future activities and has relied principally upon the issuance of securities to fund its operating and administrative expenditures. If management is unable to obtain new funding, the Company may be unable to continue its operations, and amounts realized for assets may be less than amounts reflected in these consolidated financial statements. These material uncertainties may cast significant doubt upon the Company’s ability to continue as a going concern.

Starting in March 2020, there was a global pandemic outbreak of COVID-19. The actual and threatened spread of the virus globally has had material adverse effect on the global economy and, specifically, the regional economies in which the Company operates. The pandemic could continue to have a negative impact on the stock market, including trading prices of the Company’s shares and its ability to raise new capital. These factors, amongst others, could have a significant impact on the Company’s operations.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

These unaudited condensed consolidated interim financial statements have been prepared in accordance with IFRS as issued by the IASB on a basis consistent with those followed in the Company’s most recent annual financial statements for the year ended March 31, 2021. These unaudited condensed consolidated interim financial statements do not include all note disclosures required by IFRS for annual financial statements, and therefore should be read in conjunction with the annual financial statements for the year ended March 31, 2021. In the opinion of management, all adjustments considered necessary for fair presentation of the Company’s financial position, results of operations and cash flows have been included. Operating results for the nine-month period ended December 31, 2021 are not necessarily indicative of the results that may be expected for the current fiscal year ending March 31, 2022.

Intangible assets

The Company acquired a license for exclusive rights to Purdue University-developed rare earth element (REE) separation and purification technologies (see Note 4). The Company, unless separately acquired, expenses patent costs, including license fees and other maintenance costs, until such time as the Company has certainty over the future recoverability of the intellectual property at which time it capitalizes the costs incurred.

The Company does not hold any intangible asset with an indefinite life.

Intangible assets with finite lives that are acquired separately are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization method and amortization period of an intangible asset with a finite life is reviewed at least annually. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in general and administrative expenses.

Amortization of the intellectual property will commence when the assets are available for commercial production. Once commercially in use, amortization of intangible assets will be calculated using straight-line method over the estimated useful life of twenty years.

F-9

MEDALLION RESOURCES LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars, unaudited)

For the nine months ended December 31, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Financial instruments

(i) Financial assets

The Company classifies its financial assets in the following categories: at fair value through profit or loss (“FVTPL”), at fair value through other comprehensive income (“FVTOCI”) and at amortized cost. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of financial assets at initial recognition.

(i) Financial assets (cont’d)

A financial asset is measured at amortized cost if it is held within a business model whose objective is to hold assets and collect contractual cash flows, its contractual terms give rise on specified dates that are solely payments of principle and interest on the principle amount outstanding, and it is not designated as FVTPL. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, the Company can make an irrevocable election (on an instrument by-instrument basis) on the day of acquisition to designate them as at FVTOCI.

Financial assets at FVTPL

Financial assets carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statement of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial asset held at FVTPL are included in the statement of loss and comprehensive loss in the period in which they arise. The Company’s cash is classified as FVTPL.

Financial assets at FVTOCI

Investments in equity instruments at FVTOCI are initially recognized at fair value plus transaction costs. Subsequently they are measured at fair value, with gains and losses arising from changes in fair value recognized in other comprehensive income. There is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. None of the Company’s financial assets are classified as FVTOCI.

Financial assets at amortized cost

Financial assets at amortized cost are initially recognized at fair value and subsequently carried at amortized cost less any impairment. They are classified as current assets or non-current assets based on their maturity date. The Company’s financial assets at amortized cost comprise other receivables.

Financial assets are derecognized when they mature or are sold, and substantially all the risks and rewards of ownership have been transferred. Gains and losses on derecognition of financial assets classified as FVTPL or amortized cost are recognized in the statement of loss and comprehensive loss. Gains or losses on financial assets classified as FVTOCI remain within accumulated other comprehensive income.

(ii) Financial liabilities

The Company classifies its financial liabilities as subsequently measured at amortized cost which include accounts payable and accrued liabilities, due to related parties and promissory notes payable. The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or they expire.

F-10

MEDALLION RESOURCES LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars, unaudited)

For the nine months ended December 31, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Financial instruments (cont’d)

(iii) Impairment of financial assets

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the loss allowance for the financial asset is measured at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the loss allowance is measured for the financial asset at an amount equal to twelve month expected credit losses. For trade receivables the Company applies the simplified approach to providing for expected credit losses, which allows the use of a lifetime expected loss provision. Impairment losses on financial assets carried at amortized cost are reversed in subsequent periods if the amount of the loss decreases and the decrease can be objectively related to an event occurring after the impairment was recognized. Given the nature and balances of the Company’s receivables the Company has no material loss allowance as at December 31, 2021.

NOTE 4 – RESEARCH COSTS & EXPENDITURES

Details of research costs in connection with the Company’s efforts to finance, develop and construct monazite processing facilities and/or enter into commercial partnerships follow. These costs support the Company’s current strategy of focusing on the purchase of the mineral monazite and the search for monazite processing partnerships by which to process and produce rare-earth elements products:

	Three months ended		Nine months ended
	December 31,		December 31
	2021	2020	2021	2020
Consulting	$54,850	$68,248	$187,436	$110,081
Geological consulting	-	1,908	-	1,908
Legal and other	1,183	-	5,225	-
Process testing	49,187	19,554	101,675	20,757
LAD Chromatography	2,595	-	191,233
	$107,815	$89,710	$485,569	$132,746

On February 18, 2021, the Company announced the expenditure for the acquisition of a license for exclusive rights to Purdue University-developed rare earth element (REE) separation and purification technologies, from Hasler Ventures LLC. The Company will further develop and commercialize this process technology which is complementary to the Company’s business focus. In consideration for the license transfer agreement, the Company issued 1,000,000 fully paid shares to a nominee of Hasler Ventures LLC at a fair value of $300,000 and paid cash consideration of $9,833 (Note 8a).

Research Commitment: As part of the exclusive patent license for its fields of use, the Company has committed to a three-year US$150,000 per annum ($450,000 in aggregate) sponsored LAD Chromatography research program with Purdue University to further advance the technologies, and achieve various technical milestones including operation of a demonstration plant. On commercial operation, royalty fees or sub-license fees will be payable at standard industry rates.

In support of the research program, the Company has purchased specialized equipment to be used by Purdue University for $152,146 (see Note 6). The equipment is not yet in use.

F-11

MEDALLION RESOURCES LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars, unaudited)

For the nine months ended December 31, 2021 and 2020

NOTE 5 – PREPAID EXPENSES

Prepaid expenses consist of:

	December 31,	March 31,
	2021	2021
Insurance	$958	$9,583
Investor relations	14,583	20,834
Consulting and other	10,538	21,121
	$26,080	$51,538

NOTE 6 – PROPERTY AND EQUIPMENT

Cost
Balance, March 31, 2021	$-
Research equipment (see Note 4)	152,146
Balance, December 31, 2021	$152,146

NOTE 7 – RELATED PARTY TRANSACTIONS

Related party transactions not disclosed elsewhere in these consolidated financial statements are as follows:

a)	During the nine months ended December 31, 2021, $52,000 (2020 - $76,000) was charged by a private company controlled by a former director of the Company for management and consulting fees. At December 31, 2021, $Nil (March 31, 2021 - $378) was owed to this company on account of management and consulting fees.

b)	Effective October 1, 2018 the Company began accruing interest owed to a private company controlled by a former director of the Company on account of management and consulting fees owed at an interest rate of prime plus 3.00%. During the nine months ended December 31, 2021, $Nil (2020 - $6,925) was paid to this company on account of interest. At December 31, 2021, $Nil (March 31, 2021 - $Nil) was owed to this company on account of interest.

c)	During the nine months ended December 31, 2021, the Company incurred $Nil (2020 – $9,875) in rent in connection with an office sub-lease the Company entered into with a company owned by a former director of the Company. At December 31, 2021, $Nil (March 31, 2021 - $Nil) was owed to this company.

d)	During the nine months ended December 31, 2021, the Company incurred $Nil (2020 - $11,900) of consulting fees to a company owned by the former Chief Financial Officer of the Company. At December 31, 2021, a total of $Nil (March 31, 2021 – $Nil) was owed to this company.

e)	During the nine months ended December 31, 2021, the Company incurred $45,000 (2020 - $25,000) of accounting and consulting fees to a company of which the Company’s CFO is a shareholder. At December 31, 2021, a total of $Nil (March 31, 2021 – $5,303) was owed to this company.

f)	As at December 31, 2021, a principal amount of $Nil (March 31, 2021 – $Nil) was outstanding on the promissory note, payable to a company owned by a former director of the Company, bearing interest at a rate of prime plus 3.00%. During the nine months ended December 31, 2021, the Company paid the interest totaling $Nil (2020 - $630).

g)	During the nine months ended December 31, 2021, $108,000 (2020 - $93,161) was charged by a private company controlled by the Chief Executive Officer of the Company for management and consulting fees. At December 31, 2021, $Nil (March 31, 2021 - $Nil) was owed to this company on account of management and consulting fees.

h)	During the nine months ended December 31, 2021, $16,702 (2020 - $Nil) was charged by a private company controlled by a director of the Company for marketing and consulting fees. At December 31, 2021, $Nil (March 31, 2021 - $Nil) was owed to this company on account of marketing and consulting fees.

F-12

MEDALLION RESOURCES LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars, unaudited)

For the nine months ended December 31, 2021 and 2020

NOTE 7 – RELATED PARTY TRANSACTIONS (cont’d)

i)	During the nine months ended December 31, 2021, $14,130 (2020 - $Nil) was charged by a private company controlled by a director of the Company for consulting fees. At December 31, 2021, $Nil (March 31, 2021 - $Nil) was owed to this company on account of consulting fees.

j)	During the nine months ended December 31, 2021, $40,500 (2020 - $9,000) was paid to independent directors for director fees.

k)	On August 18, 2021, the Company granted 500,000 stock options to new directors of the Company that can be exercised at a price of $0.17 per share. The options are exercisable for 5 years and vested immediately.

NOTE 8 – SHARE CAPITAL

Authorized share capital

Authorized share capital consists of an unlimited number of common shares without par value.

Fiscal 2022

a)	On June 22, 2021, the Company issued 1,000,000 common shares at a price of $0.30 per share to a nominee of Hasler Ventures LLC in connection with the acquisition of a license for exclusive rights to Purdue University-developed REE separation and purification technologies (Note 4).

Fiscal 2021

b)	On June 26, 2020, the Company completed a non-brokered private placement issuing 2,500,000 units at a price of $0.10 per Unit for gross proceeds of $250,000. Each Unit consisted of one common share and one-half transferable common share purchase warrant. Each warrant is exercisable to acquire one common share of the Company at an exercise price of $0.15 for two years from the date of issuance. The warrants were ascribed a value of $56,700 under the Black-Scholes valuation model with the residual of $193,300 being allocated to share capital. In accordance with the Company’s accounting policy in regard to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 114% and a risk free interest rate of 0.29%.

c)	On August 25, 2020, the Company completed a non-brokered private placement consisting of 10,666,667 units at $0.15 per unit for gross proceeds of $1,600,000. Each unit consisted of one common share and one-half transferable common share purchase warrant. Each warrant is exercisable to acquire one common share of the Company at an exercise price of $0.20 for 3 years from the date of issuance. The Company paid finders’ fees of $65,620 and granted 437,467 finders’ warrants (valued at $68,200), each finders’ warrant exercisable to acquire one common share of the Company at an exercise price of $0.25 until August 25, 2022. The warrants were ascribed a value of $437,200 under the Black-Scholes valuation model with the residual of $1,162,800 being allocated to share capital. In accordance with the Company’s accounting policy in regard to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 3 years, dividend yield of 0%, expected volatility of 123.49% and a risk free interest rate of 1.53%. In addition, the Company calculated the fair value of the finders’ warrants with use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 123.72% and a risk free interest rate of 1.38%. The Company also incurred another $54,841 in share issue costs related to this private placement.

F-13

MEDALLION RESOURCES LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars, unaudited)

For the nine months ended December 31, 2021 and 2020

NOTE 8 – SHARE CAPITAL (cont’d)

Warrants

A summary of the changes in the Company’s warrants is presented below:

	Number of Warrants	Weighted Average Exercise Price
Balance - March 31, 2020	19,777,032	$0.20
Issued	7,020,800	0.19
Exercised	(7,693,902)	0.20
Expired	(3,379,230)	0.30
Balance - March 31, 2021	15,724,700	$0.18
Issued	-	-
Exercised	(1,227,500)	0.15
Expired	(1,891,542)	0.20
Balance - December 31, 2021	12,605,658	$0.18

As of December 31, 2021, the following warrants were outstanding:

Expiry Date	Number of Warrants Outstanding	Exercise Price
March 26, 2022	2,452,000	$0.15
April 9, 2022	177,084	0.15
June 26, 2022	1,250,000	0.15
August 22, 2022	2,455,572	0.165
August 25, 2022	429,467	0.25
October 9, 2022	835,686	0.165
August 25, 2023	5,005,849	0.20
	12,605,658	$0.18

As at December 31, 2021, the weighted average remaining life of the outstanding warrants is 0.95 year (March 31, 2021 – 1.44 years).

Stock Options

The Board of Directors is authorized, pursuant to the Company’s Stock Option Plan, to grant options to directors, officers, consultants, or employees to acquire up to 10% of the issued and outstanding common shares at the time of grant. The exercise price for a stock option must not be less than the market price of the Company’s common shares at the time the option is granted, less applicable discounts permitted by the TSX Venture Exchange. Stock options granted under this plan are exercisable over a period not exceeding five years.

F-14

MEDALLION RESOURCES LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars, unaudited)

For the nine months ended December 31, 2021 and 2020

NOTE 8 – SHARE CAPITAL (cont’d)

Stock options (cont’d)

A summary of the changes in the Company’s stock options is presented below:

	Number of Stock Options	Weighted Average Exercise Price
Balance – March 31, 2020	3,536,528	$0.16
Granted	3,436,250	0.23
Exercised	(727,500)	0.15
Expired/cancelled	(620,000)	0.17
Balance – March 31, 2021 – Outstanding and exercisable	5,625,278	$0.21
Granted	560,000	0.16
Exercised	(25,000)	0.15
Expired/cancelled	(366,250)	0.20
Balance – December 31, 2021 – Outstanding and exercisable	5,794,028	$0.20

On August 18, 2021, the Company granted 500,000 stock options to new directors of the Company that can be exercised at a price of $0.17 per share until August 18, 2026. The options are vested and exercisable immediately, resulting in total share-based compensation of $78,827.

On December 7, 2021, the Company granted 60,000 stock options to a consultant of the Company that can be exercised at a price of $0.105 per share until December 7, 2026. The options are vested and exercisable immediately, resulting in total share-based compensation of $5,263.

As of December 31, 2021, the following stock options were outstanding:

Expiry Date	Number of Stock Options Outstanding and Exercisable	Exercise Price
April 18, 2022	277,778	$0.15
March 21, 2023	593,250	0.13
August 3, 2023	100,000	0.125
April 18, 2024	47,500	0.10
July 8, 2024	809,250	0.185
May 25, 2025	1,500,000	0.105
July 22, 2025	412,500	0.195
September 18, 2025	1,000,000	0.33
March 29, 2026	493,750	0.415
August 18, 2026	500,000	0.17
December 7, 2026	60,000	0.105
	5,794,028	$0.20

As at December 31, 2021, the weighted average remaining life of the outstanding and exercisable options is 3.13 years (March 31, 2021 – 3.51 years).

F-15

MEDALLION RESOURCES LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars, unaudited)

For the nine months ended December 31, 2021 and 2020

NOTE 8 – SHARE CAPITAL (cont’d)

Stock options (cont’d)

The assumptions used in the Black Scholes Option Pricing Model to estimate the fair value of options were:

	2021	2020
Risk-free interest rate	1.29% - 1.32%	1.30% - 1.33%
Expected stock price volatility	135% - 138%	153% - 163%
Expected option life in years	5 years	5 years
Expected dividend yield	Nil	Nil
Forfeiture rate	Nil	Nil

NOTE 9 – INVESTMENTS

December 31, 2021	Shares	Fair Value
ACDC Metals Ltd.	4,800,000	$441,840

March 31, 2021	Shares	Fair Value
ACDC Metals Ltd.	-	$-

On July 23, 2021, the Company signed a non-binding letter of intent (“LOI”) with an Australian private company, ACDC Metals Pty Ltd (“ACDC”) to permit ACDC to utilize Medallion’s proprietary Medallion Monazite Process to extract rare earth elements from monazite exclusively in southeastern Australia. The LOI outlines various terms and conditions that will form the basis of a binding contract, subject to mutual due diligence and provides ACDC with the exclusive right to construct a mineral sand monazite refinery in southeastern Australia utilizing the Medallion Monazite Process as well as the right to sub-license the LAD Chromatography process for REE separation. Medallion received a significant allocation of pre-initial public offering (“IPO”) shares of ACDC, and transferable rights to contribute funding to ACDC at seed investment and IPO financing stages. The investment was classified as FVTPL, and realized and unrealized gains and losses arising from changes in the fair value will be included in the statement of loss and comprehensive loss in the period in which they arise. ACDC shares are privately held, cost is $31,746, and have a fair value of $441,840 based on the private placement ACDC completed in December 2021.

NOTE 10 – FINANCIAL INSTRUMENTS

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

Level 3 – Inputs that are not based on observable market data.

The following table sets forth the levels in the fair value hierarchy in which the Company’s financial assets and liabilities are measured and recognized in the consolidated statement of financial position. Assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

`	Quoted prices in active markets for identical instruments (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance December 31, 2021
Cash	$1,073,827	$-	$-	$1,073,827
Investments	$-	$-	$441,840	$441,840

F-16

MEDALLION RESOURCES LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars, unaudited)

For the nine months ended December 31, 2021 and 2020

NOTE 10 – FINANCIAL INSTRUMENTS (cont’d)

The fair value of the Company’s accounts payable and accrued liabilities and due to related parties approximates their carrying values due to the short-term nature of these instruments. The Company’s financial instruments are exposed to certain financial risks including credit risk, liquidity risk, and commodity-price risk.

a)	Credit risk

The Company’s cash is held in a major Canadian financial institution. The Company does not have any significant exposure to credit risk.

b)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity risk through the management of its capital structure. Accounts payable and accrued liabilities are due within the current operating period.

c)	Commodity price risk

The ability of the Company to develop its business and the future profitability of the Company are directly related to the market price of several commodities. The Company has not hedged any potential future commodity sales. The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company.

d)	Sensitivity analysis

The Company has, for accounting purposes, designated its cash as FVTPL. Accounts payable and accrued liabilities, amounts due to related parties and promissory notes payable are measured at amortized cost. As at December 31, 2021, the carrying and fair value amounts of the Company’s financial instruments are the same.

Based on management’s knowledge and experience of the financial markets, management does not believe that the Company’s current financial instruments will be affected significantly by interest rate risk, foreign currency risk and price risk. The Company does not hold significant balances in foreign currencies to give rise to exposure to foreign exchange risk. Commodity price risk could, however, affect the Company. In particular, the Company’s future profitability and viability of development depends upon world markets for natural resources. As of December 31, 2021, the Company was not a producing entity. As a result, commodity price risk could affect the completion of future equity transactions such as equity offerings and the exercise of stock options and warrants. The Company closely monitors commodity prices, individual equity movements, and the stock market to determine the appropriate course of action to be taken.

NOTE 11 – MANAGEMENT OF CAPITAL

The Company manages its cash, common shares, stock options and warrants as capital (Note 8). The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of its mineral business and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may look to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash. In order to facilitate the management of its capital requirements, the Company prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. In order to maximize ongoing business development efforts, the Company does not currently pay out dividends. The Company’s investment policy is to invest its short-term excess cash in highly liquid short-term interest-bearing investments issued by a major Canadian chartered bank.

There has been no change in the Company’s management of capital risk during the nine months ended December 31, 2021.

NOTE 12 – SUBSEQUENT EVENT

On January 26, 2022, the Company granted 100,000 stock options to Proteus Capital Corp (“Consultant”) that can be exercised at a price of $0.095 per share until January 26, 2025. One third of the stock options vested immediately, one third upon completion of services as described in the consulting agreement dated January 25, 2022 to the reasonable satisfaction of Company, and the remainder upon agreement between Consultant and Company to a material expansion of the scope of the consulting agreement.

F-17

MEDALLION RESOURCES LTD.

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

F-18

F-19

Report of Independent Registered Public Accounting Firm

To the Shareholders and Directors of

Medallion Resources Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Medallion Resources Ltd. (the “Company”) as of March 31, 2021 and 2020, and the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficit), and cash flows for the years ended March 31, 2021 and 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended March 31, 2021 and 2020, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a net loss of $1,901,250 during the year ended March 31, 2021 and, as of that date, the Company had an accumulated deficit of $25,638,826. These events and conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2015.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

May 6, 2022

F-20

MEDALLION RESOURCES LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Expressed in Canadian dollars)

		March 31,	March 31,
	Note	2021	2020
ASSETS

Current
Cash		$2,081,232	$138,104
Other receivables		2,654	6,213
Prepaid expenses	6	51,538	21,208
		$2,135,424	$165,525

LIABILITIES

Current
Accounts payable and accrued liabilities		$73,353	$101,866
Due to related parties	7	5,681	214,200
Promissory note payable	7	-	20,000
		79,034	336,066

SHAREHOLDERS’ EQUITY (DEFICIT)

Share capital	8	23,011,915	19,321,993
Reserves	8	4,683,301	4,245,042
Deficit		(25,638,826)	(23,737,576)
		2,056,390	(170,541)
		$2,135,424	$165,525

Events After the Reporting Period (Note 12)

These consolidated financial statements were authorized for issue by the Board of Directors on May 6, 2022.

Approved on behalf of the Board:

/s/ Rod C. McKeen	/s/ Andrew Morden
Rod C. McKeen – Director	Andrew Morden – Director

The accompanying notes are an integral part of these consolidated financial statements

F-21

MEDALLION RESOURCES LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Expressed in Canadian dollars)

		For the years ended
		March 31
	Note	2021	2020
Expenses
Consulting fees	7	$242,535	$422,812
Director fees		22,500	-
Investor relations		182,556	108,225
Management fees	7	222,981	149,728
Office and general		26,542	68,141
Professional fees	7	126,738	26,855
Research costs	4	275,787	283,597
Rent	7	11,300	15,900
Transfer agent and filing fees		65,153	35,360
Share-based compensation	7,8	715,522	166,413
		(1,891,614)	(1,277,031)

Other items
Foreign exchange loss		(9,636)	-
Government assistance	5	-	83,104
		(9,636)	83,104

Net loss and comprehensive loss for the year		$(1,901,250)	$(1,193,927)

Basic and diluted loss per share		$(0.03)	$(0.03)

Weighted average number of common shares outstanding		57,170,225	42,965,302

The accompanying notes are an integral part of these consolidated financial statements

F-22

MEDALLION RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Expressed in Canadian dollars)

		Share capital		Reserves				Total shareholders’
	Note	Number of shares	Amount	Warrants	Contributed surplus	Total	Deficit	equity (Deficit)
Balance as at March 31, 2019		37,855,472	$18,610,174	$948,900	$2,959,809	$3,908,709	$(22,543,649)	$(24,766)
Shares issued on:
Private placement	8	410,167	27,601	9,314	-	9,314	-	36,915
Private placement	8	5,372,572	420,009	144,111	-	144,111	-	564,120
Private placement	8	2,197,657	174,122	56,632	-	56,632	-	230,754
Warrants exercised	8	518,000	127,875	(51,095)	-	(51,095)	-	76,780
Finders’ warrants	8	-	-	10,958	-	10,958	-	10,958
Share issuance costs		-	(37,788)	-	-	-	-	(37,788)
Share-based compensation		-	-	-	166,413	166,413	-	166,413
Expiry of warrants		-	-	(4,680)	4,680	-	-	-
Net loss and comprehensive loss		-	-	-	-	-	(1,193,927)	(1,193,927)
Balance as at March 31, 2020		46,353,868	19,321,993	1,114,140	3,130,902	4,245,042	(23,737,576)	(170,541)
Shares issued on:
Private placement	8	2,500,000	193,300	56,700	-	56,700	-	250,000
Private placement		10,666,667	1,162,800	437,200	-	437,200	-	1,600,000
Warrants exercised		7,693,902	2,334,299	(766,414)	-	(766,414)	-	1,567,885
Stock options exercised		727,500	184,434	-	(72,949)	(72,949)	-	111,485
Finders’ warrants		-	-	68,200	-	68,200	-	68,200
Share issuance costs		-	(188,661)	-	-	-	-	(188,661)
Commitment to issue shares		-	3,750	-	-	-	-	3,750
Share-based payments	8	-	-	-	715,522	715,522	-	715,522
Expiry of warrants		-	-	(418,830)	418,830	-	-	-
Net loss and comprehensive loss		-	-	-	-	-	(1,901,250)	(1,901,250)
Balance as at March 31, 2021		67,941,937	$23,011,915	$490,996	$4,192,305	$4,683,301	$(25,638,826)	$2,056,390

The accompanying notes are an integral part of these consolidated financial statements

F-23

MEDALLION RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in Canadian dollars)

	For the years ended
	March 31
	2021	2020
Cash provided by (used for):

Operating activities
Net loss	$(1,901,250)	$(1,193,927)
Items not involving cash:
Share-based compensation	715,522	166,413
Changes in non-cash working capital items:
Other receivables	3,559	1,768
Prepaid expenses	(30,330)	75,767
Accounts payable and accrued liabilities	(28,513)	38,700
Due to related parties	(208,519)	(74,506)
Cash used in operating activities	(1,449,531)	(985,785)

Financing activities
Issuance of share capital	1,850,000	908,569
Warrants exercised	1,567,885	-
Stock options exercised	111,485	-
Share issuance costs	(120,461)	(33,690)
Commitment to Issue Shares	3,750	-
Promissory Note	(20,000)	(20,000)
Cash provided by financing activities	3,392,659	854,879

Net increase (decrease) in cash	1,943,128	(130,906)

Cash - beginning of the year	138,104	269,010

Cash - end of the year	$2,081,232	$138,104

Supplemental cash flow information:
Interest paid	$7,555	$17,854

Non-cash investing and financing activities:
Issuance of finders’ warrants	$68,200	$10,958
Expiry of warrants	418,830	4,680
Fair value reversal on exercise of warrants	766,414	51,095

The accompanying notes are an integral part of these consolidated financial statements

F-24

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 1 – CORPORATE INFORMATION AND NATURE OF OPERATIONS

Medallion Resources Ltd. (the “Company”) was incorporated on December 8, 1989, under the Business Corporations Act (British Columbia).

More recently, the Company has been increasingly and primarily focused on a rare earth element business strategy involving the mineral monazite, which is available as a by-product mineral from large heavy-mineral-sands mining operations, and it is seeking monazite processing partnerships by which to process and produce rare earth elements from monazite. The Company is testing a variety of samples, which have been submitted by heavy-mineral-sands producers, to locate suitable quantities and qualities of monazite feedstock. This testing could lead to monazite purchase agreements to potentially provide feedstock for a planned rare earth element processing plant. Furthermore, the Company is investing in the development of a chromatography based REE separation technology developed by Purdue University (Note 12). Since no monazite purchase contracts or definitive processing plant financing and development agreements are in place at this time, all expenses associated with this strategy are being written off in the Company’s consolidated statements of comprehensive loss.

The Company’s registered office is Suite 410 – 325 Howe Street, Vancouver, British Columbia, V6C 1Z7.

NOTE 2 – BASIS OF PREPARATION

Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”). These financial statements have been prepared on a historical cost basis except for financial instruments classified as financial instruments at fair value. In addition, these financial statements have been prepared using the accrual basis of accounting except for cash flow information.

Basis of Measurement

These consolidated financial statements have been prepared on a historical cost basis and are presented in Canadian dollars, which is also the Company’s, and its subsidiary’s functional currency.

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates and assumptions include those related to the valuation allowance on deferred income taxes and share-based compensation valuations. Actual results could differ from these estimates. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned inactive subsidiary Medallion Resources (USA) Inc. All intercompany transactions and balances have been eliminated on consolidation.

F-25

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 2 – BASIS OF PREPARATION (cont’d)

Continuance of Operations

These consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future and do not include adjustments to amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations. In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but not limited to, twelve months from the end of the reporting period.

The Company has not generated revenue from operations. The Company incurred a net loss of $1,901,250 for the year ended March 31, 2021 and as of that date the Company’s accumulated deficit was $25,638,826. The Company does not generate any cashflow from operations to fund its future activities and has relied principally upon the issuance of securities to fund its operating and administrative expenditures. If management is unable to obtain new funding, the Company may be unable to continue its operations, and amounts realized for assets may be less than amounts reflected in these consolidated financial statements. These material uncertainties cast significant doubt upon the Company’s ability to continue as a going concern.

Starting in March 2020, there was a global pandemic outbreak of COVID-19. The actual and threatened spread of the virus globally has had material adverse effect on the global economy and, specifically, the regional economies in which the Company operates. The pandemic could continue to have a negative impact on the stock market, including trading prices of the Company’s shares and its ability to raise new capital. These factors, amongst others, could have a significant impact on the Company’s operations.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Foreign Currency Translation

These consolidated financial statements are presented in Canadian dollars, which is the functional currency of the Company and its subsidiary. Foreign currency accounts are translated into Canadian dollars as follows:

At the transaction date, each asset, liability, revenue and expense denominated in a foreign currency is translated into Canadian dollars by the use of the exchange rate in effect at that date. At the period-end date, unsettled monetary assets and liabilities are translated into Canadian dollars by using the exchange rate in effect at the period-end date and the related translation differences are recognized in profit or loss.

Foreign denominated monetary assets and liabilities are translated to their Canadian-dollar equivalents using foreign exchange rates that prevailed at the statement of financial position date. Non-monetary items that are measured at historical cost are translated into Canadian dollars by using the exchange rate in effect at the date of the initial transaction and are not subsequently restated. Non-monetary assets and liabilities that are measured at fair value or a revalued amount are translated into Canadian dollars by using the exchange rate in effect at the date the value is determined and the related translation differences are recognized in profit or loss or other comprehensive income (loss) consistent with where the gain or loss on the underlying non-monetary asset or liability has been recognized.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when acquired which are readily convertible into cash. As at March 31, 2021, the Company did not hold any cash equivalents.

Impairment of Non-Financial Assets

At each reporting period the carrying amounts of the Company’s non-financial assets, other than exploration and evaluation assets are reviewed for indicators of impairment. If indicators exist, the recoverable amount of the asset is estimated. Exploration and evaluation assets are assessed for impairment when they are reclassified to property and equipment and if facts and circumstances suggest that the carrying amount exceeds the recoverable amount.

F-26

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Impairment of Non-Financial Assets (cont’d)

For purposes of assessing impairment, exploration and evaluation assets and property and equipment are grouped into cash generating units (“CGU”) defined as the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows of other assets or groups of assets. The Company has used geographical proximity, geological similarities, analysis of shared infrastructure, commodity type, assessment of exposure to market risks and materiality to define its CGUs.

If the carrying amount exceeds the recoverable amount, the asset or CGU is recorded at its recoverable amount with the reduction recognized in net loss. The recoverable amount is the greater of the value in use or fair value less costs to sell. Fair value is the amount the asset could be sold for in an arm’s length transaction. The value in use is the present value of the estimated future cash flows of the asset from its continued use. Fair value less costs to sell considers the continued development of a property and market transactions in a valuation model.

Impairments are reversed in subsequent periods when there has been an increase in the recoverable amount of a previously impaired asset or CGU and these reversals are recognized in net loss. The recovery is limited to the original carrying amount less depreciation, if any, that would have been recorded had the asset not been impaired.

Research and development

Expenditures on research are recognized as an expense in the period in which it is incurred. An internally generated intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated:

●	The technical feasibility of completing the intangible asset so that it will be available for use or sale;
●	The intention to complete the intangible asset and use or sell it;
●	The ability to use or sell the intangible asset;
●	How the intangible asset will generate probable future economic benefits;
●	The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and
●	The ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for internally-generated intangible assets is the sum of the expenditures incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally generated intangible asset can be recognized, development expenditures are recognized in loss and comprehensive loss in the period in which the expenditure is incurred.

Subsequent to initial recognition, internally-generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately. At March 31, 2021, the Company has not recognized any internally-generated intangible assets and had recorded all expenditures incurred as research costs.

Government Assistance

Government assistance relates to the recovery of a portion of eligible expenditures from various government authorities and is recorded in the period in which it is received.

Financial instruments

(i) Financial assets

The Company classifies its financial assets in the following categories: at fair value through profit or loss (“FVTPL”), at fair value through other comprehensive income (“FVTOCI”) and at amortized cost. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of financial assets at initial recognition.

F-27

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Financial instruments (cont’d)

(i) Financial assets (cont’d)

A financial asset is measured at amortized cost if it is held within a business model whose objective is to hold assets and collect contractual cash flows, its contractual terms give rise on specified dates that are solely payments of principle and interest on the principle amount outstanding, and it is not designated as FVTPL. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, the Company can make an irrevocable election (on an instrument by-instrument basis) on the day of acquisition to designate them as at FVTOCI.

Financial assets at FVTPL

Financial assets carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statement of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial asset held at FVTPL are included in the statement of loss and comprehensive loss in the period in which they arise. The Company’s cash is classified as FVTPL.

Financial assets at FVTOCI

Investments in equity instruments at FVTOCI are initially recognized at fair value plus transaction costs. Subsequently they are measured at fair value, with gains and losses arising from changes in fair value recognized in other comprehensive income. There is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. None of the Company’s financial assets are classified as FVTOCI.

Financial assets at amortized cost

Financial assets at amortized cost are initially recognized at fair value and subsequently carried at amortized cost less any impairment. They are classified as current assets or non-current assets based on their maturity date. The Company’s financial assets at amortized cost comprise other receivables.

Financial assets are derecognized when they mature or are sold, and substantially all the risks and rewards of ownership have been transferred. Gains and losses on derecognition of financial assets classified as FVTPL or amortized cost are recognized in the statement of loss and comprehensive loss. Gains or losses on financial assets classified as FVTOCI remain within accumulated other comprehensive income.

(ii) Financial liabilities

The Company classifies its financial liabilities as subsequently measured at amortized cost which include accounts payable and accrued liabilities, due to related parties and promissory notes payable. The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or they expire.

(iii) Impairment of financial assets

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the loss allowance for the financial asset is measured at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the loss allowance is measured for the financial asset at an amount equal to twelve month expected credit losses. For trade receivables the Company applies the simplified approach to providing for expected credit losses, which allows the use of a lifetime expected loss provision. Impairment losses on financial assets carried at amortized cost are reversed in subsequent periods if the amount of the loss decreases and the decrease can be objectively related to an event occurring after the impairment was recognized. Given the nature and balances of the Company’s receivables the Company has no material loss allowance as at March 31, 2021.

F-28

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Share Capital

Unit Offerings

The Company has adopted the relative fair value method with respect to the measurement of shares and warrants issued as equity units. The relative fair value method requires an allocation of the net proceeds received based on the pro rata relative fair values of the components. If and when the warrants are ultimately exercised, the applicable amounts are transferred from warrants to share capital. If the warrants expire unexercised, the applicable amount is transferred to contributed surplus.

The Company has a choice as to whether to recognize the modification of warrants with an adjustment within equity between warrants and contributed surplus or to make no adjustment. The Company has elected to not make an adjustment within equity when the terms of warrants previously issued for proceeds are amended.

Loss Per Share

Basic income (loss) per share is computed by dividing the net income or loss applicable to common shares of the Company by the weighted average number of common shares outstanding for the relevant period. Diluted income (loss) per share is computed by dividing the net income or loss applicable to common shares by the sum of the weighted average number of common shares issued and outstanding and all additional common shares that would have been outstanding, if potentially dilutive instruments were converted.

Basic and diluted loss per share is the same in periods where the Company recognizes a net loss, as the inclusion of common share equivalents would be anti-dilutive.

Share-based Compensation

The grant date fair value of share-based payment awards granted to employees is recognized as an employee expense, with a corresponding increase in equity, over the period that the employees unconditionally become entitled to the awards. The amount recognized as an expense is adjusted to reflect the number of awards for which the related service and non-market vesting conditions are expected to be met, such that the amount ultimately recognized as an expense is based on the number of awards that do meet the related service and non-market performance conditions at the vesting date. For share-based payment awards with no vesting conditions, the grant date fair value of the share-based payment is measured to reflect such conditions and there is no adjustment for differences between expected and actual outcomes.

Where equity instruments are granted to parties other than employees, they are recorded by reference to the fair value of the services received. If the fair value of the services received cannot be reliably estimated, the Company measures the services received by reference to the fair value of the equity instruments granted, measured at the date the counterparty renders the service.

All equity-settled share-based payments are reflected in contributed surplus, until exercised. Upon exercise, shares are issued from treasury and the amount reflected in contributed surplus is credited to share capital, adjusted for any consideration paid.

Income Taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in net loss except to the extent that it relates to a business combination or items recognized directly in equity or in other comprehensive loss.

Current income taxes are recognized for the estimated income taxes payable or receivable on taxable income or loss for the current year and any adjustment to income taxes payable in respect of previous years. Current income taxes are determined using tax rates and tax laws that have been enacted or substantively enacted by the year-end date.

F-29

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Income Taxes (cont’d)

Deferred tax assets and liabilities are recognized where the carrying amount of an asset or liability differs from its tax base, except for taxable temporary differences arising on the initial recognition of goodwill and temporary differences arising on the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction affects neither accounting nor taxable profit or loss.

Recognition of deferred tax assets for unused tax losses, tax credits and deductible temporary differences is restricted to those instances where it is probable that future taxable profit will be available against which the deferred tax asset can be utilized. At the end of each reporting period the Company reassesses unrecognized deferred tax assets. The Company recognizes a previously unrecognized deferred tax asset to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

New Accounting Standards

Certain new accounting standards and interpretations have been published that are not mandatory for the March 31, 2021 reporting period. The Company has not early adopted the following new and revised standards, amendments and interpretations that have been issued but are not yet effective:

●	Amendments to IAS 1, Presentation of Financial Statements (effective January 1, 2022)
●	Amendments to IAS 16, Property, Plant and Equipment (effective January 1, 2022)

IAS 1, Presentation of Financial Statements

The amendment clarifies the criterion for classifying a liability as non-current relating to the right to defer settlement of a liability for at least 12 months after the reporting period.

IAS 16, Property, Plant and Equipment

The amendments clarify the accounting for the net proceeds from selling any items produced while bringing an item of property, plant and equipment (“PPE”) to the location and condition necessary for it to be capable of operating in the manner intended by management. The amendments prohibit entities from deducting amounts received from selling items produced from the cost of PPE while the asset is being prepared for its intended use. Instead, sales proceeds and the cost of producing these items will be recognized in profit or loss.

The Company anticipates that the application of the above new and revised standards, amendments and interpretations will have no material impact on its results and financial position.

Effective April 1, 2020, the Company adopted an amendment to IFRS 3 – Business Combinations, which clarifies the definition of a business and provides guidance in determining whether an acquisition is a business combination or a combination of a group of assets.

The adoption of the amendment to IFRS 3 had no impact on the Company’s results and financial position.

F-30

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 4 – RESEARCH COSTS

Details of research costs in connection with the Company’s efforts to finance, develop and construct monazite processing facilities are as follows. These costs support the Company’s current strategy of focusing on the purchase of the mineral monazite and the search for monazite processing partnerships by which to process and produce rare-earth elements products:

	For the years ended
	March 31,
	2021	2020
Consulting	$221,383	$176,486
Geological consulting	3,053	-
Legal and other	26,223	-
Process testing	25,128	107,111
	$275,787	$283,597

On February 18, 2021, the Company announced the acquisition of a license for exclusive rights to Purdue University-developed rare earth element (REE) separation and purification technologies, from Hasler Ventures LLC. The Company will further develop and commercialize this process technology which is complementary to the Company’s existing business focus. In consideration for the license transfer agreement, the Company agreed to issue 1,000,000 fully paid shares (issued subsequent to year end) to Hasler Ventures LLC or its nominee on closing of the transaction.

As part of the exclusive patent license for its fields of use, the Company has committed to a three-year US$150,000 per annum sponsored research program with Purdue University to further advance the technologies, and achieve various technical milestones including operation of a demonstration plant. On commercial operation, royalty fees or sub-license fees will be payable at standard industry rates.

NOTE 5 – GOVERNMENT ASSISTANCE

Government assistance relates to the recovery of a portion of eligible expenditures on project investigation from various government authorities and are recorded in the period in which they are received. During the year ended March 31, 2021, the Company received government assistance in the amount of $Nil (2020 - $83,104) as a recovery of certain process testing and consulting expenditures incurred during the period, which were recorded as Project Investigation expenses (Note 4).

NOTE 6 – PREPAID EXPENSES

Prepaid expenses consist of:

	March 31,	March 31,
	2021	2020
Insurance	$9,583	$7,875
Investor relations	20,834	-
Consulting and other	21,121	13,333
	$51,538	$21,208

NOTE 7 – RELATED PARTY TRANSACTIONS

Related party transactions not disclosed elsewhere in these consolidated financial statements are as follows:

a)	During the year ended March 31, 2021, $88,000 (2020 - $144,000) was charged by a private company controlled by a former director of the Company for management and consulting fees. At March 31, 2021, $378 (March 31, 2020 - $214,200) was owed to this company on account of management and consulting fees.

F-31

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 7 – RELATED PARTY TRANSACTIONS (cont’d)

b)	Effective October 1, 2018 the Company began accruing interest owed to a private company controlled by a former director of the Company on account of management and consulting fees owed at an interest rate of prime plus 3.00%. During the year ended March 31, 2021, $6,925 (2020 - $15,885) was paid to this company on account of interest. At March 31, 2021, $Nil (March 31, 2020 - $Nil) was owed to this company on account of interest.

c)	During the year ended March 31, 2021, the Company incurred $9,875 (2020 – $15,900) in rent in connection with an office sub-lease the Company entered into with a company owned by a former director of the Company. At March 31, 2021, $Nil (March 31, 2020 - $Nil) was owed to this company.

d)	During the year ended March 31, 2021, the Company incurred $14,000 (2020 - $46,940) of consulting fees to a company owned by the former Chief Financial Officer of the Company. At March 31, 2021, a total of $Nil (March 31, 2020 – $Nil) was owed to this company.

e)	During the year ended March 31, 2021, the Company incurred $40,000 (2020 - $Nil) of accounting and consulting fees to a company of which the Company’s CFO, is a shareholder. At March 31, 2021, a total of $5,303 (March 31, 2020 – $Nil) was owed to this company.

f)	As at March 31, 2021, a principal amount of $Nil (March 31, 2020 – $20,000) was outstanding on the promissory note, payable to a company owned by a former director of the Company, bearing interest at a rate of prime plus 3.00%. During the year ended March 31, 2021, the Company paid the principal amount of $20,000 and interest totaling $630 (2020 - $1,969).

g)	During the year ended March 31, 2021, $129,161 (2020 - $Nil) was charged by a private company controlled by the Chief Executive Officer of the Company for management and consulting fees. At March 31, 2021, $Nil (March 31, 2020 - $Nil) was owed to this company on account of management and consulting fees.

h)	During the year ended March 31, 2021, $22,500 (2020 - $Nil) was paid to independent directors for director fees.

i)	On May 20, 2020, 1,100,000 stock options with a fair value of $107,807 were granted to the Chief Executive Officer of the Company, which can be exercised at a price of $0.105 per share. The options are exercisable for 5 years and vested immediately.

j)	On July 22, 2020, the Company granted 442,500 stock options with a fair value of $75,885 to officers and directors of the Company that can be exercised at a price of $0.195 per share. The options are exercisable for 5 years and vested immediately.

k)	On September 18, 2020, the Company granted 780,000 stock options with a fair value of $250,659 to officers and directors of the Company that can be exercised at a price of $0.33 per share. The options are exercisable for 5 years and vested immediately.

l)	On March 29, 2021, the Company granted 183,750 stock options with a fair value of $63,738 to directors of the Company that can be exercised at a price of $0.415 per share. The options are exercisable for 5 years and vested immediately.

F-32

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 8 – SHARE CAPITAL

Authorized share capital

Authorized share capital consists of an unlimited number of common shares without par value.

Fiscal 2021

a)	On June 26, 2020, the Company completed a non-brokered private placement issuing 2,500,000 units at a price of $0.10 per Unit for aggregate gross proceeds of $250,000. Each Unit consisted of one common share of the Company and one-half transferable common share purchase warrant. Each warrant is exercisable to acquire one common share of the Company at a price of $0.15 for two years from the date of issuance. The warrants were ascribed a value of $56,700 under the Black-Scholes valuation model with the residual of $193,300 being allocated to share capital. In accordance with the Company’s accounting policy in regards to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 114% and a risk free interest rate of 0.29%.

b)	On August 25, 2020 the Company completed a non-brokered private placement consisting of 10,666,667 units at $0.15 per unit for gross proceeds of $1,600,000. Each unit consisted of one common share and one-half transferable common share purchase warrant, with each warrant exercisable to acquire one common share for 3 years at an exercise price of $0.20. The Company paid finders’ fees of $65,620 and granted 437,467 finders’ warrants (valued at $68,200), each finders’ warrant exercisable to acquire one common share at an exercise price of $0.25 until August 25, 2022. The warrants were ascribed a value of $437,200 under the Black-Scholes valuation model with the residual of $1,162,800 being allocated to share capital. In accordance with the Company’s accounting policy in regards to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 3 years, dividend yield of 0%, expected volatility of 123.49% and a risk free interest rate of 1.53%. In addition, the Company calculated the fair value of the finders’ warrants with use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 123.72% and a risk free interest rate of 1.38%. The Company also incurred another $54,841 share issue costs related to this private placement.

Fiscal 2020

a)	On April 9, 2019, the Company completed the second and final tranche of a private placement financing consisting of 410,167 units at $0.09 per unit for gross proceeds of $36,915. Each unit consists of one common share and one half common share purchase warrant, with each warrant exercisable to acquire one common share for 3 years at an exercise price of $0.15. Cash proceeds from the private placement were allocated as $27,601 and $9,314, respectively, to the common shares and warrants issued in the private placement based on their relative fair values at the closing date of the private placement. The Company incurred share issuance costs of $6,280 cash and issued 16,480 finders’ warrants (valued at $1,095) each exercisable to acquire a common share at a price of $0.09 per share for a period of 2 years from closing. In accordance with the Company’s accounting policy in regards to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 3 years, dividend yield of 0%, expected volatility of 129% and a risk free interest rate of 1.60%. In addition, the Company calculated the fair value of the finders’ warrants with use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 129% and a risk free interest rate of 1.60%.

F-33

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 8 – SHARE CAPITAL (cont’d)

Fiscal 2020 (cont’d)

b)	On August 23, 2019 the Company completed the first tranche of a private placement financing consisting of 5,372,572 units at $0.105 per unit for gross proceeds of $564,120. Each unit consists of one common share and one half common share purchase warrant, with each warrant exercisable to acquire one common share for 3 years at an exercise price of $0.165. Cash proceeds from the private placement were allocated as $420,009 and $144,111, respectively, to the common shares and warrants issued in the private placement based on their relative fair values at the closing date of the private placement. The Company incurred share issuance costs of $18,830 cash and issued 164,686 finders’ warrants (valued at $9,629) each exercisable to acquire a common share at a price of $0.165 per share for a period of 3 years from closing. In accordance with the Company’s accounting policy in regards to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 3 years, dividend yield of 0%, expected volatility of 127% and a risk free interest rate of 1.41%. In addition, the Company calculated the fair value of the finders’ warrants with use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 127% and a risk free interest rate of 1.41%.

c)	On October 9, 2019 the Company completed the second and final tranche of a private placement financing consisting of 2,197,657 units at $0.105 per unit for gross proceeds of $230,754. Each unit consists of one common share and one half common share purchase warrant, with each warrant exercisable to acquire one common share for 3 years at an exercise price of $0.165. Cash proceeds from the private placement were allocated as $174,122 and $56,632, respectively, to the common shares and warrants issued in the private placement based on their relative fair values at the closing date of the private placement. The Company incurred share issuance costs of $1,720 cash and issued 4,000 finders’ warrants (valued at $234) each exercisable to acquire a common share at a price of $0.165 per share for a period of 3 years from closing. In accordance with the Company’s accounting policy in regards to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 3 years, dividend yield of 0%, expected volatility of 128% and a risk free interest rate of 1.59%. In addition, the Company calculated the fair value of the finders’ warrants with use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 128% and a risk free interest rate of 1.59%.

Warrants

A summary of the changes in the Company’s warrants is presented below:

	Number of Warrants	Weighted Average Exercise Price
Balance - March 31, 2019	16,159,667	$0.20
Issued	4,175,365	0.16
Exercised	(518,000)	0.15
Expired	(40,000)	0.16
Balance - March 31, 2020	19,777,032	$0.20
Issued	7,020,800	0.19
Exercised	(7,693,902)	0.20
Expired	(3,379,230)	0.30
Balance - March 31, 2021	15,724,700	$0.18

F-34

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 8 – SHARE CAPITAL (cont’d)

Warrants (cont’d)

As of March 31, 2021 the following warrants were outstanding:

Expiry Date	Number of Warrants Outstanding	Exercise Price
April 26, 2021(a)	260,000	$0.15
July 25, 2021(b)	1,000,000	0.15
August 15, 2021	1,481,750	0.40
September 15, 2021	359,792	0.40
March 26, 2022	2,452,000	0.15
April 9, 2022	177,084	0.15
June 26, 2022	1,250,000	0.15
August 22, 2022	2,455,572	0.165
August 25, 2022	429,467	0.25
October 9, 2022	835,686	0.165
August 25, 2023(c)	5,023,349	0.20
	15,724,700	$0.18

(a)	210,000 warrants were exercised and 50,000 warrants expired unexercised subsequent to year end.
(b)	1,000,000 warrants were exercised subsequent to year end
(c)	17,500 warrants were exercised subsequent to year end

As at March 31, 2021, the weighted average remaining life of the outstanding warrants is 1.44 years (March 31, 2020 – 1.41 years).

Stock Options

The Board of Directors is authorized, pursuant to the Company’s Stock Option Plan, to grant options to directors, officers, consultants or employees to acquire up to 10% of the issued and outstanding common shares at the time of grant. The exercise price for a stock option must not be less than the market price of the Company’s common shares at the time the option is granted, less applicable discounts permitted by the TSX Venture Exchange. Stock options granted under this plan are exercisable over a period not exceeding five years.

A summary of the changes in the Company’s stock options is presented below:

	Number of	Weighted Average
	Stock Options	Exercise Price
Balance – March 31, 2019	2,655,000	$0.18
Granted	1,259,028	0.17
Expired/cancelled	(377,500)	0.31
Balance – March 31, 2020	3,536,528	$0.16
Granted	3,436,250	0.23
Exercised	(727,500)	0.15
Expired/cancelled	(620,000)	0.17
Balance – March 31, 2021 – Outstanding and exercisable	5,625,278	$0.21

F-35

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 8 – SHARE CAPITAL (cont’d)

Stock Options (cont’d)

On May 20, 2020, the Company granted 1,500,000 stock options to an officer and consultants of the Company that can be exercised at a price of $0.105 per share until May 20, 2025. These options vested and were exercisable immediately, resulting in total share-based compensation of $147,010.

On July 22, 2020, the Company granted 442,500 stock options to officers and directors of the Company that can be exercised at a price of $0.195 per share until July 22, 2025. These options vested and were exercisable immediately, resulting in total share-based compensation of $75,885.

On September 18, 2020, the Company granted 1,000,000 stock options to officers, directors and consultants of the Company that can be exercised at a price of $0.33 per share until September 18, 2025. These options vested and were exercisable immediately, resulting in total share-based compensation of $321,358.

On March 29, 2021, the Company granted 493,750 stock options to directors and consultants of the Company that can be exercised at a price of $0.415 per share until March 29, 2026. These options vested and were exercisable immediately, resulting in total share-based compensation of $171,269.

The fair value of stock options granted during the year ended March 31, 2021 was $715,522 (March 31, 2020 - $166,413).

As of March 31, 2021, the following stock options were outstanding:

Expiry Date	Number of Stock Options Outstanding and Exercisable	Exercise Price
December 7, 2021(a)	378,750	$0.20
April 18, 2022	277,778	0.15
March 21, 2023	593,250	0.13
August 3, 2023	100,000	0.125
April 18, 2024(b)	60,000	0.10
July 8, 2024	809,250	0.185
May 25, 2025	1,500,000	0.105
July 22, 2025	412,500	0.195
September 18, 2025	1,000,000	0.33
March 29, 2026	493,750	0.415
	5,625,278	$0.21

(a)	12,500 options were exercised subsequent to year end
(b)	12,500 options were exercised subsequent to year end

As at March 31, 2021, the weighted average remaining life of the outstanding and exercisable options is 3.51 years (March 31, 2020 – 2.89 years).

The assumptions used in the Black Scholes Option Pricing Model to estimate the fair value of options were:

	2021	2020
Risk-free interest rate	1.27% - 1.33%	1.58%
Expected stock price volatility	143% - 163%	145%
Expected option life in years	5 years	5 years
Expected dividend yield	Nil	Nil
Forfeiture rate	Nil	Nil

F-36

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 9 – FINANCIAL INSTRUMENTS

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

Level 3 – Inputs that are not based on observable market data.

The following table sets forth the levels in the fair value hierarchy in which the Company’s financial assets and liabilities are measured and recognized in the consolidated statement of financial position. Assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

`	Quoted prices in active markets for identical instruments (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance March 31, 2021
Cash	$2,081,232	$-	$-	$2,081,232

The fair value of the Company’s accounts payable and accrued liabilities, due to related parties and promissory note payable approximates their carrying values due to the short-term nature of these instruments. The Company’s financial instruments are exposed to certain financial risks including credit risk, liquidity risk, and commodity-price risk.

a)	Credit risk

The Company’s cash is held in a major Canadian financial institution. The Company does not have any significant exposure to credit risk.

b)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity risk through the management of its capital structure. Accounts payable and accrued liabilities are due within the current operating period.

c)	Commodity price risk

The ability of the Company to develop its business and the future profitability of the Company are directly related to the market price of several commodities. The Company has not hedged any potential future commodity sales. The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company.

d)	Sensitivity analysis

The Company has, for accounting purposes, designated its cash as FVTPL. Accounts payable and accrued liabilities, amounts due to related parties and promissory notes payable are measured at amortized cost. As at March 31, 2021, the carrying and fair value amounts of the Company’s financial instruments are the same.

Based on management’s knowledge and experience of the financial markets, management does not believe that the Company’s current financial instruments will be affected significantly by interest rate risk, foreign currency risk and price risk. The Company does not hold significant balances in foreign currencies to give rise to exposure to foreign exchange risk. Commodity price risk could, however, affect the Company. In particular, the Company’s future profitability and viability of development depends upon world markets for natural resources. As of March 31, 2021, the Company was not a producing entity. As a result, commodity price risk could affect the completion of future equity transactions such as equity offerings and the exercise of stock options and warrants. The Company closely monitors commodity prices, individual equity movements, and the stock market to determine the appropriate course of action to be taken.

F-37

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 10 – INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2021	2020
Net loss for the year	$(1,901,250)	$(1,193,927)

Expected income tax (recovery)	(513,000)	(322,000)
Change in statutory, foreign tax, foreign exchange rates and other	(3,000)	(1,000)
Permanent difference	193,000	46,000
Share issue costs	(33,000)	(7,000)
Adjustment to prior years provision versus statutory tax returns and expiry of non-capital losses	-	(41,000)
Change in unrecognized deductible temporary differences	356,000	325,000

Total income tax expense (recovery)	$-	$-
Current income tax	$-	$-
Deferred tax recovery	$-	$-

The significant components of the Company’s deferred tax assets that have not been included on the consolidated statement of financial position are as follows:

	2021	2020
Deferred tax assets (liabilities)
Mineral properties	$1,299,000	$1,299,000
Equipment	3,000	3,000
Share issue costs	33,000	10,000
Allowable capital losses	18,000	18,000
Non-capital losses available for future periods	3,461,000	3,128,000
Valuation allowance	4,814,000	4,458,000
Unrecognized deferred tax assets	(4,814,000)	(4,458,000)
Net deferred income tax assets	$-	$-

The significant components of the Company’s temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated statement of financial position are as follows:

	2021	Expiry date range	2020	Expiry date range
Temporary differences
Mineral properties	$4,810,000	No expiry date	$4,810,000	No expiry date
Equipment	$12,000	No expiry date	$12,000	No expiry date
Share issue costs	$121,000	2040 to 2045	$38,000	2040 to 2043
Allowable capital losses	$65,000	No expiry date	$65,000	No expiry date
Non-capital losses available for future periods	$12,819,000	2027 to 2041	$11,585,000	2027 to 2040

Tax attributes are subject to review, and potential adjustment, by tax authorities.

F-38

MEDALLION RESOURCES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

For the years ended March 31, 2021 and 2020

NOTE 11 – MANAGEMENT OF CAPITAL

The Company manages its cash, common shares, stock options and warrants as capital (Note 8). The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of its mineral business and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may look to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash. In order to facilitate the management of its capital requirements, the Company prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. In order to maximize ongoing business development efforts, the Company does not currently pay out dividends. The Company’s investment policy is to invest its short-term excess cash in highly liquid short-term interest-bearing investments issued by a major Canadian chartered bank.

There has been no change in the Company’s management of capital risk during the year ended March 31, 2021.

NOTE 12 – EVENTS AFTER THE REPORTING PERIOD

The Company issued an aggregate of 1,227,500 common shares for gross proceeds of $185,000 pursuant to the exercise of warrants.

The Company issued an aggregate of 25,000 common shares for gross proceeds of $3,750 pursuant to the exercise of stock options.

Subsequent to March 31, 2021, 4,520,626 warrants expired unexercised.

Subsequent to March 31, 2021, 644,028 stock options expired unexercised.

Subsequent to March 31, 2021, the Company granted 560,000 stock options to new directors and consultants of the Company that can be exercised at a price of between $0.105 and $0.17 per share. The options are exercisable for 5 years and vested immediately.

The Company made the first sponsorship payment of US$150,000 to Purdue University in connection with the acquisition of a license for exclusive rights to Purdue University-developed REE separation and purification technologies (Note 4).

The Company issued 1,000,000 common shares at a price of $0.30 per share to Hasler Ventures LLC in connection with the acquisition of a license for exclusive rights to Purdue University-developed REE separation and purification technologies (Note 4).

In support of the research program, the Company has purchased specialized equipment to be used by Purdue University for $152,146. The equipment is not yet in use.

On July 23, 2021, the Company signed a non-binding letter of intent (“LOI”) with an Australian private company, ACDC Metals Pty Ltd (“ACDC”) to permit ACDC to utilize Medallion’s proprietary Medallion Monazite Process to extract rare earth elements from monazite exclusively in southeastern Australia. The LOI outlines various terms and conditions that will form the basis of a binding contract, subject to mutual due diligence and provides ACDC with the exclusive right to construct a mineral sand monazite refinery in southeastern Australia utilizing the Medallion Monazite Process as well as the right to sub-license the LAD Chromatography process for REE separation. Medallion received a significant allocation of pre-initial public offering (“IPO”) shares of ACDC, and transferable rights to contribute funding to ACDC at seed investment and IPO financing stages. The investment was classified as FVTPL, and realized and unrealized gains and losses arising from changes in the fair value will be included in the statement of loss and comprehensive loss in the period in which they arise. ACDC shares are privately held, cost is $31,746, and have a fair value of $441,840 based on the private placement ACDC completed in December 2021.

On January 26, 2022, the Company granted 100,000 stock options to Proteus Capital Corp (“Consultant”) that can be exercised at a price of $0.095 per share until January 26, 2025. One third of the stock options vested immediately, one third upon completion of services as described in the consulting agreement dated January 25, 2022 to the reasonable satisfaction of Company, and the remainder upon agreement between Consultant and Company to a material expansion of the scope of the consulting agreement.

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[2,500,000] Units

Each Unit Consisting of

One Common Share and

One Warrant to Purchase One Common Share

PROSPECTUS

Sole Book-Running Manager

[●], 2022

Through and including [●], 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Section 160 of the BCBCA authorizes companies to indemnify past and present directors, officers and certain other individuals for the liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) in an eligible proceeding, unless such individual did not act honestly and in good faith with a view to the best interests of the company or, in the case of an eligible proceeding other than a civil proceeding, if such individual did not have reasonable grounds for believing his or her conduct in respect of which the proceeding was brought was lawful. In the case of a suit by or on behalf of the corporation or an associated corporation, a court must approve the indemnification.

Our Articles provide that we shall indemnify past and present directors against all eligible penalties to which such person is or may be liable, and we will, after the final disposition of an eligible proceeding, pay the expenses actually and reasonable incurred by such person in respect of that proceeding.

Prior to the completion of this offering, we intend to enter into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization of which our company is a shareholder or creditor if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacities.

Item 7. Recent sales of unregistered securities.

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act. The issuances of securities described below were made in reliance upon exemptions provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, or Securities Act Rule 701 for the offer and sale of securities not involving a public offering.

Fiscal Year 2022

On June 22, 2021, the Company issued 1,000,000 Common Shares at a price of $0.30 per share to a nominee of Hasler Ventures LLC in connection with the acquisition of a license for exclusive rights to Purdue University-developed REE separation and purification technologies.

On January 26, 2022, the Company granted 100,000 stock options to Proteus Capital Corp that can be exercised at a price of $0.095 per share until January 26, 2025. One third of the stock options vested immediately, one third upon completion of services as described in the consulting agreement dated January 25, 2022 to the reasonable satisfaction of Company, and the remainder upon agreement between Proteus Capital and the Company to a material expansion of the scope of the consulting agreement.

Fiscal Year 2021

On June 26, 2020, the Company completed a non-brokered private placement issuing 2,500,000 units at a price of $0.10 per Unit for aggregate gross proceeds of $250,000. Each Unit consisted of one Common Share of the Company and one-half transferable Common Share purchase warrant. Each warrant is exercisable to acquire one Common Share of the Company at a price of $0.15 for two years from the date of issuance. The warrants were ascribed a value of $56,700 under the Black-Scholes valuation model with the residual of $193,300 being allocated to share capital. In accordance with the Company’s accounting policy in regard to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 114% and a risk free interest rate of 0.29%.

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On August 25, 2020 the Company completed a non-brokered private placement consisting of 10,666,667 units at $0.15 per unit for gross proceeds of $1,600,000. Each unit consisted of one Common Share and one-half transferable Common Share purchase warrant, with each warrant exercisable to acquire one Common Share for 3 years at an exercise price of $0.20. The Company paid finders’ fees of $65,620 and granted 437,467 finders’ warrants (valued at $68,200), each finders’ warrant exercisable to acquire one Common Share at an exercise price of $0.25 until August 25, 2022. The warrants were ascribed a value of $437,200 under the Black-Scholes valuation model with the residual of $1,162,800 being allocated to share capital. In accordance with the Company’s accounting policy in regard to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 3 years, dividend yield of 0%, expected volatility of 123.49% and a risk free interest rate of 1.53%. In addition, the Company calculated the fair value of the finders’ warrants with use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 123.72% and a risk free interest rate of 1.38%. The Company also incurred another $54,841 share issue costs related to this private placement.

Fiscal Year 2020

On April 9, 2019, the Company completed the second and final tranche of a private placement financing consisting of 410,167 units at $0.09 per unit for gross proceeds of $36,915. Each unit consists of one Common Share and one half Common Share purchase warrant, with each warrant exercisable to acquire one Common Share for 3 years at an exercise price of $0.15. Cash proceeds from the private placement were allocated as $27,601 and $9,314, respectively, to the Common Shares and warrants issued in the private placement based on their relative fair values at the closing date of the private placement. The Company incurred share issuance costs of $6,280 cash and issued 16,480 finders’ warrants (valued at $1,095) each exercisable to acquire a Common Share at a price of $0.09 per share for a period of 2 years from closing. In accordance with the Company’s accounting policy in regard to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 3 years, dividend yield of 0%, expected volatility of 129% and a risk free interest rate of 1.60%. In addition, the Company calculated the fair value of the finders’ warrants with use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 129% and a risk free interest rate of 1.60%.

On August 23, 2019 the Company completed the first tranche of a private placement financing consisting of 5,372,572 units at $0.105 per unit for gross proceeds of $564,120. Each unit consists of one Common Share and one half Common Share purchase warrant, with each warrant exercisable to acquire one Common Share for 3 years at an exercise price of $0.165. Cash proceeds from the private placement were allocated as $420,009 and $144,111, respectively, to the Common Shares and warrants issued in the private placement based on their relative fair values at the closing date of the private placement. The Company incurred share issuance costs of $18,830 cash and issued 164,686 finders’ warrants (valued at $9,629) each exercisable to acquire a Common Share at a price of $0.165 per share for a period of 3 years from closing. In accordance with the Company’s accounting policy in regard to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 3 years, dividend yield of 0%, expected volatility of 127% and a risk free interest rate of 1.41%. In addition, the Company calculated the fair value of the finders’ warrants with use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 127% and a risk free interest rate of 1.41%.

On October 9, 2019 the Company completed the second and final tranche of a private placement financing consisting of 2,197,657 units at $0.105 per unit for gross proceeds of $230,754. Each unit consists of one Common Share and one half Common Share purchase warrant, with each warrant exercisable to acquire one Common Share for 3 years at an exercise price of $0.165. Cash proceeds from the private placement were allocated as $174,122 and $56,632, respectively, to the Common Shares and warrants issued in the private placement based on their relative fair values at the closing date of the private placement. The Company incurred share issuance costs of $1,720 cash and issued 4,000 finders’ warrants (valued at $234) each exercisable to acquire a Common Share at a price of $0.165 per share for a period of 3 years from closing. In accordance with the Company’s accounting policy in regard to unit bifurcation, the Company calculated the relative fair value of the unit warrants with the use of the Black-Scholes option pricing model with the following assumptions: term of 3 years, dividend yield of 0%, expected volatility of 128% and a risk free interest rate of 1.59%. In addition, the Company calculated the fair value of the finders’ warrants with use of the Black-Scholes option pricing model with the following assumptions: term of 2 years, dividend yield of 0%, expected volatility of 128% and a risk free interest rate of 1.59%.

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Item 8. Exhibits and Financial Statement Schedules

(a)	The following documents are filed as part of this registration statement:

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

3.1	Articles of Medallion Resources Ltd, (formerly Hera Resources Inc.) dated October 10, 1989

3.2	Restated Articles of Medallion Resources Ltd., as approved by shareholders September 13, 2004

3.3	Restated Articles of Medallion Resources Ltd dated November 24, 2008

4.1**	Form of Warrant Agency Agreement with Computershare Limited

4.2**	Form of the Representative’s Warrant

4.3	Form of Warrant for Non-Brokered Private Placement

5.1**	Opinion of Maxis Law Corporation

10.1	License Agreement, by and between Medallion Research USA, Inc. and Purdue Research Foundation, dated February 17, 2021.

10.2#	Consulting Agreement, by and between Medallion Resources Ltd. and Sierra Peru PTY LTD, dated May 25, 2020.

10.3#	Consulting Agreement, by and between Medallion Resources Ltd. and ARN Perspective, dated January 1, 2022.

10.4#	2020 Medallion Resources Ltd. Stock Option Plan

10.5#	Consulting Agreement, by and between Medallion Resources Ltd. and Amvest Capital Inc., dated October 1, 2020.

10.6#	Consulting Agreement, by and between Medallion Resources Ltd. and Pacific Opportunity Capital Ltd., dated July 23, 2020.

10.7	Binding Offer by and between Medallion Resource Ltd. and Alfredo Ramos Plasencia dated April 22, 2022.

10.8	Form of Indemnification Agreement

21.1	Subsidiaries of the Registrant.

23.1	Consent of Davidson & Company LLP

23.2**	Consent of Maxis Law Corporation (included in Exhibit 5.1)

23.3	Consent of Alfredo Ramos Plasencia

24	Power of Attorney (included on the signature page of this registration statement)

99.1	Code of Conduct

107	Filing Fee Table

#	Management contract or compensatory plan.

**	To be filed by amendment.

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ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements;

(5) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is relying on Rule 430B, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(6) For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Medallion Resources Ltd.

Signature		Title	Date

By:	/s/ Mark Saxon	Chief Executive Officer and Director	May 12, 2022
	Mark Saxon	(Principal Executive Officer)

By:	/s/ Robert Doyle	Chief Financial Officer	May 12, 2022
	Robert Doyle	(Principal Accounting and Financial Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Saxon and Robert Doyle as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Rod C. McKeen
	Rod C. McKeen	Chairman	May 12, 2022

By:	/s/ David Shaw
	David Shaw	Director	May 12, 2022

By:	/s/ Andrew Morden
	Andrew Morden	Director	May 12, 2022

By:	/s/ Kurt Forrester
	Kurt Forrester	Director	May 12, 2022

By:	/s/ Gabriel Alonso-Mendoza
	Gabriel Alonso-Mendoza	Director	May 12, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Medallion Resources Ltd., has signed this registration statement on May 12, 2022.

Medallion Resources Ltd.

/s/ Lucosky Brookman LLP

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